Filed pursuant to Rule 424(b)(3)
Reg. No. 333-121288

13,599,250 Shares

Common Stock

     The selling shareholders named in this prospectus are offering up to 13,599,250 shares of common stock offered through this prospectus (the “Shares”). The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We may, however, receive proceeds upon the exercise of the warrants registered for sale hereunder in the event that such warrants are exercised.

Of the 13,599,250 shares of common stock registered:

  750,000 shares of our common stock and 1,378,750 shares of our common stock are issuable upon the exercise of warrants issued in a private placement of securities exempt from the registration requirements of the Securities Act, completed on December 23, 2005;

  2,458,000 shares of our common stock were issued upon the conversion of indebtedness on or about October 24, 2005;

  2,500,000 shares of our common stock and 1,700,000 shares of our common stock are issuable upon the exercise of warrants issued in a private placement of securities exempt from the registration requirements of the Securities Act, completed during the fiscal year ended December 31, 2006; and

  4,812,500 shares of our common stock are issuable upon the exercise of warrants that will be issued should the holders of our convertible debentures issued in a private placement of securities exempt from the registration requirements of the Securities Act completed in January 2007 convert the debentures into equity.

     Our common stock is presently quoted on the over-the-counter bulletin board (the “OTCBB”) under the trading symbol “APHY”. As a result, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. On February 12, 2008 the last sale price of our common stock as reported by the OTCBB was $0.15 per share.

     The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” beginning on page 10.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 14, 2008

     You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

This Prospectus Summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors”. Unless we state otherwise, the terms “we”, “us”, “our”, “company”, “management”, or similar terms collectively refer to Assured Pharmacy, Inc., a Nevada corporation, and its subsidiaries, as well as their respective predecessors. Some of the statements in this “Prospectus Summary” are forward-looking statements.

Our Business

     We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. (“Surforama”) and previously operated under the name eRXSYS, Inc. We changed our name to Assured Pharmacy, Inc. in October 2005. Since May 2003, we have been engaged in the business of establishing and operating pharmacies that specialize in the dispensing of highly regulated pain medication for acute chronic pain management. We recently expanded the reach of our business beyond pain management to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. Because our focus is on dispensing medication, we typically will not keep in inventory non-prescription drugs, or health and beauty related products, such as walking canes, bandages and shampoo. We primarily derive our revenue from the sale of prescription drugs.

     The majority of our business is derived from physicians’ prescriptions, and we have limited “walk-in” prescriptions.

     In April 2003, we entered into a joint venture with TPG Partners, L.L.C. (“TPG”) to form Safescript Pharmacies of California, L.L.C. (“Joint Venture”). This Joint Venture was formed to establish and operate pharmacies. We had a 51% ownership interest in the Joint Venture with TPG owning the remaining 49% (minority owner). In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”). The Joint Venture established our first pharmacy in Santa Ana, California and our second pharmacy in Riverside, California. On December 15, 2006, we entered into a Purchase Agreement with TPG and acquired all of its right, title and interest in 49 shares of common stock of API for $460,000 payable in monthly installments through February 15, 2009 and the issuance of 50,000 shares of our common stock. As a result of this acquisition, we increased our ownership interest in API to 100% making it a wholly-owned subsidiary and consequently resulting in the termination of our joint venture with TPG.

     In February 2004, we entered into an agreement with TAPG, L.L.C. (“TAPG”), a Louisiana limited liability company, and formed Safescript Northwest, Inc. (“Safescript Northwest”), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. (“APN”). In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies, and we will contribute technology, consulting services, and marketing expertise. Two pharmacies located in Portland, Oregon and one pharmacy located in Kirkland, Washington were opened pursuant to this joint venture with TAPG. Following the start-up period, we advanced interest-free loans to sustain operations at the pharmacies operated by APN. On March 6, 2006, these loans were converted into APN capital stock. Following the conversion of this debt into equity, we increased our ownership interest in APN from 75% to 94.8%. TAPG owns the remaining 5.2% interest.

     We currently have six operating pharmacies. The opening date and locations of our pharmacies are as follows:

Location	Opening Date

2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705	October 13, 2003
7000 Indiana, Ave., Suite 112, Riverside, California, 92506	June 10, 2004
12071 124th Avenue NE, Kirkland, Washington, 98034	August 11, 2004
10196 SW Park Way, Portland, Oregon, 97225	June 21, 2006
520 South El Camino Real – Building 4B, Gresham, Oregon, 97030	January 26, 2007
801 South Rancho Dr., Suite E3A, Las Vegas, Nevada, 89106	December 17, 2007

     We also previously operated a pharmacy at 3822 S.E. Powell Blvd., Portland, Oregon. This pharmacy was closed on February 6, 2008, and its operations were consolidated with those of our other pharmacy in Portland, Oregon.

     As of September 30, 2007, we had a working capital deficit of $3,094,864. We will be required to seek additional funds to finance our long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. Our auditors have raised substantial doubt about our ability to continue as a going concern.

History

      We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. and previously operated under the name eRXSYS, Inc. We changed our name to Assured Pharmacy, Inc. in October 2005. Since May 2003, we have been engaged in the business of establishing and operating pharmacies that specialize in the dispensing of highly regulated pain medication.

      In January 2004, we changed our fiscal year end from November 30 to December 31.

Office

     Our principal office is located at 17935 Sky Park Circle, Suite F, Irvine, California, 92614 and our phone number is 949-222-9971.

Offering Background

     We are filing this registration statement in order to register the resale by the selling stockholders of an aggregate of 13,599,250 shares of our common stock. A detailed description of those shares being registered is set forth below.

2005 Unit Offering

     On December 23, 2005, we completed an exempt offering of units. Each unit was priced at $0.80 and consisted of two (2) shares of common stock and one (1) warrant to purchase one (1) share of common stock at an exercise price of $0.60 exercisable for thirty-six (36) months after the close of the offering. In connection with this offering, we issued 3,820,000 shares of our common stock and 1,910,000 warrants to purchase shares of our common stock. During 2006, one purchaser exercised warrants to purchase 250,000 shares of our common stock.

Number of Shares Being Registered	Explanation

750,000	Shares of our common stock issued to
purchasers in this private placement of
securities exempt from the registration
requirements of the Securities Act.

1,378,750	Shares of our common stock underlying
the outstanding warrants issued to
investors in this private placement of
securities exempt from the registration
requirements of the Securities Act.

Debt Conversions

     During 2005, we issued an aggregate of 2,500,000 shares of our common stock in exchange for the conversion of debt and we are registering the resale of these shares in this registration statement.

Number of Shares Being Registered	Explanation

2,458,000	Shares of our common stock issued to a
creditor upon the conversion of
indebtedness outstanding on a line of

credit on or about October 24, 2005.

2006 Unit Offering

     During 2006, we completed an offering of units in a private placement of securities exempt from the registration requirements of the Securities Act. Each unit was priced at $0.80 and consisted of two (2) shares of common stock and one (1) warrant to purchase one (1) share of common stock at an exercise price of $0.60 exercisable for thirty-six (36) months after the close of the offering. In connection with this offering, we issued 4,425,000 shares of our common stock and 2,212,500 warrants to purchase shares of our common stock.

Number of Shares Being Registered	Explanation

2,500,000	Shares of our common stock issued to
purchasers in this private placement of
securities exempt from the registration
requirements of the Securities Act.

1,700,000	Shares of our common stock underlying
the warrants issued to investors in this
private placement of securities exempt
from the registration requirements of the
Securities Act.

Convertible Debenture Offering

     In January 2007, we completed a private offering of unsecured convertible debentures (“Debentures”) carrying an interest rate of 18% per annum. Each Debenture matures on the first anniversary of the date of its issuance. The Debentures provided that all the interest is payable solely in the shares of our common stock on the issuance date. The number of shares issued as interest was calculated based upon the average closing price for our common stock on the OTCBB for the five (5) consecutive trading days preceding the issuance date. Each Debenture holder has the right to convert its Debenture into fully paid non-assessable shares of our common stock at a conversion price of $0.40 per share. For every two (2) shares of common stock a Debenture holder receives upon conversion, the holder will also receive a warrant to purchase one (1) share of common stock at an exercise price of $0.60 exercisable for 12 months after the conversion date and one (1) share of common stock at an exercise price of $0.80 exercisable for 24 months. The total proceeds raised from the issuance of the Debentures through January 2007 was $2,458,500. Subsequent to January 2007, we have sold additional Debentures in the aggregate principal amount of $1,625,000. The shares of our common stock potentially issuable in the event of the conversion of these additional Debentures, together with shares of our common stock issued to the holders of these Debentures as interest, are not included in this registration statement. We do not currently have sufficient funds to repay the Debentures. We intend to secure additional financing through additional debt or equity financing arrangements. There can be no assurance that we will be successful in raising all of the additional funding that we are seeking.

Number of Shares Being Registered	Explanation

2,406,250	The total number of shares of our common
stock underlying warrants which are
potentially issuable and would be
exercisable at the exercise price of $0.60 in
the event that all holders of convertible
debentures issued in this exempt offering
convert the entire principal amount into
shares of our common stock.

2,406,250	The total number of shares of our common
stock underlying warrants which are
potentially issuable and would be
exercisable at the exercise price of $0.80 in
the event that all holders of convertible
debentures issued in this exempt offering
convert the entire principal amount into
shares of our common stock.

Offering Summary

Securities Being Offered	Up to 13,599,250 shares of our common stock of which
include 5,708,000 that are currently issued and outstanding, and 7,891,250 issuable upon the exercise of warrants.

Offering Price and Alternative Plan of	All shares being offered are being sold by existing shareholders
Distribution	without our involvement, so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Securities Issued and to be Issued	54,263,085 shares of our common stock are issued and
outstanding as of December 31, 2007. As of December 31, 2007,
10,858,658 of our issued shares are held as
treasury stock. All of the common stock to be sold under this prospectus will be sold by existing shareholders. Our issued and outstanding shares will increase if warrants issued to the selling shareholders are exercised into common stock. If all of the
warrants issued to the selling shareholders are exercised into common stock and the outstanding debenture are converted into shares of our common stock, we will have 79,253,084 shares of common stock issued and outstanding.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, prospects, financial condition, and results of operations may have changed since that date.

SELECTED HISTORICAL FINANCIAL DATA

     The following condensed statement of operations data for the years ended December 31, 2006 and 2005, and the selected balance sheet data at December 31, 2006 and 2005, are derived from our financial statements and the related notes, audited by Miller Ellin & Company LLP, our independent auditors, and Squar, Milner, Peterson, Miranda & Williamson, LLP, our former independent auditors. Our financial statements and the related notes as of December 31, 2006 and 2005 and for the two years then ended are included elsewhere herein. The unaudited selected statement of operations data for the nine months ended September 30, 2007 and 2006, and the unaudited consolidated selected balance sheet data at September 30, 2007 and 2006, are derived from our unaudited financial statements, which have been prepared on a basis consistent with our audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations. The results of operations for any interim period are not necessarily indicative of results to be expected for the entire year. The following data should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.

Statement of Operations Data:

	Years Ended December 31,		Nine Months Ended
			September 30,
	2006	2005	2007	2006

Sales	$ 7,897,118	$ 3,836,737	$9,716,372	$5,720,869
Cost of sales	6,222,267	3,120,958	7,287,141	4,310,959
Gross profit	1,674,851	715,779	2,429,231	1,409,910
Total operating expenses	5,871,564	6,633,595	4,189,750	4,300,411
Total other (expense) income	(363,882)	844,889	(455,120)	(209,396)
Loss before minority interest	(4,560,595)	(5,072,927)	(2,215,639)	(3,099,897)
Minority interest	58,756	275,835	(16,892)	(45,086)

Net loss	$(4,501,839)	$(4,797,092)	$(2,232,531)	$(3,144,983)

Earnings per Share Information:
Basic and diluted net loss per
share	$(0.09)	$(0.12)	$(0.04)	$(0.06)

Balance Sheet Data:
	At December 31,		At September 30,
	2006	2005	2007	2006

Cash and cash equivalents	$ 466,404	$356,641	$267,584	$413,512
Working capital	(957,913)	(741,913)	(3,094,864)	726,517
Total assets	3,276,942	1,621,356	4,171,261	2,536,636
Total debt	2,945,494	855,000	4,256,216	1,516,229
Stockholders’ deficit	(1,377,972)	(793,361)	(3,062,880)	(839,686)

RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Due to any of these risks, you may lose all or part of your investment.

Risks Related to Our Business

If we do not obtain additional financing, we may be required to discontinue operations.

     As of September 30, 2007, we had cash in the amount of $267,584. During the fourth quarter of fiscal 2006 and in 2007, we received financing in private equity and debt offerings exempt from the registration requirements of the Securities Act. However, we still require additional financing to implement our business plan for the next twelve months. Our total liabilities as of September 30, 2007 were $6,559,090. Our management anticipates that our current cash on hand is insufficient for us to operate our six existing pharmacies at the current level through the end of the fiscal 2008. Our business plan calls for ongoing expenses in connection with salary expense, implementing new marketing strategies, and establishing additional pharmacies. These expenditures are anticipated to be approximately $5,000,000 for fiscal 2008. In order to continue to pursue our business plan to establish and operate additional pharmacies, we will require additional funding. If we are not able to secure additional funding, the implementation of our business plan will be delayed and our ability to expand and develop additional pharmacies will be impaired. We intend to secure additional funding through increased sales generated by our operations and additional debt or equity financing arrangements. There can be no assurance that we will be successful in raising all of the additional funding that we are seeking.

If we are unable to support our current debt service and liabilities as they come due, we may be required to discontinue operations.

     Our business is highly leveraged, and had total debt in the amount of $4,256,216 at September 30, 2007. This debt includes the $2,883,500 of unsecured convertible notes described herein. If we are unable to meet our debt service obligations or default on our obligations in any other way, even if we are otherwise generating positive revenue, we could lose substantially all of our business assets as well as being held liable for any deficiency in payment. The net result of such a failure would likely be the end of our business operations.

Because we have a short operating history and a new business model, it is difficult to evaluate our future prospects and this increases the risk of your investment.

     We were incorporated in October 1999. Our Internet web site was also developed in 1999 and never made a profit. We abandoned our prior business model and acquired a new business opportunity. This new business model has not been proven successful or been tested by any other company in any respect. Accordingly, you have a limited opportunity to evaluate our business and future prospects because we have a limited operating history under our current business model. There is no certainty that future operations will be profitable. There is a risk that we will be unable to develop a broad enough customer base to conduct enough volume to pay our operating costs. A limited operating history requires frequent evaluation to improve operations and/or remedy unforeseen difficulties that may occur. If we are unable to remedy unforeseen difficulties that materialize, our ability to achieve profitable operations could be impaired. An investor should consider the risks, expenses and uncertainties of a company like ours that has only recently commenced business operations. If we are unsuccessful in addressing these risks, we will likely be required to discontinue operations.

Because we have only recently commenced business operations, we have incurred significant operating losses.

     As we pursue our business plan, we are incurring increasing expenses and expect to do so for the foreseeable future. We incurred an operating loss in the amount of $1,760,519 for the nine months ended September 30, 2007, $4,196,713 for the year ended December 31, 2006 and an operating loss in the amount of $5,917,816 for the year ended December 31, 2005. As of September 30, 2007, we had an accumulated deficit of approximately $21,967,907 and recurring losses from operations. The term accumulated deficit means the total losses of the company over the life of the company. This differs from profitability in that profitability generally refers to profits in a defined period of time. We anticipate that we will incur increased operating expenses while we undertake our plan to establish additional pharmacies. Therefore, we expect to incur significant losses until such time that each pharmacy opened is cash flow positive. There can be no assurance that each pharmacy opened will achieve profitable operations.

If we are unable to generate significant revenues from our operations, our business will fail.

     As we pursue our business plan, we are incurring significant expenses. We incurred operating expenses for the nine months ended September 30, 2007 in the amount of $4,189,750 and had gross profit of $2,429,231 on sales of $9,716,372 for the same period. We incurred operating expenses for the year ended December 31, 2006 in the amount of $5,871,564 and had gross profit of $1,674,851 on sales of $7,897,118 for such period. The success and viability of our business is contingent upon generating significant revenues from the operations of our pharmacies such that we are able to pay our operating expenses and operate our business at a profit. Currently, we are unable to generate significant revenues from our existing business to pay our operating expenses and operate at a profit. In the event that we remain unable to generate significant revenues from our pharmacies to pay our operating expenses, we will not be able to achieve profitability or continue operations. In such circumstance, you may lose all of your investment.

     Our accountants have raised substantial doubt with respect to our ability to continue as a going concern.

     As noted in our financial statements, we have only recently commenced operations. At September 30, 2007, we had an accumulated deficit of $21,967,907, recurring losses from operations and negative cash flows from operating activities of $1,458,257 for the nine months then ended. We also had negative working capital of $3,094,864 as of September 30, 2007. The audit report of Miller, Ellin & Company, LLP for the fiscal year ended December 31, 2006 contained a paragraph that emphasizes the substantial doubt as to our continuance as a going concern. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

     The success of our business operations depends upon our ability to generate increased sales and obtain further financing to complete the successful development of our business plan and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then we may be required to discontinue our operations.

If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively and execute our business plan.

     We depend on the services of our senior management. We retained the services of Robert DelVecchio to serve as our Chief Executive Officer and Haresh Sheth to serve as our Chief Financial Officer. Our success depends on the continued efforts of Messrs. DelVecchio and Sheth. The loss of the services of either of Mr. DelVecchio or Mr. Sheth could have an adverse effect on our business, prospects, financial condition, and results of operations.

As our business develops, our success is largely dependent on our ability to hire and retain highly qualified managerial, sales and technical personnel. These managerial, technical and sales personnel are generally in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by other businesses. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to grow effectively and implement our business plan.

We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.

     There is a nationwide shortage of qualified pharmacists. We current employ six pharmacists, one pharmacist at each operating pharmacy. Although we have not experienced any difficulty recruiting pharmacists in the past, we may experience difficulty attracting, hiring and retaining qualified pharmacists in the future. If we are unable to attract, hire and retain enough qualified pharmacists, our business, prospects, financial condition, and results of operations could be adversely affected.

If competition increases, our ability to attract and retain customers or expand our business could be impaired.

     We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, mail order pharmacies and drug importation. Competition in this industry is intense primarily because national pharmacies including Walgreens and CVS Pharmacy have expanded significantly and prescription drugs are now offered at a variety of retail establishments when traditionally prescription drugs were only provided at local pharmacies. Supermarkets and discount stores now maintain retail pharmacies onsite as a part of a business plan to provide consumers with all of their retail needs at one location. Retail pharmacies such as Walgreens, CVS Pharmacy, and Rite Aid use proprietary and/or commercialized paperless prescription technology in their pharmacy operations. Many of these retail pharmacies rely substantially on the sale of non-prescription drugs or health and beauty related products to generate revenue. Our management is unaware of any company that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management and also provide technological support to physicians to enable them to e-prescribe medication for their patients to the pharmacy. It is possible that significant competition may emerge or chain retail pharmacies will revise their business model and focus on dispensing pharmaceutical products to patients who require medication for chronic pain management. If competitors emerge and offer competing products and services that achieve greater market acceptance, our business, prospects, financial condition, and results of operations could be negatively impacted. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. We may also fail to attract and retain consumers because they may prefer to purchase all of their consumer goods at one retail location. We cannot assure you that we will be able to continue to compete effectively in our market or increase our sales volume in response to further increased competition. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. If we are unable to compete effectively with our competition, we will not be able to attract and retain business resulting in a loss of business and potential discontinuation of operations.

If we have difficulty adapting our service to accommodate any concerns of physicians and technological advances, our business, prospects, financial condition, and results of operations could be materially adversely affected.

     To be successful, our web portal that physicians have the ability to utilize has to perform well and the service we provide at the pharmacy has to be efficient. Our business plan calls for us to continually assess the technology we utilize and improve our efficiency. We must continuously evaluate and implement the most user-friendly technology. Feedback that we receive from physicians may require that we add new features and functionality to the technology we utilize. Our inability to adequately address any functionality concerns of physicians could have adverse consequences such as a loss of business. If we are unable to provide technology that is user-friendly, we could experience a loss of business.

Our results of operations could be materially adversely affected if we are not able to supply our pharmacies with adequate inventory.

     In the event that we are unable to maintain adequate inventory in any of our pharmacies, we could experience an interruption in our ability to service customers. During the year ended December 31, 2006, we purchased 99.9% of our inventory of prescription drugs from one wholesale drug vendor. Although management believes we could obtain our inventory though another distributor at competitive prices and upon competitive payment terms if our relationships with the wholesale drug vendor were terminated, there can be no assurance that the termination of such a relationship would not adversely affect our business, prospects, financial condition, and results of operations.

If some third party payors continue to restrict our ability to participate as suppliers of medication to participants in their health coverage plans, we may experience loss of business resulting in a material adverse financial impact on our financial results.

     Some third party payors. such as Health Net in California, have placed a moratorium on additional pharmacies which they will sanction as a supplier of medication to participants enrolled in the health benefit plans that they administer. The failure of third party payors to approve additional pharmacies as suppliers of medication to participants enrolled in their health benefit plans could have a material adverse financial impact on our business, prospects, financial condition, and results of operations.

Because we are dependent on third-party payors, our business is volatile and there is an increased risk of loss of your investment.

     Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. Health benefit plans include insurance companies, governmental health programs, workers’ compensation, self-funded ERISA plans, health maintenance organizations, health indemnity insurance, and other similar plans. In general, a health benefit plan agrees to pay for all or a portion of a customer's eligible prescription purchases. Any significant loss of third-party payor business for any reason could have a material adverse effect on our business and results of operations. These third-party payors could unilaterally change how they reimburse us, without our prior approval, for the prescription drugs that we provide to their members. The passing in December 2003 of the Medicare Prescription Drug, Improvement and Modernization Act will grant a prescription drug benefit to participants. As a result of this benefit, we may be reimbursed for some prescription drugs at prices lower than our current reimbursement levels. There have been a number of recent proposals and enactments by various states to reduce Medicaid reimbursement levels in response to budget problems, some of which propose to reduce reimbursement levels in the applicable states significantly, and we expect other similar proposals in the future. If third-party payors reduce their reimbursement levels or if Medicare or state Medicaid programs cover prescription drugs at lower reimbursement levels, our margins on these sales would be reduced, and the profitability of our business and our results of operations, financial condition or cash flows could be adversely affected. Additionally, there are no guarantees that health benefit plans will contract with our pharmacies.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud resulting in current and potential stockholders losing confidence in our financial reporting.

     Effective internal controls are necessary for us to provide reliable financials reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Our quarterly financial results are subject to significant fluctuation, and if our future results are below the expectations of investors, the price of our common stock would likely decline.

     Our operating results have in the past and could in the future vary significantly from quarter to quarter. Our quarterly operating results are likely to be particularly effected by the number of physicians that utilize our e-scripting technology to prescribe medication for their patients and the volume of medication that they prescribe. Other factors that could affect our quarterly operating results include:

  our ability to attract new customers and retain our current customers;

  the emergence of competition;

  the amount and timing of operating expenses and capital expenditures relating to the business.

     As a result of these and other factors we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. In addition, we may be unable to accurately forecast our operating results because of our short operating history.

Because our common stock is quoted on the OTCBB and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

     Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by the NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Risk Factors Relating to Our Industry

Our industry is subject to substantial federal and state regulation, compliance with which can be costly and time consuming.

     The operation of pharmacies is highly regulated and there are extensive federal and state government regulations affecting companies that dispense pharmaceutical products. Each pharmacy location must be licensed by the state government. The licensing requirements vary from state to state. An additional registration certificate must be granted by the Drug Enforcement Agency, and, in some states, a separate controlled substance license must be obtained to dispense Class 2 drugs. In addition, pharmacies selling Class 2 drugs are required to maintain extensive records and often report information to state agencies. The operation of our business is contingent upon compliance with governmental regulations. In the event that a state should revoke a current pharmacy’s license or deny any potential store licenses, our future revenue could be materially impacted in a negative manner. Lastly, new government regulations cannot be predicted and our business could be adversely affected if compliance with new government regulation becomes extremely onerous.

Risk Factors Relating to this Offering

If the selling shareholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.

     The selling shareholders are offering 13.599,250 shares of our common stock through this prospectus. Our common stock is presently quoted on the OTCBB and any sale of shares at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. We cannot predict the effect, if any, that future sales of shares of our common stock into the market, including those acquirable by the possible conversion of warrants into shares of common stock, will have on the market price of our common stock. Sales of substantial amounts of common stock, including shares issued upon the exercise of warrants and stock options into common stock, or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Forward-Looking Statements

     This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as “anticipate,” “believe,”“estimate,”“expect,”“intend,”“predict,”“project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus. Factors that can cause or contribute to these differences include those described under the headings “Risk Factors,” “Business” and “Management Discussion and Analysis.”

     If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual result may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus that would cause actual results to differ before making an investment decision.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We estimate that we will receive $8,843,460 in proceeds assuming the exercise in full of the warrants described herein. We intend to use the net proceeds of such exercises for general corporate purposes and working capital purposes.

DIVIDEND POLICY

     We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

      The following table presents our capitalization as of September 30, 2007. You should read the following table in conjunction with “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

September 30, 2007

Convertible Debentures	2,883,500
Notes payable to related parties and stockholders	1,372,716
Total debt	$4,256,216

Stockholders’ equity
Preferred shares, par value $0.001 per share, 5,000,000	$ -
shares authorized; no preferred shares issued or
outstanding,
Common shares, par value $0.001 per share, 150,000,000	64,796
shares authorized, 64,631,116 common shares issued
Treasury stock (10,858,658 shares)	(2,849,366)
Additional Paid in Capital	21,142,007
Accumulated Deficit	(21,967,907)
Total stockholders’ deficit	(3,062,880)

Total capitalization	$ 1,193,336

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our financial statements and related notes filed as an exhibit to the registration statement of which this prospectus forms a part.

Overview

Forward-Looking Statements

      Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Business Description

     We currently have six operating pharmacies. As a result of the growth in our business and improvement in our operations, our management is seeking to expand our business by establishing additional pharmacies which are wholly-owned. Our management anticipates opening ten additional wholly-owned pharmacies during 2008. Opening new pharmacies, however, will require additional funding from external sources. In August 2007, we executed a lease for our seventh pharmacy in Lomita, California. We anticipate that operations at the Lomita location will commence prior to the end of the second quarter of 2008. We are currently considering future locations within or in close proximity to medical facilities located in major metropolitan areas in Arizona, California, Nevada, Oregon, Texas, and Washington.

      Our pharmacies have principally specialized in dispensing highly regulated pain medication for acute chronic pain management. During 2006, we expanded the reach of our business beyond pain management to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. Our management attributes the recent growth in our business in part to our being able to fill prescriptions that can accommodate a broader range of customers.

      Typical retail pharmacies either do not keep in inventory or maintain limited amounts of highly regulated medications. As a result, the time it takes for a traditional retail pharmacy to fill these prescriptions is prolonged. Our specialty pharmacies maintain an inventory of highly regulated medication that is specifically tailored to the needs of our recurring customers. This practice frequently enables our pharmacies to fill customers’ prescriptions from its existing inventory and decreases the wait time required to fill these prescriptions. Our focus and familiarity with dispensing highly regulated medications better positions our pharmacists to understand the needs of our customers.

     In an attempt to further expand our business and improve our marketing plan, we retained the marketing firm of Rainmaker & Sun Integrated Marketing, Inc. (“Rainmaker”). With the assistance of Rainmaker, we launched a new marketing campaign in July 2006 which consisted primarily of print advertisements in newspaper inserts, on billboards, bus shelter displays and in direct mailings targeted to consumers in the Seattle, Washington and Los Angeles, California test markets. These marketing efforts did not reach the level of success anticipated by management. Our management decided to discontinue these marketing efforts in favor of increasing our sales force because the efforts of our sales personnel have produced the greatest success in significantly increasing our business. Based upon the success of our sales personnel, our management has committed to staffing each pharmacy with its own sales person who will be exclusively responsible for generating sales. Our management anticipates that this staffing model will continue to have a positive material impact on our operations.

The table set forth below summarizes the number of prescriptions filled by our six operating pharmacies during the three and nine months ended September 30, 2007 and 2006.

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Total Number	26,403	14,816	68,421	38,229
of Prescriptions
Average Prescriptions	2,031	1,140	1,754	980
Per Week

Our second pharmacy established in Portland, Oregon commenced operations on June 21, 2006 and generated minimal prescription sales during the period ended September 30, 2006. Our pharmacy in Gresham, Oregon began filling prescriptions during the three months ended March 31, 2007. Excluding the prescriptions filled at these pharmacies and based upon only our four pharmacies which had active operations during the three and nine months ended September 30, 2007 and 2006 the total number of prescriptions filled at our pharmacies for the three months ended September 30, 2007 increased to 19,776 which is approximately a 40% increase from the 14,101 total prescriptions filled at these same four pharmacies during the three months ended September 30, 2006. The total number of prescriptions filled at these same four pharmacies for the three months ended September 30, 2007 increased by approximately 8% from the 18,329 total prescriptions filled at the same four pharmacies in the prior three months ended June 30, 2007. These same four pharmacies filled 54,540 prescriptions during the nine months ended September 30, 2007, which is a 45% increase from the 37,514 total prescriptions filled at these same four pharmacies during the nine months ended September 30, 2006. Our management primarily credits the increases in our business to the efforts of additional sales personnel added during the reporting period and the expanded reach of our business beyond pain management.

      During 2006, we implemented a monthly call program where our pharmacies contact each recurring patient directly on a monthly basis to ensure that the patient has experienced no complications with the prescribed medication and to inquire into whether the patient needs the prescription refilled. At the time of each monthly call, our pharmacies also inquire into whether other members of the household also need a prescription refilled. Our management believes that the monthly call program has enhanced consumer loyalty and will continue to increase the total number of prescriptions filled at our pharmacies.

      On an ongoing basis, our management is evaluating our operations and seeking additional opportunities to expand our business. During the fiscal quarter ended March 31, 2006, we established a working relationship with a specialty compounding pharmacy, which enabled our pharmacies to fill prescriptions for custom compounded drugs. Since this time, we established a relationship with another compound drug provider to increase our available inventory of compounded drugs. Pharmaceutical compounding is the combining, mixing, or altering of ingredients to create a customized medication for an individual patient in response to a licensed physician’s prescription. Physicians often prescribe compounded medications for reasons that include situations where there is not presently a commercially available drug to treat the unique health condition of an individual patient or to combine several medications the patient is taking to increase compliance. Custom compounded drugs can offer additional means of treating chronic pain. We anticipate that our ability to fill prescriptions for custom compounded drugs will expand our business and enable us to better service patients who require treatment for chronic pain management. During the three months ended September 30, 2007, we filled 157 prescriptions for custom compounded drugs with an associated gross profit margin of 68%. Our management is committed to expanding the sales of compounded drugs due to the higher associated gross profit margin relative to other non-compounded drugs including generic brands.

      Our management also determined that we could expand our business through developing arrangements with third party health plan providers to accept traditional co-payments and fill prescriptions for their members who rely upon overnight courier for delivery of their prescription. Our management believes that such arrangements will broaden our consumer base and enable us to access a particular niche of consumer that receives their prescriptions exclusively via courier as opposed to patronizing traditional retail pharmacy locations.

      On January 3, 2006, we incorporated Assured Pharmacy Plus, Corp. (“Plus Corp.”) as a wholly-owned subsidiary to develop this opportunity. We entered into an arrangement with Affiliated Healthcare Administrators (“AHA”), a third party health plan administrator, to provide prescription service to their members. Under the arrangement with AHA, our pharmacies provide prescription service to AHA members upon receipt of a traditional co-payment. Thereafter, we process the prescription claim with AHA and receive the remaining balances due for their member’s prescription purchases. Plus Corp. processes claims relating to the prescription filled at our pharmacies for AHA members in exchange for an administration fee. Our management is contemplating expanding the operations of Plus Corp. by licensing the entity as a pharmacy that exclusively focuses on servicing the niche of consumers that are members of third party health plan administrators and receive their prescriptions exclusively via courier.

      Also on January 3, 2006, we incorporated Assured Pharmacy DME, Corp. (“DME”) as a wholly-owned subsidiary for the purpose of facilitating and making available specialized medical equipment to our consumers. We established a relationship with a provider of specialized medical equipment to make these products available to our consumers. In July 2006, we began notifying our consumers of the availability of these products by disseminating a notification with each prescription filled at our pharmacies. We accept and process orders for specialized medical equipment. We will not maintain any inventory of specialized medical equipment at any of our pharmacies. All orders will be shipped directly to the consumer from a product wholesaler. The gross profit margin on orders we received for specialized medical equipment during the year ended December 31, 2006 was approximately 63%. Our management was encouraged by our consumers’ early response to our offering of specialized medical equipment, but has not committed any significant resources to expanding this area because it is presently allocating our resources towards developing future locations and increasing our sales of custom compounded drugs.

      Our revenue generated from the operations of Plus Corp. and DME for the three and nine months ended September 30, 2007 has been relatively insignificant to our business. To date, our management has not advanced these opportunities because our resources are currently being devoted to expanding the sales of compounded drugs, focusing on the establishment of additional pharmacies, and growth within our existing pharmacy locations. Our management anticipates focusing more on these opportunities during 2008 or at such time that allocating resources to these opportunities is in our best interest.

Results of Operations for the Years Ended December 31, 2006 and 2005

Revenues

     Our total revenue reported for the year ended December 31, 2006 was $7,897,118, an increase of 106% from $3,836,737 for the year ended December 31, 2005. Our revenue for the years ended December 31, 2006 and 2005 was generated almost exclusively from the sale of prescription drugs. The average revenue generated per prescription during the years ended December 31, 2006 was $146. We generated more revenue in the year ended December 31, 2006 than in any other annual period since our inception.

     The table set forth below shows our total reported gross revenue generated for each quarterly period during fiscal 2005 and 2006:

	2005	2006
Quarterly Period Ended March 31	$648,402	$1,515,645
Quarterly Period Ended June 30	$789,404	$1,894,976
Quarterly Period Ended September 30	$980,181	$2,310,248
Quarterly Period Ended December 31	$1,418,749	$2,176,249

     Our management attributes the significant increase in our revenue from the prior fiscal year to our successful marketing efforts and an expansion of our business beyond the pain management sector to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. Our management anticipates that our revenues generated will continue to increase based upon the efforts of additional sales personnel retained during the reporting period and the establishment of additional pharmacies in the current year. After approximately a two year period without opening any additional pharmacy locations, we opened our fifth pharmacy located in Portland, Oregon on June 21, 2006 and our sixth pharmacy located in Gresham, Oregon on January 26, 2007. Although the operations at these new locations had no material impact on our results of operations, we anticipate the establishment of these pharmacies and additional locations will increase our revenues for the fiscal year ending December 31, 2007.

Cost of Sales

     The total cost of sales for the year ended December 31, 2006 was $6,222,267, a 99% increase from $3,120,958 for the year ended December 31, 2005. The cost of sales consists primarily of the pharmaceuticals. The increase in cost of sales is primarily attributable to increased sales in the reporting period. Our sales increased in the year ended December 31, 2006 by 106%.

     During the fiscal year ended December 31, 2005, we negotiated cost reductions and more favorable credit terms with our primary drug supplier. As a result, we incurred lower costs of sales on a per unit basis during the year ended December 31, 2006.

Gross Profit

     Gross profit increased to $1,674,851, or approximately 21%, for the year ended December 31, 2006. This is an increase from a gross profit of $715,779, or approximately 19% of sales for the year ended December 31, 2005.

     The increase in the gross profit percentage for the year ended December 31, 2006 when compared to the prior fiscal year is attributable to increased sales of generic type drugs which have lower costs and higher gross margins. In addition, we negotiated cost reductions and more favorable credit terms from our primary pharmaceutical supplier during the year ended December 31, 2005.

Operating Expenses

     Operating expenses for the year ended December 31, 2006 was $5,871,564, a 11% decrease from $6,633,595 for the year ended December 31, 2005. Our operating expenses for the year ended December 31, 2006 consisted of salaries and related expenses of $2,193,682, consulting and other compensation of $1,555,354, and selling, general and administrative expenses of $2,122,528. Our operating expenses for the year ended December 31, 2005 consisted of salaries and related expenses of $3,574,137, consulting and other compensation of $1,579,524, selling, general and administrative expenses of $1,286,053 and restructuring charges of $193,881.

     Salaries and related expenses were significantly higher in the year ended December 31, 2005 when compared to the current fiscal year primarily as a result of out of the money options valued at $1,950,000 and common stock valued at $70,000 granted to our executive officers in 2005. The increase in consulting and other compensation is primarily attributable to the amortization resulting from the issuance of shares of restricted common stock to consultants over the life of the consulting agreements. The increase in selling, general and administrative expenses is primarily attributable to the expenses associated to launch our new marketing plan.

Other Income and Expense

     During the year ended December 31, 2006, we reported other expenses in the amount of $363,882, compared to reporting other income in the amount of $844,889 for the prior year. The other income reported during the year ended December 31, 2005 was primarily attributable to the forgiveness of a note payable in the amount of approximately $1,013,000.

     We incurred interest expense of $201,735 during the year ended December 31, 2006 and $131,539 during the year ended December 31, 2005. Interest expense for the year ended December 31, 2006 was incurred on financing from related parties and on convertible debentures issued during the reporting period.

Net Loss

     Net loss for the year ended December 31, 2006 was $4,501,839, compared to net loss of $4,797,092 for the year ended December 31, 2005. The decrease in our net loss was primarily attributable to increased gross profit and lower operating expenses during the reporting period.

     Our loss per common share for the year ended December 31, 2006 was $0.09, compared to a loss per common share of $0.12 for the year ended December 31, 2005.

Results of Operations for the three and nine months ended September 30, 2007 and 2006

Sales

      Our total revenue reported for the three months ended September 30, 2007 was $3,676,798, a 59% increase from $2,310,248 for the three months ended September 30, 2006 and an 11% increase from the prior three month period ended June 30, 2007. Our total revenue reported for the nine months ended September 30, 2007 was $9,716,372, an approximate 70% increase from $5,720,869 for the nine months ended September 30, 2006.

      Our revenue for the three and nine months ended September 30, 2007 and 2006 was generated almost exclusively from the sale of prescription drugs. We generated more revenue in the three months ended September 30, 2007 than in any other quarterly period since our inception.

      The table set forth below shows our total reported gross revenue generated for each quarterly period during fiscal 2005, 2006, and 2007:

	2005	2006	2007
Quarterly Period Ended March 31	$ 648,402	$1,515,645	$2,733,683
Quarterly Period Ended September 30	$ 789,404	$1,894,976	$3,305,891
Quarterly Period Ended September 30	$980,181	$2,310,248	$3,676,798
Quarterly Period Ended December 31	$1,418,749	$2,176,249	-

      Management attributes the significant increase in our revenue from the prior quarterly period and the same reporting period in the prior year to the increase in our sales force, the establishment of new pharmacies, and an expansion of our business beyond the pain management sector to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. Our management anticipates that revenues will continue to increase based upon the efforts of additional sales personnel retained and the establishment of additional pharmacies in the current year.

Cost of Sales

      The total cost of sales for the three months ended September 30, 2007 was $2,826,026, a 64% increase from $1,719,320 for the three months ended September 30, 2006. For the nine months ended September 30, 2007, the total cost of sales increased 69% to $7,287,141, from $4,310,959 for the nine months ended September 30, 2006. The cost of sales consists primarily of the pharmaceuticals. The increase in the cost of sales is primarily attributable to the increased sales in the reporting period.

Gross Profit

      Gross profit increased to $850,772, or approximately 23% of sales, for the three months ended September 30, 2007, as compared to gross profit of $590,928, or approximately 25% of sales for the three months ended September 30, 2006. The decrease in our gross profit percentages for the three months ended September 30, 2007 when compared to the same reporting period in the prior fiscal year is primarily attributable to a change in legislation affecting our California pharmacies resulting in lower profits on reimbursements for prescriptions related to workers compensation claims.

      Gross profit increased to $2,429,231, or approximately 25% of sales, for the nine months ended September 30, 2007, as compared to gross profit of $1,409,910, or approximately 25% of sales for the nine months ended September 30, 2006. There has been no change in our gross profit percentage for the nine months ended September 30, 2007 when compared to the same reporting period in the prior fiscal year. Increase in gross profit is primararily due to increase in sales volume.

Operating Expenses

      Operating expenses for the three months ended September 30, 2007 were $1,405,718, a 1% decrease from $1,426,963 for the three months ended September 30, 2006. Our operating expenses for the three months ended September 30, 2007 consisted of salaries and related expenses of $654,326, consulting and other compensation of $224,650, and selling, general and administrative expenses of $526,742. Our operating expenses for the three months ended September 30, 2006 consisted of salaries and related expenses of $500,382, consulting and other compensation of $384,218, and selling, general and administrative expenses of $542,363.

      Operating expenses for the nine months ended September 30, 2007 were $4,189,750, a 2% decrease from $4,300,411 for the nine months ended September 30, 2006. Our operating expenses for the nine months ended September 30, 2007 consisted of salaries and related expenses of $1,948,442, consulting and other compensation of $672,285, and selling, general and administrative expenses of $1,569,023. Our operating expenses for the nine months ended September 30, 2006 consisted of salaries and related expenses of $1,580,847, consulting and other compensation of $1,210,918, and selling, general and administrative expenses of $1,508,646.

      Salaries and related expenses were significantly higher in the three and nine months ended September 30, 2007 when compared to the three and nine months ended September 30, 2006 primarily attributable to retaining additional personnel to adequately staff our second location in Portland, Oregon which we opened in June 2006 and our Gresham, Oregon location which opened in January 2007. The decrease in consulting and other compensation for the three and nine months ended September 30, 2007, when compared to the three and nine months ended September 30, 2006, is primarily attributable a reduction in the number of consultants retained during the reporting period. The increase in selling, general and administrative expenses for the nine months ended September 30, 2007, as compared to the same reporting period in the prior year was primarily a result of granting to outside members of our board of directors common stock valued at $120,000 during the first quarter of 2007.

Other Expenses

      During the three months ended September 30, 2007, we reported other expenses in the amount of $162,607, compared to $107,142 for the three months ended September 30, 2006.

      During the nine months ended September 30, 2007, we reported other expenses in the amount of $455,120, compared to $209,396 for the nine months ended September 30, 2006.

      Other expenses reported during the three and nine months ended September 30, 2007 consisted almost entirely of interest expense which was incurred in connection with our acquisition of 49% of the ownership interest in Assured Pharmacies Inc. and interest on convertible debentures issued in a private offering. Interest expense for the three and nine months ended September 30, 2006 was incurred on financing from related parties. The increase in other expenses is primarily due to interest expense attributable to the issuance of convertible debentures.

Net Loss

      Net loss for the three months ended September 30, 2007 was $722,185, a 26% decrease from the net loss of $981,085 for the three months ended September 30, 2006. Net loss for the nine months ended September 30, 2007 was $2,232,531, a 29% decrease from the net loss of $3,144,983 for the nine months ended September 30, 2006. The decrease in our net loss was primarily attributable to increased gross profit and lower operating expenses during the reporting periods. When comparing the three months ended September 30, 2007 to the same reporting period in the prior year, we were able to increase gross profit by approximately 44% while simultaneously reducing operating expenses by 1%. When comparing the nine months ended September 30, 2007 to the same reporting period in the prior year, we were able to increase gross profit by approximately 72% while simultaneously reducing operating expenses by 2%. Our management believes that this is a favorable trend toward profitability.

      Our loss per common share for the three months ended September 30, 2007 was $0.01, compared to a loss per common shares of $0.02 for the three months ended September 30, 2006.

      Our loss per common share for the nine months ended September 30, 2007 was $0.04, compared to a loss per common shares of $0.06 for the nine months ended September 30, 2006.

Liquidity and Capital Resources

      As of September 30, 2007, we had $267,584 in cash. As of September 30, 2007, we had current assets in the amount of $3,150,608 and current liabilities in the amount of $6,245,472 resulting in a working capital deficit of $3,094,864.

      Operating activities used $1,458,257 in cash for the nine months ended September 30, 2007, as compared to $2,716,764 for the same period last year. Our net loss of $2,232,531 was the primary reason for our negative operating cash flow. In addition, our accounts receivable increased by $855,772 and inventories increased by $486,634 mainly due to increased sales and additional operations. Investing activities during the nine months ended September 30, 2007 used $51,288 for the purchase of property and equipment. Net cash flows provided by financing activities during the nine months ended September 30, 2007 was $1,310,723 due primarily to the $925,000 we received from as proceeds from the issue of convertible notes and $568,000 from notes issued to related parties during the reporting period.

      At December 31, 2007, convertible notes in the aggregate principal amount of $1,958,500 were past due. In order for us to finance operations, continue our growth plan and service our existing debt (including the repayment of the convertible notes), additional funding will be required from external sources. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements for the next twelve months. Our management anticipates that its financing efforts will result in sufficient funds to finance our operations beyond the next twelve months, but there can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Off Balance Sheet Arrangements

      As of September 30, 2007, there were no off balance sheet arrangements.

Going Concern

      The accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of September 30, 2007, we had an accumulated deficit of $21,967,907, recurring losses from operations and negative cash flow from operating activities of $1,458,257 for the nine months ended September 30, 2007. We also had a negative working capital of $3,094,864 as of September 30, 2007.

      We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund capital expenditures, working capital or other cash requirements for the next twelve months. We intend to seek additional funds to finance our long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

      These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount or classification of liabilities that might result should we be unable to continue as a going concern.

      In response to these problems, management has taken the following actions:

  We are expanding our revenue base beyond the pain management sector to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions.

  We are aggressively signing up new physicians, which will result in new patients.

  We are seeking investment capital.

  We retained additional sales personnel to attract business.

Critical Accounting Policies

      In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition.

Inventories

      Inventories are stated at the lower of cost (first-in, first-out method) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management’s forecast for sales of its products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management’s assumptions about market conditions and future demand for its products. No reserves were provided at September 30, 2007 and 2006, respectively, as the reserves were insignificant to the accompanying financial statements. Should the demand for the our products prove to be less than anticipated, the ultimate net realizable value of our inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

      Inventories are comprised of brand and generic pharmaceutical drugs. Brand drugs are purchased primarily from one wholesale vendor and generic drugs are purchased primarily from multiple wholesale vendors. Our pharmacies maintain a wide variety of different drug classes, known as Schedule II, Schedule III, and Schedule IV drugs, which vary in degrees of addictiveness.

      Schedule II drugs, considered narcotics by the DEA are the most addictive; hence, they are highly regulated by the DEA and are required to be segregated and secured in a separate cabinet. Schedule III and Schedule IV drugs are less addictive and are not regulated. Because our business model focuses on servicing pain management doctors and chronic pain patients, we carry in inventory a larger amount of Schedule II drugs than most other pharmacies. The cost in acquiring Schedule II drugs is higher than Schedule III and IV drugs.

Long-Lived Assets

      We adopted Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized.

      Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

      Our long-lived assets consist of computers, software, office furniture and equipment, store fixtures and leasehold improvements on pharmacy build-outs which are depreciated with useful lives varying from 3 to 10 years. Leasehold improvements are depreciated over the shorter of the useful life or the remaining lease term, typically 5 years. We assess the impairment of these long-lived assets at least annually and makes adjustment accordingly.

Intangible Assets

      Statement of Financial Accounting standard (“SFAS”) No. 142,“Goodwill and Other Intangible Assets”, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

      SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

Revenue Recognition

      We recognize revenue on an accrual basis when the product is delivered to the customer. Payments are received directly from the customer at the point of sale, or the customers’ insurance provider is billed. Authorization which assures payment is obtained from the customers’ insurance provider before the medication is dispensed to the customer. Authorization is obtained for the vast majority of these sales electronically and a corresponding authorization number is issued by the customers’ insurance provider.

      We account for shipping and handling fees and costs in accordance with EITF 00-10 “Accounting for Shipping and Handling Fees and Costs.” Such fees and costs are immaterial to our operations.

Recently Issued Accounting Pronouncements

     FASB Staff Position (FSP) No. FAS 123(R)-5, “Amendment of FASB Staff Position FAS 123(R)-1, Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event”, was posted on October 10, 2006. This FASB Staff Position (FSP) addresses whether a modification of an instrument in connection with an equity restructuring should be considered a modification for purposes of applying FSP FAS 123(R)-1. This FSP states that a freestanding financial instrument issued to an employee in exchange for past or future employee services that is subject to Statement 123(R) or was subject to Statement 123(R) upon initial adoption of that Statement shall continue to be subject to the recognition and measurement provisions of Statement 123(R) throughout the life of the instrument, unless its terms are modified when the holder is no longer an employee. The guidance in this should be applied upon initial adoption of Statement 123(R).

     FASB Staff Position (FSP) No. FAS 123(R)-6, “Technical Corrections of FASB Statement No. 123(R)”, was posted on October 10, 2006. This FASB Staff Position (FSP) (a) exempts nonpublic entities from disclosing the aggregate intrinsic value of outstanding fully vested share options (or share units) and share options expected to vest, (b) revises the computation of the minimum compensation cost that must be recognized to clarify that at the date that for awards that are no longer probable of vesting, any previously recognized compensation cost should have be reversed.

     Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140”, was issued in February 2006 and is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Certain parts of this Statement may be applied prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. Provisions of this Statement may be applied to instruments that an entity holds at the date of adoption on an instrument-by-instrument basis.

     Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140, pertains to the servicing of financial assets and was issued in March 2006 and should be adopted as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year.

     Statement of Financial Accounting Standards No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.

     Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment to FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.

     FASB Staff Position (FSP) No. FAS 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction, was posted on July 13, 2006 and is effective for fiscal years beginning after December 15, 2006. This FSP addresses how a change or projected change in the timing of cash flows relating to income taxes generated by a leveraged lease transaction affects the accounting by a lessor for that lease. The guidance in this FSP amends FASB Statement No. 13, Accounting for Leases. The guidance in this FSP is to be applied to fiscal years beginning after December 15, 2006. Earlier application is permitted as of the beginning of an entity’s fiscal year, provided that the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year.

     The FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (FIN 48) in June 2006. This Interpretation primarily relates to tax positions taken or expected to be taken in a tax return and clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. Under this Interpretation the effects of a tax position would be recognized or derecognized depending on what outcome is more likely than not to occur with respect to the position. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. It requires that all tax positions be evaluated using the more-likely-than-not recognition threshold, and that the enterprise should presume that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information for recognition, derecognition, and measurement using consistent criteria. Disclosures are required about the effect of unrecognized tax benefits related to tax positions as well as information about the nature of the uncertainties related to tax positions where it is reasonably possible that changes in the tax provision will occur in the next 12 months of this Interpretation will provide more information about the uncertainty in income tax assets and liabilities. This Interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this Interpretation is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted.

     FASB Staff Position (FSP) No. FTB 85-4-1, Accounting for Life Settlement Contracts by Third-Party Investors, was posted in March 27, 2006 and is effective for fiscal years beginning after June 15, 2006. It provides initial and subsequent measurement guidance and financial statement presentation and disclosure guidance for investments by third-party investors in life settlement contracts. This FSP also amends certain provisions of FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance, and FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

     FASB Staff Position (FSP) No. AUG AIR-1, Accounting for Planned Major Maintenance Activities, was posted on September 8, 2006 and is effective for the first fiscal year beginning after December 15, 2006. This FSP addresses the accounting for planned major maintenance activities and amends certain provisions in the AICPA Industry Audit Guide, Audits of Airlines (Airline Guide), and APB Opinion No. 28, Interim Financial Reporting. The Airline Guide permits four alternative methods of accounting for planned major maintenance activities: direct expense, built-in overhaul, deferral, and accrual (accrue-in-advance). Those methods are widely used by other industries. The FSP prohibits the use of the accrue-in-advance method. The Company does not expect that this pronouncement will have any significant effect on future financial statements.

     FASB Staff Position No. FAS 126-1, Applicability of Certain Disclosure and Interim Reporting Requirements for Obligors for Conduit Debt Securities, was posted on October 25, 2006. This FASB Staff Position (FSP) clarifies the definition of a public entity in certain accounting standards to include entities that are conduit bond obligors for conduit debt securities that are traded in a public market. The guidance in this FSP is to be applied prospectively in fiscal periods beginning after December 15, 2006.

     FASB Staff Position No. FIN 46(R)-6, Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R). This FASB Staff Position (FSP) addresses how a reporting enterprise should determine the variability to be considered in applying FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities. The variability that is considered in applying Interpretation 46(R) affects the determination of (a) whether the entity is a variable interest entity (VIE), (b) which interests are variable interests1 in the entity, and (c) which party, if any, is the primary beneficiary of the VIE. That variability will affect any calculation of expected losses and expected residual returns, if such a calculation is necessary. Retrospective application, if elected, must be completed no later than the end of the first annual reporting period ending after July 15, 2006.

     In September 2005, AcSEC issued Statement of Position 05-1: Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts (SOP 05-1). SOP 05-1 is effective for fiscal years beginning after December 15, 2006, with earlier adoption encouraged.

     EITF Issue 05-1, Accounting for the Conversion of an Instrument That Became Convertible upon the Issuer's Exercise of a Call Option. The Task Force reached a consensus that the issuance of equity securities to settle a debt instrument (pursuant to the instrument's original conversion terms) that became convertible upon the issuer's exercise of a call option should be accounted for as a conversion if the debt instrument contained a substantive conversion feature as of its issuance date, as defined herein. That is, no gain or loss should be recognized related to the equity securities issued to settle the instrument. The issuance of equity securities to settle a debt instrument that became convertible upon the issuer's exercise of a call option should be accounted for as a debt extinguishment if the debt instrument did not contain a substantive conversion feature as of its issuance date. That is, the fair value of the equity securities issued should be considered a component of the reacquisition price of the debt. This Issue applies to all conversions within the scope of this Issue that result from the exercise of call options and is effective in interim or annual reporting periods beginning after June 28, 2006 (the Board ratification date of the consensus), irrespective of whether the instrument was entered into prior or subsequent to Board ratification of this Issue. For instruments issued prior to the effective date of this consensus, the assessment as to whether a substantive conversion feature exists at issuance should be based only on assumptions, considerations, and/or marketplace information available as of the issuance date.

     EITF Issue 06-1, Accounting for Consideration Given by a Service Provider to a Manufacturer or Reseller of Equipment Necessary for an End-Customer to Receive Service from the Service Provider The Task Force reached a consensus that if the consideration given by a service provider to a manufacturer or reseller (that is not a customer of the service provider) can be linked contractually to the benefit received by the service provider’s customer, a service provider should use the guidance in Issue 01-9 to determine the characterization of the consideration (that is, “cash consideration” or “other than cash” consideration). Issue 01-9 presumes that an entity should characterize “cash consideration” as a reduction of revenue unless an entity meets the requirements of paragraph 9 of Issue 01-9. Under Issue 01-9, “other than cash” consideration should be characterized as an expense. In applying that guidance, the service provider should characterize the consideration given to a third-party manufacturer or reseller based on the form of consideration directed by the service provider to be provided to the service provider's customer. If the form of the consideration is directed to be anything other than "cash consideration" (as defined in Issue 01-9), then the form of the consideration should be characterized as "other than cash" consideration. If the service provider does not control the form of the consideration provided to the service provider's customer, the consideration should be characterized as "other than cash" consideration. In reaching this conclusion, Task Force members observed that consideration paid by a service provider that results in a customer receiving a reduced price on equipment purchased from a manufacturer or reseller should be characterized as "other than cash" consideration for purposes of applying Issue 01-9. The consensus in this Issue is effective for the first annual reporting period beginning after June 15, 2007. Earlier application is permitted for financial statements that have not yet been issued. Entities should recognize the effects of applying the consensus in this Issue as a change in accounting principle through retrospective application to all prior periods unless it is impracticable to do so.

     EITF Issue 06-2, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43, "Accounting for Compensated Absences" An employer may provide its employees with sabbatical leave or other similar benefits. Sabbatical leave involves an employee receiving time off upon working at the employer for a specific period of time. When an employer provides sabbatical leave or another similar benefit, the employer must determine whether such benefit should be accrued based on the guidance in FASB Statement No. 43, Accounting for Compensated Absences. The Task Force reached a consensus that an employee's right to a compensated absence under a sabbatical or other similar benefit arrangement (a) that requires the completion of a minimum service period and (b) in which the benefit does not increase with additional years of service accumulates pursuant to Statement 43 for arrangements in which the individual continues to be a compensated employee and is not required to perform duties for the entity during the absence. Therefore, assuming all of the other conditions of Statement 43 are met, the compensation cost associated with a sabbatical or other similar benefit arrangement should be accrued over the requisite service period. This Issue should be effective for fiscal years beginning after December 15, 2006. An entity should apply the consensus reached in this Issue through either (a) a change in accounting principle through a cumulative-effect adjustment to retained earnings or to other components of equity or net assets in the statement of financial position at the beginning of the year of adoption or (b) a change in accounting principle through retrospective application to all prior periods. Earlier adoption of this guidance is permitted as of the beginning of an entity's fiscal year provided that the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year.

     EITF Issue 06-3, How Sales Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation). The issue concerns whether various non-income taxes assessed by governmental authorities should be presented gross or net in an entity's income statement. Non-income taxes on which this question has arisen include sales tax, use tax, excise tax, value added tax, and various taxes related to specific industries (e.g., the severance tax in the oil and gas industry and the franchise tax in the cable industry). The Task Force reached a consensus that the scope of this Issue includes any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but is not limited to, sales, use, value added, and some excise taxes. The Task Force also reached a consensus that the presentation of taxes on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy decision that should be disclosed pursuant to Opinion 22. In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The disclosure of those taxes can be done on an aggregate basis. The consensuses in this Issue should be applied to financial reports for interim and annual reporting periods beginning after December 15, 2006. Earlier application is permitted.

     EITF Issue 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. An endorsement split-dollar life insurance should be recognized as a liability for future benefits in accordance with Statement 106 (if, in substance, a postretirement benefit plan exists) or Opinion 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. The consensus in this Issue is effective for fiscal years beginning after December 15, 2007, with earlier application permitted.

     EITF Issue 06-5, Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4. A policyholder should consider any additional amounts included in the contractual terms of the policy in determining the amount that could be realized under the insurance contract. When it is probable (as is used in FASB Statement No. 5) that contractual terms would limit the amount that could be realized under the insurance contract, the Task Force agreed that these contractual limitations should be considered when determining the realizable amounts. Those amounts that are recoverable by the policyholder at the discretion of the insurance company should be excluded from the amount that could be realized under the insurance contract. The consensus in this Issue is effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as of the beginning of a fiscal year for periods in which interim or annual financial statements have not yet been issued.

     EITF Issue 06-8, Applicability of the Assessment of a Buyer's Continuing Investment under FASB Statement No. 66 for Sales of Condominiums. In assessing the collectibility of the sales price pursuant to paragraph 37(d) of Statement 66, an entity should evaluate the adequacy of the buyer's initial and continuing investment to conclude that the sales price is collectible. This Issue is effective for the first annual reporting period beginning after March 15, 2007. Earlier application is permitted as of the beginning of an entity's fiscal year provided that the entity has not yet issued financial statements for that fiscal year.

     EITF Issue 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements. The Task Force reached a consensus on Issue 1 that an employer should recognize a liability for the postretirement benefit related to a collateral assignment split-dollar life insurance arrangement if the employer has agreed to maintain a life insurance policy during the employee's retirement or provide the employee with a death benefit based on the substantive agreement with the employee.

     Management does not believe that SFAS No. 155, 156, 157 and 159 will have an impact on our consolidated financial statements.

     Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements included elsewhere herein.

BUSINESS

Overview

     We are engaged in the business of operating specialty pharmacies that dispense highly regulated pain medication. We recently expanded our business beyond pain management to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. We derive our revenue primarily from the sale of prescription drugs and do not keep in inventory non-prescription drugs or health and beauty related products inventoried at traditional pharmacies. The majority of our business is derived from repeat business from our customers. “Walk-in” prescriptions from physicians are limited.

     We currently have six operating pharmacies. Our first pharmacy was opened on October 13, 2003 in Santa Ana, California. On June 10, 2004, we opened our second pharmacy in Riverside, California. These pharmacies were opened pursuant to a joint venture agreement entered into with TPG, LLC where we maintained a 51% ownership interest in these pharmacies. On December 15, 2006, we entered into a Purchase Agreement with TPG and acquired its 49% ownership in these pharmacies. As a result of this acquisition, we increased our ownership interest in these pharmacies to 100%. We opened our third pharmacy in Kirkland, Washington on August 11, 2004. Our fourth pharmacy was opened in Portland, Oregon on September 21, 2004. On June 21, 2006, we opened our fifth pharmacy also located in Portland, Oregon. The pharmacies located in Kirkland and Portland were opened pursuant to a joint venture agreement with TAPG LLC in which we have a 94.8% ownership interest in these pharmacies. In January 2007, we opened our sixth pharmacy in Gresham, Oregon and our third wholly-owned pharmacy. In December 2007, we opened our seventh pharmacy in Las Vegas, Nevada, but in February 2008 we consolidated our two pharmacies in Portland, Oregon into a single operation.

Agreement with TPG, L.L.C.

     On April 24, 2003, we entered into an agreement with TPG, L.L.C. (“TPG”) for the purpose of funding the establishment and operations of pharmacies. Under this agreement, TPG held the right to fund on a joint venture basis fifty pharmacies that we established. In exchange for contributing financing in the amount of $230,000 per pharmacy location, TPG acquired a 49% ownership interest in each pharmacy established under this agreement and we owned the remaining 51%. Under the terms of the agreement with TPG, our contribution to establish pharmacies primarily consisted of the right to utilize our intellectual property rights and to provide sales and marketing services.

     Assured Pharmacies, Inc. (“API”) was formed to establish and operate the pharmacies that would be operated under the agreement with TPG. In accordance with the terms of the agreement with TPG, we owned 51% of API and TPG owned the remaining 49%.

     Under this joint venture, we established our first pharmacy in Santa Ana, California and our second pharmacy in Riverside, California. On December 15, 2006, we entered into a Purchase Agreement with TPG and acquired all of its right, title and interest in 49 shares of common stock of API for $460,000 and the issuance of 50,000 shares of our common stock. The cash component of the purchase price is payable as follows:

i.	$15,000 was paid on or about December 15, 2006;

ii.	Eleven (11) consecutive monthly installments of $5,000 payable on or before the 15th of each month commencing in January 2007 through November 2007;

iii.	Fourteen (14) consecutive monthly installments of $15,000 payable on or before the 15th of each month commencing in December 2007 through January 2009; and

iv.

$180,000 payable together with interest at the rate of prime plus 2% per annum commencing from the date of this Purchase Agreement payable on or before February 15, 2009. Interest shall accrue as of December 15, 2006, the effective date of this Agreement.

As a result of this acquisition, we increased our ownership interest in API to 100% making it a wholly-owned subsidiary and consequently resulting in the termination of our joint venture with TPG.

Agreement with TAPG, L.L.C.

     In February 2004, we entered into an agreement (the “Agreement”) with TAPG, L.L.C. (“TAPG”), a Louisiana limited liability company, and formed Safescript Northwest, Inc. (“Safescript Northwest”), a Louisiana corporation. Safescript Northwest was formed to establish and operate up to five pharmacies. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. (“APN”). We initially owned 75% of APN, while TAPG owned the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established not to exceed five pharmacies. Under the terms of the agreement with TAPG, our contribution to establish pharmacies primarily consisted of the right to utilize our intellectual property rights and to provide sales and marketing services.

     The Agreement provides that TAPG will contribute start-up costs in the amount of $335,000 per pharmacy location established not to exceed five pharmacies. Our contribution under the Agreement consists of granting the right to utilize our intellectual property rights and to provide sales and marketing services. Between March and October 2004, APN received from TAPG start-up funds in the amount of $854,213 as its capital contribution for three pharmacies. This capital contribution funded the opening of a pharmacy in Kirkland, Washington in August 2004 and another pharmacy in Portland, Oregon in September 2004. Included in these monies was a partial capital contribution in the amount of $190,000 for the establishment of our second pharmacy location in Portland, Oregon. TAPG remains obligated to contribute an additional $145,000 to satisfy their full contribution. We and APN requested that TAPG provide the $150,787 balance of its full capital contribution. TAPG is also obligated to contribute their proportionate share of the start-up costs in excess of their initial capital contribution of $335,000 per pharmacy. The Agreement defines start-up costs as any costs associated with the opening of any open pharmacy location that accrue within one hundred eighty days following the opening of that particular pharmacy.

     Following the start-up period, we advanced interest-free loans to sustain operations at the pharmacies operated by APN. On March 6, 2006, these loans were converted into APN capital stock. Following the conversion of this debt into equity, we increased our ownership interest in APN from 75% to 94.8%. TAPG owns the remaining 5.2% interest.

     Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) License

     In May 2003, we acquired by assignment the exclusive licensing rights to establish and operate pharmacies under the name “Safescript Pharmacies” throughout California, Oregon, Washington and Alaska (the “License”).

     Safescript Pharmacies, Inc. (the “Licensor”) failed to provide us with essential services as set forth in the license agreement and this has forced us to terminate our use of all technology and rights granted by the License. On March 17, 2004, we filed a lawsuit in Nevada State Court against the Licensor seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, the Licensor filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of the Licensor’s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in the Licensor’s bankruptcy case in the U.S. Bankruptcy court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

     On June 30, 2005, the United States Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas approved a Settlement Agreement and Mutual Release (the “Settlement Agreement”) between the Licensor and us.

     Under the Terms of the Settlement Agreement, the Licensor retained 100,000 shares of our common stock and returned 4,344,444 shares of common stock for cancellation. In addition, we issued the Licensor 500,000 additional shares of our common stock and dismissed the lawsuit pending in the U.S. District Court for the Eastern District of Texas located in Tyler, Texas with prejudice. The Agreement contained a mutual release which resulted in the Licensor releasing us from of any outstanding liability with respect to a note payable due to the Licensor in the amount of approximately $1,013,000.

     On July 11, 2005, a creditor of the Licensor filed a motion with the District Court for reconsideration of its approval of the Settlement Agreement. On October 14, 2005, the District Court denied the creditor’s motion. The creditor appealed the District Court’s approval of the Settlement Agreement. Due to a settlement between the Licensor and the creditor, the appeal was withdrawn finalizing our Settlement Agreement with the Licensor.

     License Agreement with Network Technology, Inc. (“RxNT”)

     On March 15, 2004, we entered into a technology license agreement (“Technology License”) with Network Technology, Inc. (“RxNT”). The Technology License grants us the right to use RxNT’s e-prescribing technology under the brand name “Assured Script” and enables us to accept prescriptions electronically transmitted to our pharmacies. Pursuant to the Technology License agreement, we paid RxNT a licensing fee of $100,000 and are also responsible for paying RxNT a royalty equal to twenty five percent (25%) of the gross profit from sales of the “Assured Script” product, which refers to the licensed products and technology set forth in the Technology License and not prescription drug sales. Given that we are in the business of owning and operating pharmacies, management does not anticipate that we would make any sales of the “Assured Script” product resulting in a royalty payment to RxNT.

     On March 17, 2007, we renewed this agreement for a period of three years and agreed to pay an annual license fee of $54,000.

Market for Our Products and Services

     Our target market initially was to dispense pharmaceutical products exclusively to patients who require medication for chronic pain management. We recently expanded our business beyond pain management to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. These types of patients are likely to require prescription medications far more frequently and for longer periods of time than patients in most other medical categories. In order to access this target market, our current marketing campaign is designed to further increase consumer awareness of our pharmacies and the services they provide to consumers in the Seattle, Washington and Los Angeles, California markets. Our specialty pharmacies maintain an inventory of highly regulated medication that is specifically tailored to the needs of our recurring customers. This practice frequently enables our pharmacies to fill customers’ prescriptions from its existing inventory and decreases the wait time required to fill these prescriptions. Our focus and familiarity with dispensing highly regulated medications better positions our pharmacists to understand the needs of our customers.

Principal Suppliers

     We purchased 99.9% of our inventory of prescription drugs from one wholesale drug vendor during the year ended December 2006. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of the consolidation of the pharmacy industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes we could obtain the majority of our inventory through other distributors at competitive prices and upon competitive payment terms if our relationship with our primary wholesale drug vendor was terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

Customers and Third-Party Payors

     In fiscal 2006, nearly all of our pharmacy sales were to customers covered by health care insurance plans, which typically contract with a third-party payor such as an insurance company, a prescription benefit management company, a governmental agency, workers’ compensation, a private employer, a health maintenance organization or other managed care provider that agrees to pay for all or a portion of a customer's eligible prescription purchases. Any significant loss of third-party payor business could have a material adverse effect on our business and results of operations.

Competition

     We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, mail order pharmacies and drug importation. Competition in this industry is intense primarily because national pharmacies including Walgreens and CVS Pharmacy have expanded significantly and prescription drugs are now offered at a variety of retail establishments when traditionally prescription drugs were only provided at local pharmacies. Supermarkets and discount stores now maintain retail pharmacies onsite as a part of a business plan to provide consumers with all of their retail needs at one location. Retail pharmacies such as Walgreens, CVS Pharmacy, and Rite Aid are not focused or dedicated to physicians practicing in pain management. These retail pharmacies traditionally keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. Consumers are able to have their prescriptions filled at these retail pharmacies, but typical retail pharmacies either do not keep in inventory or keep limited amounts of Class 2 drugs in inventory. As a result, the time it takes for traditional retail pharmacies to fill a prescription for Class 2 drug is extended. Because of our pain management focus, we maintain an appropriate inventory level of Class 2 drugs to meet the needs of physicians that transmit prescription to our pharmacies and do not keep in inventory non-prescription drugs or health and beauty related products. We do not intend to sell over-the-counter medication or fill prescriptions unrelated to chronic pain management or other similar recurring conditions at our pharmacies. We will fill prescriptions that address any side effects experienced by individuals who have health conditions that require them to be treated for chronic pain.

     Our management is unaware of any company that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management or other chronic conditions.

Patents, Licenses, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

     On March 15, 2004, we entered into a technology license agreement (“Technology License”) with RxNT. The Technology License grants us the right to use RxNT’s e-prescribing technology under the brand name “Assured Script.”

     On November 9, 2004, we received trademark approval (registration number 2901258) by the United States Patent and Trademark Office for the “eRXSYS” company logo. We changed our name to Assured Pharmacy, Inc. in October 2005 and no longer utilize the trademarked “eRXSYS” logo.

     State law requires pharmacies to apply to the State Board of Pharmacy to receive a license to operate. The application process to operate a pharmacy is substantially similar among different states. The application process for a license on average takes sixty days in the state of California. In addition, each pharmacy must employ a licensed pharmacist to serve as the Pharmacist in Charge (PIC). The PIC oversees personnel and reports on the operations at a specific pharmacy. State law regulates the number of employees and clerks that can work under the supervision of one PIC. Currently, we are licensed to operate four pharmacies.

Research and Development

     We did not incur any research and development expenditures in either the fiscal year ended December 31, 2006 or the fiscal year ended December 31, 2005.

Existing and Probable Governmental Regulation

     Pharmacy operations are subject to significant governmental regulation on the federal and state level. Compliance with governmental regulation is essential to continued operations. We are in compliance with each of the laws, rules, and regulations set forth below and have not experienced any incidence of noncompliance.

     Licensure Laws

     Each state’s board of pharmacy enforces laws and regulations governing pharmacists and pharmacies. Each of our pharmacies applied and received a license. Licensure requires strict compliance with state pharmacy standards. Although we believe our pharmacies are compliant, changes in pharmacy laws and differing interpretations regarding such laws could impact our level of compliance. A pharmacy’s failure to comply with applicable law and regulation could result in licensure revocation as well as the imposition of fines and penalties.

     Drug Enforcement Laws

     The United States Department of Justice enforces the Drug Enforcement Act through the Drug Enforcement Agency (DEA). The DEA strictly enforces regulations governing controlled substances. In addition to regulation by the DEA, we are subject to significant state regulation regarding controlled substances. Because our pharmacies’ operations focus on highly regulated pain medications, failure to adhere to DEA and state controlled substance requirements could jeopardize our ability to operate. While we believe we are in compliance with current DEA requirements, such requirements and interpretation of these requirements do change over time.

     Federal Health Programs

     As we grow, we believe that a significant amount of our revenues will be derived from governmental programs such as Medicaid. With the recent passage of the Medicare Modernization and Prescription Drug Act of 2003, we also believe that Medicare will become a significant source of funding.

     The Federal Health Care Programs Anti-Kickback Act

     Federal law prohibits the solicitation or receipt of remuneration in return for referrals and the offer or payment of remuneration to induce the referral of patients or the purchasing, leasing, ordering or arranging for any good, facility, service or item for which payment may be made under a “federal health care program” (defined as “any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government other than the Federal Employees Health Benefit Program”).

     Because our business and operations involve providing health care services, we are subject to the Federal Health Care Programs Anti-Kickback Act (the “Act”). The Anti-Kickback Statute, codified in 42 U.S.C. § 1320a-7b(b), prohibits individuals and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration to other individuals and entities (directly or indirectly, overtly or covertly, in cash or in kind):

(i)

In return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made under a federal or state health care program; or

(ii)

In return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made under a federal or state health care program.

     There are both criminal and civil penalties for violating the Federal Statute. Criminal sanctions include a fine not to exceed $25,000 or imprisonment up to five years or both, for each offense. In addition, monetary penalties for each offense may be increased to up to $250,000 for individuals and up to $500,000 for organizations. Civil penalties include fines of up to $50,000 for each violation, monetary damages up to three times the amount paid for referrals and/or exclusion from the Medicare program. Courts have broadly construed the Anti-Kickback Statute to include virtually anything of value given to an individual or entity if one purpose of the remuneration is to influence the recipient’s reason or judgment relating to referrals.

     The Department of Health and Human Service’s Office of Inspector General (“OIG”) promulgated safe harbor regulations specifying payment practices that will not be considered to violate the statute. If a payment practice falls within one of the safe harbors, it will be immune from criminal prosecution and civil exclusion under the Act even if it fails to fall within another potentially applicable safe harbor. Significantly, failure to fall within any safe harbor does not necessarily mean that the payment arrangement violates the statute. Failure to comply with a safe harbor can mean one of three things: (1) the arrangement does not fall within the broad scope of the anti-fraud and abuse rules so there is no risk of prosecution; (2) the arrangement is a clear statutory violation and is subject to prosecution; or (3) the arrangement may violate the anti-fraud and abuse rules in a less serious manner, in which case there is no way to predict the degree of risk.

     Because our pharmacies maintain relationships with referring physicians, our operations are subject to scrutiny under the Act. Although we will attempt to structure our financial relationships with physicians in a manner that qualifies for safe harbor protection, we anticipate that our relationships with physicians will not qualify for safe harbor protection.

     If our operations fail to comply with the Act, we could be criminally sanctioned. In addition, the right of any of our pharmacies to participate in governmental health plans could be terminated.

     Ethics in Patient Referrals Act

     The Ethics in Patient Referrals Act, 42 U.S.C. §1395nn, commonly referred to as Stark II (“Stark II”), prohibits physicians from referring or ordering certain Medicare or Medicaid reimbursable “designated health services” from any entity with which the physician or any immediate family member of the physician has a financial relationship. A financial relationship is generally defined as a compensation or ownership/investment interest. The purpose of the prohibition is to assure that physicians base their treatment decisions upon the needs of the patients and not upon any financial benefit that would inure to the physician as a result of the referral.

     Prescription medications are classified as “designated health services” under Stark II. Physicians owning stock in our Company are not allowed to refer any Medicare or Medicaid patient to any of our pharmacies until and unless our Company’s capitalization exceeds $75,000,000. A referral made in violation of Stark II results in non-payment to the pharmacy and could result in the imposition of fines and penalties as well as termination of our participation in Medicare and Medicaid.

     State Fraud and Abuse Laws

     States have generally adopted their own laws similar to the Act and Stark II. However, in some instances, state laws apply to all health care services, regardless of whether such services are payable by a government health plan. For example, in California, physicians and other practitioners are not permitted to own more than 10% of any entity that owns a pharmacy.

     HIPAA

     We are impacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as well as unique identifiers for providers, employers, health plans and individuals; and enforcement. We are required to comply with these standards and are subject to significant civil and criminal penalties for failure to do so.

     Management believes that we are in material compliance with these standards. However, HIPAA's privacy and transaction standards only recently became effective, and the security standards are mandatory as of April 21, 2005. Considering HIPAA's complexity, there can be no assurance that future changes will not occur. Changes in standards as well as changes in the interpretation of those standards could require us to incur significant costs to ensure compliance.

     Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect that any future legislation or regulation may have on us.

     OBRA 1990

     Our business is subject to various other federal and state regulations. For example, pursuant to the Omnibus Budget Reconciliation Act of 1990 (“OBRA”) and comparable state regulations, our pharmacists are required to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information deemed significant by the pharmacists and may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effect.

     California Senate Bill #151 was chaptered by the California Secretary of State on September 17, 2003. This legislation tightens the regulations on prescribing prescription medication. The legislation allows for electronic prescribing of all prescription medication except Class 2 substances. Generally, Class 2 substances are drugs that exhibit a high potential for abuse or diversion. Class 2 substances are required to be dispensed only against a hard copy prescription. This will not pose any operational problem for us because we currently generate a hard copy of the electronic prescription for all Class 2 prescriptions issued. Management believes that this legislation will create no undue burden or competitive disadvantage for us.

     Other Laws

     In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. The legislative initiatives include prescription drug benefit proposals for Medicare participants. Although we believe we are well positioned to respond to these developments, we cannot predict the outcome or effect of legislation resulting from these reform efforts.

Compliance with Environmental Laws

     We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Employees

     We currently have 38 employees of whom 31 are full-time employees. We currently retain four consultants. Our employees are not represented by labor unions or collective bargaining agreements. The classification of our full-time employees and consultant positions are broken down as follows:

Characterization of	Number of	Number of
Employee’s Duties	Employees	Consultants

Corporate Management /	3	0
Officer
Sales / Business Development	8	0
Technology	2	0
Accounting	1	1
Pharmacist	5	0
Technicians / Pharmacy	12	0
Support

Properties

     We are currently leasing our executive offices and pharmacy locations. Our executive offices are located at 17935 Sky Park Circle, Suite F, Irvine, California 92614.

     We currently operate six retail pharmacies at the following locations:

2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705
7000 Indiana, Ave., Suite 112, Riverside, California, 92506
12071 124th Avenue NE, Kirkland, Washington, 98034

10196 SW Park Way, Portland, Oregon, 97225
520 South El Camino Real - Building 4B, Gresham, Oregon, 97030
801 South Rancho Drive, Suite E3A, Las Vegas, Nevada 89106

     Future store locations, when established, will be selected based on the following criteria: 1) proximity to the physician members and medical facilities, 2) convenience of location, and 3) fast growing metropolitan areas with a population of at least 500,000. Retail pharmacies are approximately 1,500 square feet and are leased from various property management companies for approximately five years.

Legal Proceedings

      From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

      Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. We may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. We believe that we have adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that we will not be sued, that any such lawsuit will not exceed our insurance coverage, or that we will be able to maintain such coverage at acceptable costs and on favorable terms.

      We are not currently involved in any litigation which we believe could have a material adverse effect on our financial position or results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     Our common stock is currently quoted on the OTCBB, which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. Our shares are quoted on the OTCBB under the symbol “APHY.”

     The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2007
Quarter Ended	High $	Low $
March 31, 2007	0.42	0.32
June 30, 2007	0.38	0.25
September 30, 2007	0.32	0.22
December 31, 2007	0.31	0.16
Fiscal Year Ended December 31, 2006
Quarter Ended	High $	Low $
March 31, 2006	0.57	0.24
June 30, 2006	0.491	0.25
September 30, 2006	0.40	0.35
December 31, 2006	0.44	0.35
Fiscal Year Ended December 31, 2005
Quarter Ended	High $	Low $
March 31, 2005	0.50	0.28
June 30, 2005	0.42	0.28
September 30, 2005	0.48	0.33
December 31, 2005	0.48	0.34

     On February 12, 2008, the last sales price of our common stock was $0.15.

Penny Stock

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

     The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

     These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

     As of December 31, 2007, we had approximately 127 holders of record of our common stock and several other stockholders hold shares in street name.

Dividends

     There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. We would not be able to pay our debts as they become due in the usual course of business; or

     2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

     We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options as of December 31, 2006.

Equity Compensation Plans as of December 31, 2006

	A	B	C
Number of
securities remaining
	Number of		available for future
	securities to be		issuance under
	issued upon	Weighted-average	equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights	and right	in column (A))
Equity
compensation plans	-	-	5,520,613
approved by
security holders
Equity
compensation plans	9,680,000	$ 0.60	9,680,000
not approved by
security holders
Total	9,680,000	$ 0.60	15,200,613

MANAGEMENT

Directors and Executive Officers

     The following information sets forth the names of our directors and executive officers, their ages and their present positions with the Company as of November 15, 2007.

Name	Age	Office(s) Held
Robert DelVecchio	43	Chief Executive Officer &Director
James	45	Director
Manfredonia
Richard Falcone	53	Director
Haresh Sheth	57	Chief Financial Officer & Director
John Eric Mutter	46	Chief Technology Officer

     Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

     Robert DelVecchio. On February 3, 2005, our board of directors appointed Mr. Robert DelVecchio to serve as Chief Executive Officer. Mr. DelVecchio was appointed as a member of the board of directors on March 31, 2005. Mr. DelVecchio also served as our Chief Financial Officer from March 2005 to December 2006. Since 1995, Mr. DelVecchio has acted as Chief Executive Officer and President of Brockington Securities, Inc., a broker-dealer who is a member of the National Association of Securities Dealers.

     James Manfredonia. Mr. Manfredonia was appointed to the board of directors of Assured Pharmacy, Inc. in June 2004. Since 2002, Mr. Manfredonia has served as manager of listed equity trading and New York Stock Exchange operations at Bear Stearns. Mr. Manfredonia currently serves as the Chairman of the New York Stock Exchange Upstairs Traders Advisory Committee and as a member of the Market Performance Committee of the New York Stock Exchange. Prior to joining Bear Stearns, Mr. Manfredonia worked for ten years at Merrill Lynch where he managed the listed trading desk with additional responsibilities for NASDAQ, portfolio trading, sales trading, and NYSE staff. Mr. Manfredonia was the founding general partner of Blair Manfredonia Limited Partners, a hedge fund/broker-dealer. Mr. Manfredonia has also worked at Lehman Brothers, Salomon Brothers, and Drexel Burnham.

     Richard Falcone. Mr. Falcone was appointed to the board of directors of Assured Pharmacy, Inc. in July 2004. From February 2006 to December 2006, Mr. Falcone served as President and Chief Executive Officer of Tasker Capital Corp. Mr. Falcone also served as Chairman of the Board of Tasker Capital Corp. from May 2006 to December 2006. From 2001 to February 2006, Mr. Falcone served as Chief Financial Officer of The A Consulting Team, Inc., an IT service company. Mr. Falcone has served as Chief Financial Officer of Netgrocer.com. In 1990, Mr. Falcone joined Bed Bath & Beyond, Inc. as its Chief Financial Officer. In 1983, Mr. Falcone joined Tiffany & Co. and served as Manager of Audit, Director of Financial Control, and Director of International Finance and Operations. Mr. Falcone has also worked at PriceWaterhouseCoopers & Co., an international public accounting firm.

     Haresh Sheth. Mr. Sheth was appointed to serve as our Chief Operating Officer on May 1, 2006 and served in this capacity until December 15, 2006 when Mr. Sheth was appointed our

Chief Financial Officer. Mr. Sheth was appointed to the board of directors of Assured Pharmacy, Inc. in September 2005. Mr. Sheth is a graduate of West Virginia University where he earned an engineering degree. Since 1991, Mr. Sheth has acted as President of Janus Finance Corporation, an asset based finance company. Mr. Sheth joined Mosaic Capital Advisors LLC in 2004 as their group financial officer.

     John Eric Mutter. Mr. Mutter was appointed to serve as Chief Operating Officer on May 11, 2005 and served in this capacity until May 1, 2006 when Mr. Mutter was appointed Chief Technology Officer. Since January 2004, Mr. Mutter has acted as a consultant to Assured Pharmacy, Inc. providing technology and information systems support. From 2000 to 2003, Mr. Mutter performed similar responsibilities for the MedEx Systems Inc. designing, implementing and managing a digital prescribing infrastructure for Pegasus Pharmacies. Prior to these positions, Mr. Mutter has held numerous field engineering and technology positions with Alpha Microsystems, Tomba Communications, Neosoft Inc., Checkpoint Systems, and Southwest Communications.

Term of Office

     Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

     Our executive officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

     There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

     To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

     The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended 2007 and 2006.

			SUMMARY COMPENSATION TABLE

						Non-Equity
Name						Incentive	Nonqualified
and				Stock	Option	Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Robert DelVecchio (1)	2007	165,224	5,000	-	-	-	-	-	170,224
	2006	150,000	128,860	-	-	-	-	-	278,860
CEO & Former
CFO
Haresh Sheth (2)	2007	165,224	5,000	-	-	-	-	-	170,224
CFO & Former	2006	110,577	-	-	283,333	-	-	-	393,910
COO
John Eric Mutter (3)	2007	193,000	-	-	-	-	-	-	193,000
CTO & Former	2006	185,000	-	-	-	-	-	-	185,000
COO

(1)	Mr. DelVecchio resigned as our Chief Financial Officer on December 15, 2006.

(2)

Mr. Sheth was appointed as our Chief Operating Officer on May 1, 2006 and served in this capacity until his appointment as Chief Financial Officer on December 15, 2006. The information in the summary compensation table includes all compensation paid to Mr. Sheth for the full fiscal year ended December 31, 2006.

(3)

Mr. Mutter was appointed as our Chief Operating Officer on May 11, 2005 and served in this capacity until his appointment as Chief Technology Officer on December 15, 2006. The information in the summary compensation table includes all compensation paid to Mr. Mutter for the full fiscal years ended December 31, 2007 and 2006.

     Salary and stock options granted to our executive officers based on their level of experience and contributions to the company.

Employment Agreements

     In September 2005, we entered into an employment agreement with our Chief Executive Officer, Robert DelVecchio. As provided in the employment agreement, Mr. DelVecchio is paid a base salary of $150,000. Mr. DelVecchio received $39,577 in salary for the fiscal year ended December 31, 2005 and $150,000 in salary for the fiscal year ended December 31, 2006. Salary paid is recorded in the summary compensation table above in the column titled “Salary.” Upon execution of the employment agreement, Mr. DelVecchio was granted options to purchase 5,000,000 shares of our common stock for a period of ten years from the date of issuance and exercisable at the exercise price of $0.60 per share. These options became fully vested and exercisable upon issuance. The aggregate fair value of these options was computed in accordance with FAS 123R and is reported in the summary compensation table above in the column titled “Option Awards.” Based upon the overall performance of our company since his appointment as Chief Executive Officer, the board of directors in 2006 approved and paid Mr. DelVecchio $128,860 in bonus compensation.

     On May 1, 2006, we entered into an employment agreement with Mr. Sheth. As provided in the employment agreement, Mr. Sheth is paid a base salary of $150,000. During the fiscal year ended December 31, 2006, Mr. Sheth received $110,577 in salary and this is recorded in the summary compensation table above in the column titled “Salary.” Upon execution of the employment agreement, Mr. Sheth was granted options to purchase 1,133,334 shares of common stock exercisable for a period of ten years from the date of issuance at the exercise price of $0.60 per share. The aggregate fair value of these options was computed in accordance with FAS 123R and is reported in the summary compensation table above in the column titled “Option Awards.”

     At no time during the last fiscal year was any outstanding option repriced or otherwise modified. There was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

Outstanding Equity Awards at Fiscal Year-End

     The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		OPTION AWARDS					STOCK AWARDS
Equity
								Equity	Incentive
								Incentive	Plan
							Market	Plan	Awards:
							Value	Awards:	Market or
			Equity				of	Number	Payout
			Incentive			Number	Shares	of	Value of
			Plan			of	or	Unearned	Unearned
			Awards:			Shares	Units	Shares,	Shares,
	Number of	Number of	Number of			or Units	of	Units or	Units or
	Securities	Securities	Securities			of	Stock	Other	Other
	Underlying	Underlying	Underlying			Stock That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Have	Have	That Have	That
	Options	Options	Unearned	Exercise	Expiration	Not	Not	Not	Have Not
	(#)	(#)	Options	Price	Date	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)		(#)	($)	(#)	(#)
Robert DelVecchio	5,000,000	-	-	0.60	09/19/2015	-	-	-	-

Haresh Sheth	1,133,334	-	-	0.60	05/01/2016	-	-	-	-

John Eric Mutter	250,000	-	-	0.60	08/29/2008	-	-	-	-

Compensation of Directors

     The table below summarizes all compensation of our directors as of December 31, 2007.

DIRECTOR COMPENSATION
Name	Fees			Non-Equity	Non-Qualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Robert DelVecchio	-	-	-	-	-	-	-

Haresh Sheth	-	-	-	-	-	-	-

Richard Falcone	-	$60,000	-	-	-	-	-

James Manfredonia	-	$60,000	-	-	-	-	-

(1)	The amounts reflect the estimated fair value of the 150,000 shares of common stock issued to each director based on the trading price on the date of issuance.

     All fees earned or paid in cash and stock options awards granted to Robert DelVecchio and Haresh Sheth were earned in connection with their employment agreement as executive officers. Robert DelVecchio and Haresh Sheth received no compensation for their service as members of our board of directors. We only compensate outside directors for their service as members of our board of directors.

Indemnification for Securities Act Liabilities

     Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered hereby, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year on January 1, 2006 or in any presently proposed transaction which, in either case, has or will materially affect us.

     In January 2007, we completed a private offering of unsecured convertible debentures (“Debenture”) carrying an interest rate of 18% per annum. Each Debenture matures on the first anniversary of the date of its issuance. The Debenture provides that all the interest is payable solely in the shares of our common stock on the issuance date. The number of shares issued as interest was calculated based upon average closing price for our common stock on NASD OTCBB for the five (5) consecutive trading days preceding the issuance date. Each Debenture holder has the right to convert its Debenture into fully paid non-assessable shares of our common stock at $0.40 per share. For every two (2) shares of common stock a Debenture holder receives upon conversion, the holder will also receive a warrant to purchase one (1) share of common stock at an exercise price of $0.60 exercisable for 12 months after the conversion date and one (1) share of common stock at an exercise price of $0.80 exercisable for 24 months. The total proceeds raised from the issuance of the Debenture through January 2007 was $2,458,500. Subsequent to January 2007, we have sold additional Debentures in the aggregate principal amount of $425,000. We do not currently have sufficient funds to repay the Debentures. We intend to secure additional financing through additional debt or equity financing arrangements. There can be no assurance thatwe will be successful in raising all of the additional funding that we are seeking.

     Brockington Securities, Inc. (“Brockington”) purchased $250,000 in Debentures and was issued 138,500 shares of our common stock as interest. Robert DelVecchio, our Chief Executive Officer and member of our board of directors, is the President and Chief Executive Officer of Brockington. Brockington purchased the Debenture on the same terms as was received by all other investors.

     Woodfield Capital Services Inc. (“Woodfield”) purchased $350,000 in Debentures and was issued 195,652 restricted shares of our common stock as interest. Haresh Sheth, our Chief Financial Officer and member of our board of directors, is the President of Woodfield. Woodfield purchased the Debenture on the same terms as was received by all other investors.

     Janus Financial Services Inc. (“Janus”) purchased $50,000 in Debentures and was issued 28,125 restricted shares of our common stock as interest. Haresh Sheth, our Chief Financial Officer and member of our board of directors, is the President of Janus. Janus purchased the Debenture on the same terms as was received by all other investors.

     Mosaic Private Equity (US) LP Series E2 purchased $1,200,000 in Debentures and was issued 306,010 restricted shares of our common stock as interest. Mosaic Private Equity (US) LP Series E2 purchased the Debentures on the same terms as was received by all other investors.

     The following table sets forth certain information concerning prior securities transactions between us and selling shareholders who hold convertible debentures.

			Number of		Percentage
			shares		of shares
			outstanding		outstanding
			prior to		and held by	Market
			transaction		persons	price of a	Market
			and held by		other than	share of	price of a
	Holder of	Number of	persons		holders of	common	share of
	convertible	shares	other than		convertible	stock at	common
	debenture	outstanding	holders of	Securities	debentures	the time of	stock as of
Date of	and	prior to	convertible	issued in	issued in	the	November
transaction	affiliates	transaction	debentures	transaction	transaction	transaction	15, 2007

February 26, 2004	Brockington	57,606,041	57,606,041	500,000 shares of	0.9%	$0.64	$0.25
	Securities, Inc. (1)			common stock
June 30, 2004	Mosaic	63,157,391	62,657,391	125,000 shares of	0.3%	$0.64	$0.25
	Partners Fund			common stock and
warrants to purchase
62,500 shares at an
exercise price of
$0.60 per share

June 17, 2004	Brockington	63,157,391	62,657,391	Warrants to purchase	0.6%	$0.64	0.25
	Securities, Inc. (1)			350,000 shares of
common stock at an
exercise price of
$0.60 per share

June 30, 2004	Brockington	64,107,391	63,482,391	150,000 shares of	0.2%	$0.63	$0.25
	Securities, Inc. (1)			common stock

June 3, 2005	Mosaic Partners	35,716,428	34,941,428	312,500 shares of	1.3%	$0.36	$0.25
	Fund and			common stock and
	Mosaic Partners			warrants to purchase
	Fund LP			156,250 shares of
common stock at an
exercise price of
$0.60 per share

September 16, 2005	Mosaic Partners	42,020,094	40,932,594	250,000 shares of	3.7%	$0.41	$0.25
	Fund and Mosaic			common stock and
	Partners Fund LP			warrants to purchase
125,000 shares of
common stock at an
exercise price of
$0.60 per shares

October 24, 2005	Mosaic Financial	47,205,634	45,118,134	2,500,000 shares of	5.5%	$0.39	$0.25
	Services LLC			common stock (2)

August 7, 2006	Mosaic Private	46,041,471	41,453,971	4,500,000 shares of	11.8%	$0.31	$0.25
	Equity III Limited,			common stock and
	Mosaic Private			warrants to purchase
	Equity US LP—			2,250,000 shares of
	Series B, Mosaic			common stock at an
	Private Equity			exercise price of
	US LP—Series E,			$0.60 per shares
Janus Finance
Corporation (3),
Woodfield Capital
Services Inc. (3) and
Jyotsna P. Shah
Revocable Trust

(1)	Robert DelVecchio, our Chief Executive Officer and a member of our board of directors, is the President and Chief Executive Officer of Brockington Securities, Inc. On
September 9, 2005, Mr. DelVecchio was granted options to purchase 5,000,000 shares of our common stock at an exercise price of $0.60 per share.

(2)	Issued in connection with conversion of outstanding indebtedness.

(3)	Haresh Sheth, our Chief Financial Officer and a member of our board of directors, is the
President of Woodfield Capital Services Inc. and the President of Janus Finance
Corporation. On May 1, 2006, Mr. Sheth was granted options to purchase 1,133,335 shares of our common stock at an exercise price of $0.60 per share.

The following table provides certain information related to our shareholders:

Number of shares of common stock	Number of shares of common stock being
outstanding prior to issuance of	registered for resale by selling
Debentures held by persons other than	shareholders and their affiliates (1)
selling shareholders and their affiliates

36,256,117	33,197,593

(1) No shares of our common stock have been previously registered for resale by any of the selling shareholders or any of their respective affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company as of December 31, 2007 by (i) each stockholder beneficially owning more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors as a group.

     As used in the table below and elsewhere in this Memorandum, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Except as otherwise noted below, the address of each of the persons in the table is c/o Assured Pharmacy, Inc., 17935 Sky Park Circle, Suite F, Irvine, California 92624.

	Name and address	Amount of	Percent
Title of class	of beneficial owner	beneficial	of class*
		ownership(1)
Executive Officers & Directors:
Common	Robert DelVecchio	7,238,500 shares(2)	11.9%
Common	James Manfredonia	500,000 shares	0.9%
Common	Richard Falcone	500,000 shares	0.9%
Common	Haresh Sheth	5,048,777 shares(3)	8.6%
Common	John Eric Mutter	825,000 shares(4)	1.5%
Total of All Directors and Executive		13,545,612 shares	23.0%
Officers:

More Than 5% Beneficial Owners:
Common	Mosaic Capital Advisors, LLC	10,244,221 shares(5)	17.5%
	545 Fifth Avenue, Suite 709
	New York, NY 10017

(1)

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)

Includes 5,000,000 shares issuable under options exercisable by Mr. DelVecchio within 60 days. Also includes (i) 638,500 shares held by Brockington Securities, Inc. (“Brockington”), (ii) 350,000 shares issuable under warrants exercisable by Brockington within 60 days and (iii) 625,000 shares issuable upon the conversion of a Convertible Debenture held by Brockington and 625,000 shares issuable under warrants to be issued to Brockington upon the conversion of its Convertible Debenture. Mr. DelVecchio is the President and Chief Executive Officer of Brockington.

(3)

Includes 1,133,334 shares issuable under options exercisable by Mr. Sheth within 60 days. Also includes (i) 570,652 shares held by Woodfield Capital Services Inc. (“Woodfield”), (ii) 187,500 shares issuable under warrants exercisable by Woodfield within 60 days and (iii) 875,000 shares issuable upon the conversion of a Convertible Debenture held by Woodfield and 875,000 shares issuable under warrants to be issued to Woodfield upon the conversion of its Convertible Debenture. Mr. Sheth is the President of Woodfield. Also includes (i) 375,000 shares held by Janus Finance Corporation (“Janus Finance”) and (ii) 187,500 shares issuable under warrants exercisable by Janus Finance within 60 days. Mr. Sheth is the President of Janus Finance. Also includes (i) 28,125 shares held by Janus Financial Services Inc (“Janus Financial”), (ii) 566,666 shares issuable under options exercisable by Janus Financial within 60 days and (iii) 125,000 shares issuable upon the conversion of a Convertible Debenture held by Janus Financial and 125,000 shares issuable under warrants to be issued to Janus Financial upon the conversion of its Convertible Debenture. Mr. Sheth is the President of Janus Financial.

(4)	Includes 500,000 shares issuable under options exercisable by Mr. Mutter within 60 days.

(5)

Includes (i) 1,025,000 shares held by MPE III Ltd. Class L and 512,500 shares issuable under warrants exerciable by MPE III Ltd. Class L within 60 days, (ii) 1,250,000 shares held by MPE US LP Series B and 625,000 shares issuable under warrants exercisable by MPE US LP Series B within 60 days, (iii) 975,000 shares held by MPE US LP Series E and 487,500 shares issuable under warrants exercisable by MPE US LP Series E within 60 days, (iv) 243,721 shares held by Mosaic Private Equity Fund (US) LP Series E2, 1,333,750 shares issuable upon the conversion of a Convertible Debenture held by Mosaic Private Equity Fund (US) LP Series E2 and 1,333,750 shares issuable under warrants to be issued to Mosaic Private Equity Fund (US) LP Series E2 upon the conversion of its Convertible Debentures and (v) 2,458,000 shares held by Mosaic Financial Services, LLC. Mosaic Capital Advisors, LLC (“MCA”) is the investment advisor to Mosaic Partners Fund, Mosaic Partners Fund LP, MPE III Ltd. Class L, MPE US LP Series B, MPE US LP Series E, and Mosaic Private Equity Fund (US) LP Series E2. Mosaic Financial Services, LLC is a wholly-owned subsidiary of MCA.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. The shares include the following:

  750,000 shares of our common stock and 1,378,750 shares of our common stock issuable upon the exercise of warrants issued in an exempt offering completed on December 23, 2005;

  2,458,000 common shares issued to credit providers upon the conversion of debt into equity

  2,500,000 shares of our common stock and 1,700,000 shares of our common stock issuable upon the exercise of warrants in an exempt offering completed during the fiscal year ended December 31, 2006; and

  4,812,500 shares of our common stock issuable upon the exercise of warrants that will be issued should the holders of our convertible debentures issued in an exempt offering completed in January 2007 convert the debentures into equity.

     The selling shareholder purchased their shares in the ordinary course of business. At the time of the purchase, the selling shareholder had no agreements or understandings to distribute the securities.

     The following table provides information regarding the beneficial ownership of our common stock by each of the selling shareholders as of January 28, 2008, including:

1.	the number of shares owned by each prior to this offering;

2.	the number of shares to be received upon the exercise of warrants;

3.	the total number of shares that are to be offered by each;

4.	the total number of shares that will be owned by each upon completion of the offering;

5.	the percentage owned by each upon completion of the offering; and

6.	the identity of the beneficial holder of any entity that owns the shares.

     The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 54,263,085 shares of common stock outstanding on December 31, 2007.

			Shares To	Total	Total
		Shares	Be Received	Number Of	Shares To	Percent
	Shares	To Be	Upon The	Shares To Be	Be Owned	Owned
	Owned	Received	Conversion	Offered For	Upon	Upon
	Prior to	Upon The	Of	Selling	Completion	Completion
Name and Address of Selling	This	Exercise of	Outstanding	Shareholder	of This	Of This
Shareholder	Offering	Warrants	Debentures	Account	Offering	Offering
Jeff Conroy	280,000	125,000	0	125,000	280,000	0.5%
150 Marion Point
Belews Creeks, NC 27009
Robert T. Lempert	100,000	25,000	0	25,000	100,000	0.2%
23 Briarwood Drive
Voorhees, NJ 08043
Periscope Partners, LP [1]	1,250,000	187,500	0	187,500	1,250,000	2.3%
1600 Flat Rock Road
Penn Valley, PA 19072
Ben B. Shenassa	50,000	25,000	0	25,000	50,000	0.1%
3544 Alana Drive
Sherman Oaks, CA 91403
Christopher K. Pepper	25,000	12,500	0	12,500	25,000	Less than
2519 Crest Drive						0.1%
Manhattan Beach, CA 90266
Amy Taus	50,000	25,000	0	25,000	50,000	0.1%
11 Darius Court
Dix Hills, NY 11746
Capital Growth Trust [2]	400,000	200,000	0	200,000	400,000	0.7%
13 Pastto Street
Andover, MA 01810
Steve Goodman	9,500	4,750	0	4,750	9,500	Less than
4032 Hilton Head Way						0.1%
Tarzana, CA 91356
Stellar Capital Fund LLC [3]	500,000	250,000	0	250,000	500,000	0.9%
5633 Strand Blvd., Suite 318
Naples, FL 34110
Donald E. Cohen	20,000	10,000	0	10,000	20,000	Less than
54 Main Street, Unit 10						0.1%
Westhampton Beach, NY 11978
Argyll Equities LLC [4]	375,000	187,500	0	187,500	375,000	0.7%
4225 Executive Square, Suite 260
La Jolla, CA 92037
Ronald M. Shippel	50,000	25,000	0	25,000	50,000	0.1%
4507 Roma Court
Marina Del Rey, CA 90292

Judy M. Shippel	25,000	12,500	0	12,500	25,000	Less than
4507 Roma Court						0.1%
Marina Del Rey, CA 90292
Ray Y. Yamada	14,000	7,000	0	7,000	14,000	Less than
7671 Barbi Ln						0.1%
La Palma, CA 90623
Richard H. Gearns and Linda Gearns	44,000	22,000	0	22,000	44,000	0.1%
2087 Willow Street
Wantagh, NY 11793
Dorothy Breslin	70,000	35,000	0	35,000	70,000	0.1%
3 Forte Drive
Old Westbury, NY 11568
Mosaic Financial Services, LLC [5]	2,458,000	0	0	2,458,000	0	0%
545 Fifth Avenue, Suite 709
New York, NY 10017
Mosaic Private Equity III Limited [5]	1,025,000	512,500	0	1,025,000	0	0%
Akara Bldg 24 De Castro St.
Wickhams Cay
Road Town, Tortola BVI
Janus Finance Corporation [6]	375,000	187,500	0	187,500	375,000	0.7%
27 Woodfield Ct.
Princeton, NJ 08540
Martin Koutcher	62,500	31,250	0	31,250	62,500	0.1%
574 Willis Ln.
Wayne, PA 19087
Mosaic Private Equity US LP –	1,250,000	625,000	0	1,875,000	0	0%
Series B [5]
545 Fifth Ave., Suite 709
New York, NY 10017
Mosaic Private Equity US LP –	975,000	487,500	0	1,462,500	0	0%
Series E [5]
545 Fifth Ave., Suite 709
New York, NY 10017
Michael Bellino	125,000	62,500	0	62,500	125,000	0.2%
310 Society Hill Blvd.
Cherry Hill, NJ 08003
Joseph N. Giulii	125,000	62,500	0	62,500	125,000	0.2%
1445 Ford Rd.
Bensalem, PA 19020
Jyotsna P. Shah Revocable Trust [7]	523,936	375,000	125,000	375,000	523,936	1.0%
13330 Cathy Lane
Planfield, IL 60585
Barry L. Kahn	62,500	31,250	0	31,250	62,500	0.1%
7 Mosswood Drive
Voorhees, NJ 08043
Janus Financial Services, Inc. [8]	28,125	125,000	125,000	125,000	28,125	Less than
P.O. Box 23						0.1%
Franklin Park, NJ 08823
Woodfield Capital Services Inc. [9]	570,652	1,062,500	875,000	1,062,500	570,652	1.1%

27 Woodfield Ct.
Princeton, NJ 08540
Baruch Halpern Rev TTDTD 6/13/06 [10]	119,205	500,000	500,000	500,000	119,205	0.2%
Baruch Halpern TTEE
9601 Collins Ave., #303
Bal Harbour, FL 33154
Pinewood Trading Fund LP [11]	127,198	250,000	250,000	250,000	127,198	0.2%
1029 East Drive
Beaumont, TX 77706
Brockington Securities, Inc.[12]	638,500	625,000	625,000	625,000	638,500	1.2%
2805 Veterans Hwy., Suite 1
Ronkonkoma, NY 11779
Beth S. Levine & Claudia Carter,	23,810	125,000	125,000	125,000	23,810	Less than
JTTEN						0.1%
434 Hasbrouck Blvd.
Oradell, NJ 07649
Cornix Management LLC [13]	37,293	187,500	187,500	187,500	37,293	Less than
17 State Street, Suite 1600						0.1%
New York, NY 10004
Alpha Capital Anstalt [14]	122,951	625,000	625,000	625,000	122,951	0.2%
Pradafant 7 9490 Furstentums
Vaduz, Lechtenstein
Harbor View Master Fund LP [15]	142,105	750,000	750,000	750,000	142,105	0.3%
Water Front Drive Road Towne
Tortola, BVI
Monarch Capital Fund Ltd. [16]	78,718	375,000	375,000	375,000	78,718	0.1%
2nd Floor, Harbour House
Waterfront Drive, Road Town,
Tortola
British Virgin Islands
LB Financial Holdings, LLC [17]	26,706	125,000	125,000	125,000	26,706	Less than
2248 Meridian Boulevard, Suite H						0.1%
Minden, NV 89423
CMS Capital [18]	26,239	125,000	125,000	125,000	26,239	Less than
9612 Van Nuys #108						0.1%
Panorama City, CA 91402

Other than as disclosed below, none of the selling shareholders:

• has had a material relationship with us other than as a shareholder at any time within the past three years; or

• has been one of our officers or directors.

1	Leon Frenkel is the beneficial owner of the shares held by Periscope Partners, LP.

2	Vicki Appel is the trustee of shares held by Capital Growth Trust.

3	Richard Schmidt is the managing member and beneficial owner of shares held by Stellar Capital Fund LLC.

4	Doug McClain, Jr. is the President and beneficial owner of shares held by Argyll Equities LLC.

5

Mosaic Capital Advisors, LLC (“MCA”) is the investment advisor to Mosaic Partners Fund, Mosaic Partners Fund LP, MPE III Ltd. Class L, MPE US LP Series B, MPE US LP Series E, and Mosaic Private Equity Fund (US) LP Series E2. Mosaic Financial Services, LLC is a wholly-owned subsidiary of MCA. Ameet Shah is the natural person who exercises the voting and dispositive powers with respect to the shares held by entities in which MCA acts as investment advisor.

6	Haresh Sheth is the beneficial owner of the shares held by Janus Finance Corporation. Mr. Sheth currently serves as our Chief Financial Officer and as a member of our board of directors.

7	Jyotsna P. Shah is the beneficial owner of the shares held by the Jyotsna P. Shah Revocable Trust.

8	Haresh Sheth is the beneficial owner of the shares held by Janus Financial Services, Inc. Mr. Sheth currently serves as our Chief Financial Officer and as a member of our board of directors.

9	Haresh Sheth is the beneficial owner of the shares held by Woodfield Capital Services Inc. Mr. Sheth currently serves as our Chief Financial Officer and as a member of our board of directors.

10	Baruch Halpern is the beneficial owner of the shares held by Baruch Halpern Rev TTDTD.

11	Jeb Brooks is the beneficial owner of the shares held by Pinewood Trading Fund LP.

12	Robert DelVecchio is the beneficial owner of the shares held by Brockington Securities Inc. Mr. DelVecchio currently serves as our Chief Executive Officer and as a member of our board of directors.

13	Steven Urbach is the beneficial owner of the shares held by Cornix Management LLC.

14	Konrad Ackerman is the beneficial owner of the shares held by Alpha Capital Anstalt.

15	David Stefansky is the beneficial owner of the shares held by Harbor View Master Fund LP.

16	Howard Weiss is the beneficial owner of the shares held by Monarch Capital Fund Ltd.

17	Joseph Piacentile is the beneficial owner of the shares held by LB Financial Holdings, LLC.

18	Howard Weiss is the beneficial owner of the shares held by CMS Capital.

DESCRIPTION OF CAPITAL STOCK

Common Stock

     We have authorized 150,000,000 shares of our common stock with a par value of $0.001 per share, of which 54,263,085 shares were outstanding as of December 31, 2007.

Voting Rights

     Holders of common stock have the right to cast one vote for each share of stock held in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, the Articles of Incorporation, or the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business.

     The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

     Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

     We have authorized 5,000,000 shares of our preferred stock with a par value of $0.001 per share, of which no shares were outstanding as of December 31, 2007.

     Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall be prescribed by resolution of the board of directors pursuant to Section 3 of Article III of the Articles of Incorporation.

Warrants

     We are registering the common stock underlying certain warrants issued in exempt offerings. These warrants are described below.

     The holder(s) of warrants to purchase 1,660,000 shares of our common stock issued in the exempt offering that closed on December 23, 2005 have the option to purchase shares of our common stock for a 36-month period from the date of issuance. The exercise price for these warrants is $0.60 per share. If the average closing price for our common stock on the OTCBB for thirty consecutive trading days following the effectiveness of this registration statement is equal to or greater than $1.20, we shall have unlimited discretion to call the warrants at their exercise price of $0.60 for a period of fifteen business days following such occurrence. Of the 1,660,000 warrants issued, 1,378,250 remain outstanding, and the shares of our common stock issuable upon the exercise of these warrants are being registered in this prospectus.

     The holder(s) of warrants to purchase 2,212,500 shares of our common stock issued in the exempt offering during the fiscal year ended December 31, 2006 have the option to purchase shares of our common stock for a 36-month period from the date of issuance. The exercise price for these warrants is $0.60 per share. If the average closing price for our common stock on the OTCBB for thirty consecutive trading days following the effectiveness of this registration statement is equal to or greater than $1.20, we shall have unlimited discretion to call the warrants at their exercise price of $0.60 for a period of fifteen business days following such occurrence. Of the 2,212,500 shares of our common stock issuable upon the exercise of these warrants, 1,700,000 shares are being registered in this prospectus.

     In January 2007, we completed a private offering of one-year unsecured convertible debentures (“Debenture”) carrying an interest rate of 18% per annum and raised total proceeds of $2,458,500. The Debenture provides that all the interest is payable solely in the shares of our common stock on the issuance date. The number of shares issued as interest was calculated based upon average closing price for our common stock on NASD OTCBB for the five (5) consecutive trading days preceding the issuance date. We issued 1,265,987 shares of our common stock as interest. Each Debenture holder has the right to convert its Debenture into fully paid non-assessable shares of our common stock at $0.40 per share. For every two (2) shares that a Debenture holder receives upon conversion, the holder will also receive a warrant to purchase one (1) share of common stock at an exercise price of $0.60 exercisable for 12 months after the conversion date and one (1) share of common stock at an exercise price of $0.80 exercisable for 24 months. Subsequent to January 2007, we have sold additional Debentures in the aggregate principal amount of $1,625,000. The shares of our common stock potentially issuable in the event of the conversion of these additional Debentures, together with shares of our common stock issued to the holders of these Debentures as interest, are not included in this registration statement. We do not currently have sufficient funds to repay the Debentures. We intend to secure additional financing through additional debt or equity financing arrangements. There can be no assurance that we will be successful in raising all of the additional funding that we are seeking. Of the 6,416,250 shares of our common stock issuable upon the exercise of warrants that will be issued in the event of the conversion of the Debentures, 4,812,500 are being registered in this prospectus.

     In addition, we issued 1,040,000 warrants to purchase shares of our common stock to consultants. The shares of common stock issuable upon exercise of theses warrants are not being registered in this prospectus.

     Holders of all warrants have no voting rights unless and until the warrants are converted into common stock. As a result of owning these warrants, warrant holders have no right to participate in any shareholder decisions.

Nevada Anti-Takeover Laws

     Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

Shares Eligible for Future Sale

     Assuming the exercise in full of the warrants and the conversion in full of the Debentures, assuming no exercise of options outstanding following this offering, we will have an aggregate of 84,550,682 shares of common stock outstanding upon completion of this offering. Of these shares, 44,399,178 shares will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” as that term is defined under Rule 144 of the Securities Act, who may sell only the volume of share described below and whose sales would be subject to additional restrictions described below. The remaining 40,151,504 shares of common stock will be held by our existing stockholders and will be deemed to be “restricted securities” under Rule 144. Restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below.

Eligibility of Restricted Shares for Sale in the Public Market

     The following indicates approximately when the 40,151,504 shares of common stock that are not being sold in this offering, but which will be outstanding at the time this offering is complete (assuming the exercise in full of the warrants and the conversion in full of the Debentures, but no exercise of outstanding options), will be eligible for sale into the public market, under the provisions of Rule 144: beginning on the date of this prospectus, 32,011,505 of these shares are eligible for resale, subject to volume, manner of sale and other limitations under Rule 144 and the 8,139,999 shares issuable upon the exercise of outstanding warrants not being registered in this prospectus will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144, one year after the warrant date of exercise.

Rule 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  1.0% of the number of shares of common stock then outstanding, which is expected to equal approximately 123,461 shares of common stock immediately after this offering; or

  the average weekly trading volume of the shares of common stock on the OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 in connection with the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, under Rule 144(k) as currently in effect, a person:

  who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale; and

  who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate,

is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Rule 701

     In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors who purchased shares of common stock from us under a compensatory stock option plan or other written agreement before the closing of this offering is entitled to resell these shares. These shares can be resold 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with restrictions, including the holding period, contained in Rule 144.

     The Securities and Exchange Commission has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act of 1934, along with the shares acquired upon exercise of these options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold:

  by persons other than affiliates subject only to the manner of sale provisions of Rule 144; and

  by affiliates under Rule 144 without compliance with its one year minimum holding period requirement.

Registration Rights

     Following the completion of this offering, the holders of an aggregate of 1,265,987 shares of common stock and the holders of debentures convertible into 10,208,750 shares are entitled to “piggy back” registration rights, also subject to cutback for marketing reasons. Registration of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, immediately upon the effectiveness of such registration. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;

4.	in short sales,

5.	in any combination of these methods of distribution; or

6.	any other method permitted by applicable law.

     Our common stock is quoted on the OTCBB, so the offering price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. The sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;

2.	a price related to such prevailing market price of our common stock, or;

3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

     In general, under Rule 144 of the Securities Act as currently in effect, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

  one percent of the number of shares of common stock then outstanding, or the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. However, pursuant to the rules and regulations promulgated under the Securities Act, the OTC Bulletin Board, where our common stock is quoted, is not an “automated quotation system” referred to in Rule 144(e). As a consequence, this market- based volume limitation allowed for securities listed on an exchange or quoted on NASDAQ is unavailable for our common stock.

     Sales under Rule 144 are also subject to requirements with respect to manner-of-sales requirements, notice requirements and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell his or her shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144.

     The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. Under such circumstance, all unidentified security holders will be identified in pre-effective or post-effective amendment(s) or prospectus supplement(s), as applicable. We can provide no assurance that all or any of the common stock offered being registered hereby will be sold by the selling shareholders.

     We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

     The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

     In addition, Brockington Securities, Inc. is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and, accordingly, is deemed to be an underwriter in connection with the sale of its shares of common stock.

Determination of Offering Price

     All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon for us by Cane Clark LLP                                                                                                     .

EXPERTS

     Miller, Ellin & Company, LLP has audited our consolidated financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. Miller, Ellin & Company, LLP has presented their report with respect to our December 31, 2006 consolidated financial statements. The report of Miller, Ellin & Company, LLP is included in reliance upon their authority as experts in accounting and auditing.

     Squar, Milner, Peterson, Miranda & Williamson, LLP, formerly known as Squar, Milner, Reehl & Williamson, LLP has audited our consolidated financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. Squar, Milner, Peterson, Miranda & Williamson, LLP has presented their report with respect to our December 31, 2005 consolidated financial statements. The report of Squar, Milner, Peterson, Miranda & Williamson, LLP is included in reliance upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     No events occurred requiring disclosure under Item 304(b) of Regulation S-B.

     On April 5, 2006, Squar, Milner, Reehl & Williamson, LLP (the “Squar Milner”) was dismissed as our independent registered public accounting firm. We engaged Miller, Ellin & Co. LLP as our principal accountants effective April 5, 2006. The decision to change accountants was approved by our board of directors. We did not consult with Miller, Ellin & Co. LLP on any matters prior to retaining such firm as our principal accountants.

     Squar Milner’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on our financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 contained an uncertainty about our ability to continue as a going concern.

     During the years ended December 31, 2005 and December 31, 2004, and through the subsequent period ended April 5, 2006, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Squar Milner would have caused them to make reference thereto in their reports on the consolidated financial statements for such periods.

     During the years ended December 31, 2005 and December 31, 2004, and through the subsequent period ended April 5, 2006, Squar Milner did not advise us with respect to any of the matters described in paragraphs (a)(1)(iv)(A) or (B) of Item 304 of Regulation S-B except as follows:

     On March 30, 2006, Squar Milner advised our board of directors about a material weakness in the internal control that we do not have sufficient staffing in the financial reporting and accounting departments regarding the specialized knowledge and expertise in accounting principles generally accepted in the United States (“GAAP”) that is necessary to (i) prevent errors in financial reporting and related disclosures and (ii) otherwise comply with accounting pronouncements.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm - 2006	F-1
Report of Independent Registered Public Accounting Firm - 2005	F-2
Consolidated Balance Sheet as of December 31, 2006 (As Restated)	F-3
Consolidated Statements of Operations - Years Ended December 31, 2006	F-4
and 2005
Consolidated Statement of Stockholders’ Deficit for	F-5
the Years Ended December 31, 2006 and 2005 (As Restated)
Consolidated Statements of Cash Flows for the Years Ended December 31,	F-6
2006 and 2005
Notes to Consolidated Financial Statements	F-7

Unaudited Financial Statements:
Unaudited Condensed Consolidated Balance Sheet as of September 30, 2007 (As Restated)	F-43
Unaudited Condensed Consolidated Statements of Operations for the nine	F-44
months ended September 30, 2007 and 2006
Unaudited Condensed Consolidated Statements of Cash Flows for the nine	F-45
months ended September 30, 2007 and 2006
Notes to Unaudited Condensed Consolidated Financial Statements	F-46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Assured Pharmacy, Inc.

We have audited the consolidated balance sheet as of December 31, 2006 and the related statements of operations, stockholders’ deficit and cash flows of Assured Pharmacy, Inc. And Subsidiaries (collectively the “Company”) for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Company for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States.

As more fully described in Note 14, the Company accounted for two transactions in 2005 in which common stock was returned in exchange for the extinguishment of debt at the par value. Accounting principles generally accepted in the United States of America require that the treasury stock in such transactions be accounted for at estimated fair value. As a result, the Company has recorded offsetting restatements to treasury stock and additional paid-in capital to reflect the correction in the cost of treasury stock from par value to estimated fair value. In our opinion, this correction does not have a material effect on the Company’s 2006 financial statements.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company had negative cash flow from operations of approximately $3.7 million in 2006, an accumulated deficit of approximately $19.7 million at December 31, 2006, and recurring losses from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller, Ellin & Company, LLP
New York, New York
April 2, 2007, except for Note 14, as to which the date is January 29, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Assured Pharmacy, Inc.

We have audited the consolidated statements of operations, stockholders’ deficit and cash flows of Assured Pharmacy, Inc. and Subsidiaries (collectively the “Company”) for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Company for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

We have also audited the adjustments described in Note 14 that were applied to restate the Company’s December 31, 2005 consolidated balance sheet (which is not presented herein) and statement of stockholders' deficit to correct an error. In our opinion, such adjustments (which did not affect the previously reported total stockholders’ deficit at December 31, 2005) are appropriate and have been properly applied.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company had negative cash flow from operations of approximately $2.7 million in 2005, an accumulated deficit of approximately $15.2 million at December 31, 2005 and recurring losses from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
March 20, 2006 (except Note 14 and the fourth paragraph of this report, as to which the date is January 28, 2008)

ASSURED PHARMACY, INC. AND SUBSIDIARIES (formerly known as eRxsys, Inc.)
CONSOLIDATED BALANCE SHEET
December 31, 2006

As Restated
ASSETS

Current Assets
Cash	$466,404
Accounts receivable, net	884,026
Inventories	414,914
Prepaid expenses and other assets	368,530
2,133,874
Long Term Assets
Accounts receivable - non-current, net	92,313

Property and Equipment, net	442,939

Goodwill	607,816
$3,276,942

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$1,051,260
Line of credit from a related party	-
Notes payable	62,027
Unsecured convertible notes payable	1,958,500
Notes payable to related parties and stockholders	20,000
3,091,787

Notes Payable to Related Party and Stockholders, net of current portion	904,967

Minority Interest	658,160

Commitments and Contingencies

Stockholders' Deficit
Preferred shares; par value $0.001 per share;
authorized 5,000,000 shares; no preferred shares issued
or outstanding	-

Common shares; par value $0.001 per share;
150,000,000 and 70,000,000 shares authorized, respectively; 64,264,368
common shares issued and outstanding at December 31, 2006 (as restated)	64,764

Treasury stock (as restated)	(2,849,366)

Additional paid-in capital, net (As Restated)	21,142,007

Accumulated deficit	(19,735,377)

Stockholders' deficit	(1,377,972)
$3,276,942

The accompanying notes are an integral part of the consolidated financial statements.

ASSURED PHARMACY, INC AND SUBSIDIARIES (formerly known as eRxsys, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	2006	2005

GROSS SALES	$7,897,118	$3,836,737

COST OF SALES	(6,222,267)	(3,120,958)

GROSS PROFIT	1,674,851	715,779

OPERATING EXPENSES
Salaries and related expenses	2,193,682	3,574,137
Consulting and other compensation	1,555,354	1,579,524
Selling, general and administrative	2,122,528	1,286,053
Restructuring charges	-	193,881
TOTAL OPERATING EXPENSES	5,871,564	6,633,595

LOSS FROM OPERATIONS	(4,196,713)	(5,917,816)

OTHER (EXPENSE) INCOME
Interest expense	(201,735)	(131,539)
Other expense	(162,147)	(35,094)
Gain on forgiveness of debt	-	1,011,522
TOTAL OTHER INCOME (EXPENSE)	(363,882)	844,889

LOSS BEFORE MINORITY INTEREST	(4,560,595)	(5,072,927)
MINORITY INTEREST	58,756	275,835

NET LOSS	$(4,501,839)	$(4,797,092)

Basic and diluted loss per common share	$(0.09)	$(0.12)

Basic and diluted weighted average number of common
shares outstanding	51,376,193	40,961,989

The accompanying notes are an integral part of the consolidated financial statements.

ASSURED PHARMACY, INC AND SUBSIDIARIES (formerly known as eRxsys, Inc.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2006 and 2005

	Common Stock		Treasury Stock		Additional
					Paid In
				Amount	Capital	(Accumulated)	Stockholders'
	Shares	Amount	Shares	(As Restated)*	(As Restated)*	(Deficit)	Deficit
Balance December 31, 2004	44,977,899	44,978	-	-	8,560,824	(10,436,446)	(1,830,644)

Issuance of common stock in connection with a private placement	3,820,000	3,820	-	-	1,507,964	-	1,511,784

Issuance of common stock for services rendered	2,907,499	2,907	-	-	825,308	-	828,215

Issuance of common stock for debt conversion	2,500,000	2,500	-	-	697,500	-	700,000

Issuance of common stock to former CEO for debt settlement	494,000	494	-	-	118,466	-	118,960

Issuance of warrants to former CEO for debt settlement	-	-	-	-	329,000	-	329,000

Issuance of common stock options to CEO for services	-	-	-	-	1,950,000	-	1,950,000

Issuance of common stock to RTIN in connection with debt settlement	500,000	500	-	-	148,000	-	148,500

Stock returned to the Company by RTIN and former officer and directors	-	-	(10,858,658)	(2,849,366)	2,849,366	-	-

Issuance of warrants and options for services	-	-	-	-	247,916	-	247,916

Net loss	-	-	-	-	-	(4,797,092)	(4,797,092)

Balance December 31, 2005 (As Restated)	55,199,398	$55,199	(10,858,658)	$(2,849,366)	$17,234,344	$(15,233,538)	(793,361)

Issuance of common stock in connection with a private placement	4,438,231	4,438	-	-	1,770,854	-	1,775,292

Issuance of common stock in connection with debenture interest	1,011,373	1,011	-	-	351,519	-	352,530

Issuance of common stock for services rendered	2,752,866	2,753	-	-	1,070,989	-	1,073,742

Issuance of common stock for debt conversion	1,062,500	1,063	-	-	423,937	-	425,000

Issuance of common stock for warrant exercised	250,000	250	-	-	149,750	-	150,000

Issuance of common stock for acquisition of minority interest in Assured Pharmacies, Inc.	50,000	50	-	-	19,450	-	19,500

Beneficial conversion on notes payable	-	-	-	-	10,625	-	10,625
	-	-	-	-		-
Issuance of warrants and options for services rendered	-	-	-	-	110,539	-	110,539

Net loss	-	-	-	-	-	(4,501,839)	(4,501,839)

Balance December 31, 2006 (As Restated)	64,764,368	$64,764	(10,858,658)	$(2,849,366)	$21,142,007	$(19,735,377)	$(1,377,972)

*	As discussed in Note 14 to the accompanying consolidated financial statements, the December 31, 2005 balance of this account has been restated.

The accompanying notes are an integral part of the consolidated financial statements.

ASSURED PHARMACY, INC. AND SUBSIDIARIES (formerly known as eRxsys, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	Years Ended

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,501,839)	$(4,797,092)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization of property and equipment	133,504	108,136
Amortization of debt discount	10,625	-
Impairment of property and equipment related to restructuring	-	193,881
equity instruments issued in relation to deferred consulting fee	1,184,281	643,111
Loss on settlement of debt	9,350	87,960
Gain on forgiveness of debt	-	(1,011,522)
Issuance of common stock in lieu of interest	67,406	-
Issuance of common stock for services	7,000
Impairment of intangible asset	-	-
Minority interest in net loss of joint venture	(58,756)	(275,835)
Issuance of common stock and options for services to CEO	-	2,387,364
Provision for doubtful accounts	177,597
Changes in operating assets and liabilities:
Accounts receivable	(623,206)	(348,303)
Inventories	(153,144)	(103,761)
Prepaid expenses and other current assets	(2,161)	3,567
Accounts payable and accrued liabilities	22,505	378,817
Net cash used in operating activities	(3,726,838)	(2,733,677)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(135,473)	(2,791)
Advance on purchase of company	(50,000)
Purchase of minority interest	(20,000)	-
Net cash used in investing activities	(205,473)	(2,791)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	-	2,035,365
Proceeds from the issuance of notes payable to related parties and shareholders	600,000	305,000
Proceeds from the issuance of short term loans	-	425,000
Principal repayments on line of credit	(200,000)	(1,135,365)
Principal repayments on notes payable	(156,812)	-
Principal repayments on notes payable to related parties and shareholders	(96,907)	(135,000)
Proceeds from issuance of common stock	1,775,292	1,511,784
Proceeds from issuance of convertible debentures	1,958,500	-
Proceeds from issuance of common stock due to warrants exercised	150,000	-
Proceeds towards minority investment	12,000
Net cash provided by financing activities	4,042,073	3,006,784

Net increase in cash	109,763	270,316

Cash at beginning of year	356,641	86,325

Cash at end of year	$466,404	$356,641

Supplemental disclosure of cash flow information-
Cash paid during the year for:
Interest	$131,252	$131,539

Income taxes	$2,262	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of accrued interest to principal	$8,163	$-
Notes issued to acquire minority interest	$567,998	$-
Issuance of common stock to acquire minority interst	$19,500	$-
Issuance of common stock for debt converstion	$425,000	$967,460
Issuance of warrants for debt converstion	$-	$329,000
Issuance of common stock for services rendered	$1,073,472	$828,215
Issuance of options for services rendered	$-	$1,950,000
Issuance of common stock in lieu of debenture note interest	$352,530	$-
Beneficial conversion on notes payable	$10,625	$-

See the accompanying notes for disclosures about non-cash investing and financing activities.

The accompanying notes are an integral part of the consolidated financial statements.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

1. ORGANIZATION AND BASIS OF PRESENTATION

Assured Pharmacy, Inc. (“Assured Pharmacy” or the “Company”) was organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. and previously operated under the name eRXSYS, Inc. The Company is engaged in the business of operating specialty pharmacies that dispense highly regulated pain medication. The Company has recently expanded its business beyond pain management to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. The Company offers physicians the ability to electronically transmit prescriptions to its pharmacies. The Company derives its revenue primarily from the sale of prescription drugs and does not keep in inventory non-prescription drugs or health and beauty related products inventoried at traditional pharmacies. The majority of the Company’s business is derived from repeat business from its customers. “Walk-in” prescriptions from physicians are limited.

In April 2003, Assured Pharmacy entered into a joint venture agreement (“Joint Venture”) with TPG Partners, L.L.C. (“TPG”) to establish and operate pharmacies. In June 2003, Safescript of California, Inc. (“Safescript”) was incorporated to own and operate pharmacies that the parties may jointly establish under the Joint Venture. Assured Pharmacy owned 51% of the Joint Venture and TPG owned the remaining 49%. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

Pursuant to the terms of the Joint Venture, TPG was obligated to contribute start-up costs of $230,000 per pharmacy location to establish up to fifty pharmacies. TPG was also obligated to contribute their proportionate share of the start-up costs in excess of their initial capital contribution of $230,000 per pharmacy. The Joint Venture defined start-up costs as any costs associated with the opening of any open pharmacy location that accrue within the ninety-day period following the opening of that particular pharmacy.

On December 15, 2006, the Company acquired TPG’s 49% interest of API. The Company agreed to the following consideration:

		Amount
1.	50,000 restricted shares (“Shares”) of common stock valued at	$19,500

2.	Initial down payment which was paid by December 15, 2006	15,000

3.	Eleven (11) consecutive monthly installments of $5,000 commencing in January 2007 through November 2007	55,000

4.	Fourteen (14) consecutive monthly installments of $15,000 commencing in December 2007 through January 2009	210,000

5.	Loan payable together with interest at the rate of prime plus 2% per annum commencing from the date of this Purchase Agreement payable on or before February 15, 2009	180,000

6.	Forgiveness of a net receivable from minority interest	213,266

		692,766

	Less: Debt Discount	(84,950)
		$607,816

The total purchase price of $607,816 was recorded as goodwill as there were no identifiable assets to ascribe the purchase price.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

1.	ORGANIZATION AND BASIS OF PRESENTATION (continued)

As a result of this acquisition, the Company increased it’s ownership interest in API to 100% making it a wholly-owned subsidiary and consequently resulting in the termination of its joint venture with TPG.

In February 2004, Assured Pharmacy entered into an agreement (the “Agreement”) with TAPG, L.L.C. (‘TAPG’), a Louisiana limited liability company, and formed Safescript Northwest, Inc., a Louisiana corporation, to establish and operate pharmacies. Effective August 19, 2004, Safescript Northwest, Inc. changed its name to Assured Pharmacies Northwest, Inc. (‘APN’).

The Agreement provides that TAPG will contribute start-up costs in the amount of $335,000 per pharmacy location established not to exceed five pharmacies. The Company’s contribution under the Agreement consists of granting the right to utilize its intellectual property rights and to provide sales and marketing services. Between March and October 2004, APN received from TAPG start-up funds in the amount of $854,213 as its capital contribution for three pharmacies. This capital contribution funded the opening of two pharmacies in Kirkland, Washington in August 2004 and Portland, Oregon in September 2004. Included in these monies was a partial capital contribution in the amount of $190,000 for the establishment of another pharmacy located in Portland, Oregon. TAPG remained obligated to contribute an additional $145,000 to satisfy their full contribution. The Company and APN requested that TAPG provide the $150,787 balance of its full capital contribution. TAPG was also obligated to contribute their proportionate share of the start-up costs in excess of their initial capital contribution of $335,000 per pharmacy. The Agreement defines start-up costs as any costs associated with the opening of any open pharmacy location that accrue within one hundred eighty days following the opening of that particular pharmacy.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Following the start-up period, the Company advanced interest-free loans, totaling $352,000 to APN, to sustain operations at both pharmacies operated by APN. On March 6, 2006, these loans were converted into 378 shares of APN capital stock. Following the conversion of this debt into equity, the Company recognized an investment of $857,000, which increased their ownership interest in APN from 75% to 94.8%. TAPG owns the remaining 5.2% interest.

The Company’s common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “APHY.”

The Company's management determined that its business could be expanded through developing arrangements with third party health plan providers to accept traditional co-payments and fill prescriptions for their members who rely upon overnight courier for delivery of their prescription. The Company's management believes that such arrangements will broaden its consumer base and enable it to access a particular niche of consumer that receives their prescriptions exclusively via courier as opposed to patronizing traditional retail pharmacy locations. On January 3, 2006, the Company incorporated Assured Pharmacy Plus, Corp. (“Plus Corp.”) as a wholly-owned subsidiary to develop this opportunity.

Also on January 3, 2006, the Company incorporated Assured Pharmacy DME, Corp. (“DME”) as a wholly-owned subsidiary for the purpose of facilitating and making available specialized medical equipment to its consumers. The Company's consumers who require treatment for chronic pain commonly require specialized medical equipment and/or rehabilitative equipment.

During the third quarter, the Company incorporated three wholly-owned subsidiaries for the purpose of operating additional pharmacies. On July 21, 2006, the Company incorporated Assured Pharmacy Gresham, Inc. (“Gresham”). On August 11, 2006, the Company incorporated Assured Pharmacy Irvine, Inc. (“Irvine”), and on September 25, 2006, the Company incorporated Assured Pharmacy Los Angeles 1, Inc. (“L.A. 1”).

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Going Concern Considerations

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of December 31, 2006, the Company had an accumulated deficit of $19,735,377, recurring losses from operations and negative cash flow from operating activities of $3,726,838 for the year then ended. The Company also had a negative working capital of $957,913 as of December 31, 2006.

The Company intends to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital or other cash requirements for the year ending December 31, 2007. The Company is seeking additional funds to finance its immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

  The Company is expanding its revenue base beyond the pain management sector to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions.

  The Company is aggressively signing up new physicians, which will result in new patients

  The Company is seeking investment capital.

  The Company implemented a new marketing strategy and retained additional sales personnel to attract business.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP’) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation

The consolidated financial statements for the year ended December 31, 2006 include the accounts of Assured Pharmacy, Inc., the Company’s 94.8% ownership interest in APN. The statement of operations also, includes 51% ownership interest in API, till December 15, 2006. In accordance with the joint venture agreement, the minority partner, does not have participation rights that allow them to block decisions proposed by the Company. The minority joint venture has given the Company the ability to control all daily operations and management of the joint venture; therefore, the Company has consolidated the joint venture in its financial statements. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include revenue recognition, the allowance for doubtful accounts, the deferred tax asset valuation allowance, and the realization of inventories and long-lived assets. Actual results could materially differ from these estimates.

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition. The Company has a limited operating history since it has finished only its fourth year of operations. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing expanding operations; competition; attracting, retaining and motivating qualified personnel; maintaining and

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties (continued)

developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government regulations.

Therefore, the Company may be subject to the risks of delays in obtaining (or failing to obtain) regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the risk of business failure.

The Company’s leased pharmacies are subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining or maintaining the required licensing and/or approvals could prevent the continued operation of such pharmacies. Management believes that the Company is operating in compliance with all applicable laws and regulations.

The Company purchased 99% of its inventory of prescription drugs from one wholesale vendor during the year ended December 31, 2006. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of consolidation in the industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes it could obtain the majority of our inventory from other distributors at competitive prices and upon competitive payment terms if our relationship with our primary wholesale drug vendor was terminated, there can be no assurance that the termination of such relationship would not adversely affect us.

Governmental Regulations

The pharmacy business is subject to extensive and often changing federal, state and local regulations, and our pharmacies are required to be licensed in the states in which they are located or do business. While management continuously monitors the effects of regulatory activity on the Company’s operations and we currently have a pharmacy license for each pharmacy the Company operates, the failure to obtain or renew any regulatory approvals or licenses could adversely affect the continued operations of the Company’s business.

The Company is also subject to federal and state laws that prohibit certain types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of products and/or services. Violation of these laws can result in a loss of licensure, civil and criminal

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Governmental Regulations (continued)

penalties and exclusion from various federal and state healthcare programs. The Company expends considerable resources in connection with compliance efforts. Management believes that the Company is in compliance with federal and state regulations applicable to its business.

The Company is also impacted by the Health Insurance Portability and Accountability Act of 1996 (‘HIPAA’), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (‘transaction standards’); privacy of individually identifiable healthcare information (‘privacy standards’); security and electronic signatures (‘security standards’), as wells as unique identifiers for providers, employers, health plans and individuals; and enforcement. The Company is required to comply with these standards and is subject to significant civil and criminal penalties for failure to do so. Management believes the Company is in compliance with these standards. There can be no assurance, however, that future changes will not occur which the Company may not be, or may have to incur significant costs to be, in compliance with new standards or regulations. Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future legislation or regulation will have on the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

The financial instrument that potentially exposes the Company to a concentration of credit risk principally consists of cash. The Company deposits its cash with high credit financial institutions, and at times the balances may exceed the insurance limit of the Federal Deposit Insurance Corp. Management believes that there is little risk of loss due to this policy.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable, non-current

The Company carries $183,741 of receivables which are over 180 days. These receivables are primarily from Workmen’s Compensation Board of State of California (“CA Board”). These receivables are due to disputes between the claimant and the employer, with the CA Board, known as “Green Leins”. The settlement period for such Green Lien cases takes anywhere from 1 year to 5 years. The Management classified such receivables as Non-current long term assets. The Management also, provided 50% allowance for doubtful receivables against such receivables.

Allowance for Doubtful Accounts Receivable

The Company’s receivables are from reputable insurance companies. However, management periodically reviews the collectibility of accounts receivable and provides an allowance for doubtful accounts receivable as management deems necessary. For the year ended December 31, 2006, Management provided approximately $177,000 towards such allowance. This provision also, includes 50% provision towards Green Lein claims. Management concluded there was no need for such an allowance as of December 31, 2005.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management’s forecast for sales of its products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management’s assumptions about market conditions and future demand for its products. No reserevations were provided at December 31, 2006 and 2005, respectively, as the reserves were insignificant to the accompanying financial statements. Should the demand for the Company's products prove to be less than anticipated, the ultimate net realizable value of its inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories (continued)

Inventories are comprised of brand and generic pharmaceutical drugs. Brand drugs are purchased primarily from one wholesale vendor and generic drugs are purchased primarily from multiple wholesale vendors. The Company's pharmacies maintain a wide variety of different drug classes, known as Schedule II, Schedule III, and Schedule IV drugs, which vary in degrees of addictiveness.

Schedule II drugs, considered narcotics by the DEA are the most addictive; hence, they are highly regulated by the DEA and are required to be segregated and secured in a separate cabinet. Schedule III and Schedule IV drugs are less addictive and are not regulated. Because the Company's business model focuses on servicing pain management doctors and chronic pain patients, the Company carries in inventory a larger amount of Schedule II drugs than most other pharmacies. The cost in acquiring Schedule II drugs is higher than Schedule III and IV drugs.

Long Lived Assets:

The Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which, addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

The Company's long-lived assets consist of computers, software, office furniture and equipment, store fixtures and leasehold improvements on pharmacy build-outs which are depreciated with useful lives varying from 3 to 10 years. Leasehold improvements are depreciated over the shorter of the useful life or the remaining lease term, typically 5 years. The Company assesses the impairment of these long-lived assets at least annually and makes adjustment accordingly. There were no impairments for 2006 or 2005.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Intangible Assets

The Company follows SFAS No. 142,’Goodwill and Other Intangible Assets’, which, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition.

Advertising

The Company expenses the cost of advertising, including marketing and promotions, when incurred. Advertising costs for the years ended December 31, 2006 and December 31, 2005 $478,523 and $25,673, respectively. They are included in selling, general and administrative expenses in the accompanying consolidated statements of operations

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

Stock-based compensation includes awards of common stock as well as warrants and options to purchase common stock. Stock awards generally consist of awards of restricted shares that become unrestricted as the requisite services are rendered. Those awards have been made to non-employees and have been valued at the trading price on the date of issue. The value is charged to deferred compensation and recognized in expenses as the services are rendered.

Stock purchase warrants have been issued to non-employees in exchange for services. The fair value of such awards has been charged to expense when the related services have been rendered. Fair values are determined using the Black-Scholes pricing model on the date the warrants are issued.

During the years ended December 31, 2006 and 2005 stock-based compensation consisted of the expense related to awards granted to non-employees. Therefore, in 2006 and 2005, the recorded stock-based compensation expense included the expense of stock awards to non-employees that became unrestricted because the required services were rendered and the award date fair value of stock purchase warrants issued to non-employees in exchange for services. The expense recognized in 2006 and 2005 related to non-employee services was $1,184,281 and $643,111, respectively.

On January 1, 2006 the Company adopted a fair value method of accounting for awards to employees of warrants and options to purchase common stock. Compensation expense for all such newly granted awards and awards modified, repurchased, or cancelled after January 1, 2006 is determined using the grant date fair value of the award. Compensation cost for the unvested portion of awards that were outstanding as of January 1, 2006 is recognized ratably over the remaining vesting period based on the fair value at date of grant. The cumulative effect of this change in accounting principle related to stock-based awards was immaterial. Prior to January 1, 2006, Assured accounted for stock-based compensation using the intrinsic value method. Under that method, no compensation expense was recognized for stock options.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table summarizes the pro forma effect on net income (loss) and income (loss) per share for 2006 and 2005 as if the Company had applied fair value recognition to account for stock warrants or options awarded prior to January 1, 2006 as compensation to employees.

	2006	2005

Net loss applicable to common
stockholders:
As reported	$(4,501,839)	$(4,797,092)

Deduct: Total stock-based
employee compensation
expense determined under fair
value based method for all awards	-	(2,600)
Pro forma	$(4,501,839)	$(4,799,692)

Basic and diluted (loss) per
common share:
As reported	$(0.09)	$(0.12)
Pro forma	$(0.09)	$(0.12)

The above pro-forma effects are not necessarily representative of the impact on the results of operations for future years.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2006 and 2005:

	2006	2005

Furniture and equipment	$29,681	$17,212
Computer equipment and information systems	403,278	341,611
Leasehold improvements	296,695	242,833
	729,654	601,656
Less: accumulated depreciation and amortization	(286,715)	(160,686)
	$442,939	$440,970

Depreciation and amortization for the years ended December 31, 2006 and 2005 was $133,500 and $108,135, respectively.

4. LINE OF CREDIT FROM A RELATED PARTY

In February 2005, the Company entered into an accounts receivable servicing agreement and a line of credit agreement with Mosaic Financial Services, Inc. (the “Lender” or “Mosaic”). This agreement provided the Company financing for inventory purchases over an extended period of time. Under the terms of the line of credit agreement, the Company was able to draw a maximum of $500,000 to purchase inventory. On July 1, 2005, the line of credit limit was increased to $700,000. These agreements were for a one-year term with a provision to automatically renew unless either party provided notice of termination within 180 days prior to the end of the term. The line of credit had a monthly interest rate of 1.25% of the then line of credit limit. The line of credit was secured by substantially all of the Company's existing and future assets.

Pursuant to the above agreement, the Lender had a continuing right during the term to convert all or a portion of the outstanding obligations into a number of shares of the Company’s common stock determined at a conversion price equal to 80% of the volume weighted average price of the Company’s common stock as quoted by Bloomberg, LP for the seven trading day weighted average closing bid price for the common stock on the OTCBB (or such other equivalent market on which the common stock is then quoted) calculated as of the trading day immediately preceding the date the conversion right is exercised. The conversion price per share shall not be less than $0.25 or more than $0.75. The Lender is only entitled to piggyback registration rights upon exercise of this conversion right, and the Company is not contractually liable for any registration rights penalties. The beneficial conversion feature amount was not significant.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

4. LINE OF CREDIT FROM A RELATED PARTY (continued)

On October 24, 2005, the Company authorized the issuance of 2,500,000 restricted common shares at $0.28 per share to Mosaic in order to convert their entire outstanding balance of $700,000 into common stock in accordance with the conversion right in the line of credit agreement. The issuance of these shares to Mosaic satisfied in full the Company’s obligations under such agreement. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On October 31, 2005, the Company entered into Line of Credit Agreement (“LOC”) with Mosaic Financial Services, Inc. (“Mosaic”) for $1,000,000 to purchase inventory. This LOC has a one time commitment fee equal to three percent (3%) of the initial amount of the LOC. The LOC has a monthly finance charge of 1.5% of the then LOC limit. These finance charges are deducted prior to any advances. Under the terms of the LOC, Mosaic has a conversion right to convert all or a portion of the outstanding advances into shares of our common stock where the conversion price is based on the weighted average closing bid price for the common stock on the over-the-counter bulletin board (or such other equivalent market on which our common stock is quoted) for the seven trading days immediately preceding the date the conversion right is exercised. The conversion price shall not be less than $0.40 or more than $0.80. This LOC is secured by substantially all of our assets. On May 1, 2006, the Company repaid $200,000, which was drawn down in October, 2005. Since April 15 2006, the Company has been able to finance its inventory purchases without the need to draw down funds from the LOC. The beneficial conversion feature amount was not significant.

A member of the Company’s board of directors since September 2005 and its Chief Financial Officer was previously the group financial officer for Mosaic Capital Advisors, LLC, which is the parent company of Mosaic. This LOC agreement was terminated on May 1, 2006. The beneficial conversion feature amount was not significant.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

5. NOTES PAYABLE TO RELATED PARTIES AND STOCKHOLDERS

Licensor Note

In May 2003, the Company assumed a note payable from Safescript Pharmacies, Inc. (the “Licensor”) of approximately $3,177,000 in connection with acquisition of a License (see Note 4), of which $2,000,000 was converted into 4,444,444 shares of the Company’s restricted common stock at $0.45 per share. The remaining balance of approximately $1,177,000 was payable in monthly installments of $25,000 including interest at 5% per annum with a balloon payment of approximately $802,000 due in December 2004. This note was secured by the License.

Due to the Company’s dispute with the Licensor (see Note 12), the Company ceased making monthly installment payments. The outstanding balance of the note was approximately $1,013,000 as of December 31, 2004. On June 30, 2005, the United States Bankruptcy Court for the Eastern District of Texas approved a Settlement Agreement and Mutual Release (the “Settlement Agreement”) between the Company and the Licensor. Under the terms of the Settlement Agreement, the Licensor retained 100,000 shares of the Company’s common stock and returned the remaining 4,344,444 shares of common stock for cancellation. In addition, we issued the Licensor 500,000 additional shares of Company common stock and agreed to dismiss the lawsuit then pending in the U.S. District Court for the Eastern District of Texas with prejudice.

The Settlement Agreement contained a mutual release which resulted in the Licensor releasing the Company from any liability with respect to the note payable due to the Licensor in the amount of approximately $1,013,000. For financial reporting purposes, the Company has treated the 500,000 shares issued to the Licensor as constructively issued as of June 30, 2005. Accordingly, the Company has reported a credit to common stock for $500; a credit to additional paid in capital for $148,000 (the estimated fair value of the stock based on the trading price on the settlement date); and a gain on settlement of debt of approximately $1,012,000 in the accompanying calendar 2005 consolidated statement of operations. Based on SFAS No. 145 and APB No. 30, management concluded that such gain is not considered extraordinary and is presented as a component of loss from continuing operations.

See Note 14 for additional information regarding the transaction described in the preceding two paragraphs.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

5. NOTES PAYABLE TO RELATED PARTIES AND STOCKHOLDERS (continued)

Note to Former CEO

In December 2003, the Company entered into a note payable with its former Chief Executive Officer (“former CEO”) for $370,000 in connection with the acquisition of a License. This note accrued interest at a fixed rate of 5% per annum. The note was secured by the License and was to mature in December 31, 2007.

In February 2005, the Company entered into a termination and settlement agreement with the former CEO, whereby he agreed to accept $10,000 cash, 494,000 shares of restricted common stock and warrants (fully vested and immediately exercisable, at a price range of $0.75 to $1.25 per share, over a five year period) to purchase 1,300,000 shares of the Company’s common stock and forever discharge the Company from all liability associated with this debt. During the quarter ended September 30, 2005, the Company paid the $10,000 on this settlement. In addition, the Company recorded a credit to subscribed stock for $494; a credit to additional paid in capital for $118,066 (the estimated fair value of the stock based on the trading price on the settlement date); a credit to additional paid in capital for $329,400 (the estimated fair value of the warrants based on the Black-Scholes pricing model on the settlement date); and a loss on settlement of debt of $87,960, thereby extinguishing this liability.

See Note 14 for additional information regarding the transaction described in the preceding paragraph.

TAPG Note

In January 2005, the Company entered into an agreement with TAPG where TAPG was to advance $270,000 in connection with establishing pharmacies in the Pacific Northwest of the United States (see Note 1). The note was to be funded by TAPG LLC in monthly instalments of $45,000 up to a maximum of $270,000. The note accrued interest at a fixed rate of 7% per annum. The note is secured by the assets of API’s pharmacies, in which the Company holds a controlling interest. However, the Company received only $40,000 during 2005. The note matured in January 2006 and was not extended. As of December 31, 2006, the Company paid $20,000 payment on this note. The Company intends to retire the remaining balance due of $20,000.

Convertible Loans

On October 25, 2005, the Company entered into a loan agreement with Malaton Investment Corporation S.A. (“Malaton”). Under the terms of the agreement, the Company received $250,000 for a two month term which can be extended for an additional twelve (12) month period by mutual consent. On the date of funding, the Company paid the lender a one time commitment fee equal to 3% of the initial amount of the loan. The loan has an interest rate of 15% per annum to be paid in monthly installments.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

5. NOTES PAYABLE TO RELATED PARTIES AND STOCKHOLDERS (continued)

Convertible Loans (continued)

Pursuant to the terms of this agreement, Malaton had a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company’s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The conversion price per share was not to be less than $0.40 or more than $0.80. On March 1, 2006, Malaton elected to convert the loan into 625,000 shares of the Company’s restricted common stock. The shares issued upon conversion are entitled to piggyback registration rights.

On December 21, 2005, the Company entered into a loan agreement with Kenido Holdings, Inc. (“Kenido”). Under the terms of the agreement, the Company received $175,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. On the date of funding, the Company paid the lender a one time commitment fee equal of 3% of the initial amount of the loan. The loan had an interest rate of 15% per annum payable in monthly installments.

Pursuant to the terms of this agreement, the Kenido had a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company’s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The conversion price per share was not to be less than $0.40 or more than $0.80. On March 1, 2006, Kenido elected to convert the loan into 437,500 shares of the Company’s restricted common stock. The shares issued upon conversion are entitled to piggyback registration rights.

The conversion price on both the notes to, Kenido and Malaton, was $0.40. The weighted average price of the shares of the Company’s common stock was calculated at $0.41. Due to this, the Company recognized a beneficial conversion of $10,625 as an expense.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

5. NOTES PAYABLE TO RELATED PARTIES AND STOCKHOLDERS (continued)

Convertible Loans (continued)

During first quarter of 2005, the Company entered into ninety-day note payable to VVPH Inc. for $50,000. During first quarter of 2006, the Company extended this agreement to January 31, 2007. VVPH also, agreed to convert accrued interest of $1,907 to principal.

On January 21, 2006, the Company entered additional two (2) loan agreements with VVPH Inc. Under the terms of the agreements, the Company received $600,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. The loan has an interest rate of 15% per annum to be paid in monthly installments.

Pursuant to the terms of this agreement, the VVPH has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company’s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. VVPH Inc shall be entitled to piggyback registration rights upon exercise of this conversion right. During the year ended December 31, 2006, the Company paid $75,000 towards the principal of this loan, along with interest of $64,315. As of December 31, 2006, the Company owes $575,988 along with the interest, towards these notes.

In March 2007, the Company extended these agreements until January, 2008.

During the first quarter of 2005, the Company entered into three ninety-day notes payable to three stockholders totaling $190,000. These notes are unsecured and have various fixed interest rate ranging from 3% to 7.50% per annum. On August 15, 2005, the Company repaid one note bearing 3% interest rate, of the $50,000 note together with accrued interest of $1,350. Also, during the quarter ended September 30, 2005, the Company extended the maturity date of the remaining two notes payable to January 31, 2006.

The Company was able to further extend the maturity date of these three notes from January 31, 2006 to January 31, 2007. Company also converted accrued interest of $6,256 to notes payable. During the year ended December 31, 2006, the Company repaid 2 notes of $146,256. along with the interest of $6,125.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS

Common Stock

On July 17, 2006, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock available for issuance from 70,000,000 to 150,000,000, par value of $0.001 per share.

In March 2005, the Company issued 124,997 shares of restricted common stock to four consultants in connection with services rendered valued at $33,249 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act.

During the quarter ended March 31, 2005, the Company issued 100,000 shares of its common stock to directors of the Company in consideration for their services rendered during the March 31, 2005 quarter. Such shares were valued at $38,000 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act.

In a termination and settlement agreement entered into with the Company's former CEO on February 1, 2005, the Company agreed to issue the former CEO 494,000 shares of restricted common stock (see Note 5). The former CEO also agreed to return 5,400,000 shares of the Company's common stock to treasury. In termination and settlement agreements with two other officers, they agreed to return 1,114,214 shares of the Company's common stock to treasury. See Note 14 for additional information regarding this transaction.

During the quarter ended June 30, 2005, the Company commenced a private equity offering to accredited investors and sold 910,000 units at $0.80 per unit, for an aggregate of approximately $712,000 in net proceeds. Each unit is priced at $0.80 and consists of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for thirty-six months after the close of the offering. These securities were issued pursuant to Rule 506 of Regulation D.

During the quarter ended June 30, 2005, the Company issued 168,412 shares of restricted common stock to consultants in connection with services rendered valued at $49,042 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

Under the terms of the Settlement Agreement (see Note 5), the Licensor retained 100,000 shares of the Company's common stock and returned the remaining 4,344,444 shares of common stock for cancellation. In addition, the Company agreed to issue the Licensor 500,000 additional shares of its common stock. These securities were issued pursuant to Section 4(2) of the Securities Act. See Note 14 for additional information regarding the transaction described in this paragraph.

In August 2005, the Company issued 500,000 shares of its common stock to directors of the Company in consideration for services rendered during the September 30, 2005 quarter. These shares were valued at $140,000 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act.

During the quarter ended September 30, 2005, the Company sold 856,250 units at $0.80 per unit, or an aggregate of $685,000 in proceeds, to accredited investors in a private equity offering. Each unit was priced at $0.80 and consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for thirty-six months after the close of the offering. These securities were issued pursuant to Rule 506 of Regulation D.

During the quarter ended September 30, 2005 the Company issued 165,000 shares of restricted common stock to a consultant for services rendered, valued at $46,200 (estimated to be the fair value based on the trading price on the issuance date). This security was issued pursuant to Section 4(2) of the Securities Act.

During the quarter ended September 30, 2005, the Company issued 1,430,000 shares of restricted common stock to consultants in connection with one-year service agreements. Such stock was valued at $449,500 (estimated to be the fair value based on the trading price on the issuance date). . These securities were issued pursuant to Section 4(2) of the Securities Act.

During the quarter ended September 30, 2005, the Company issued 169,090 shares of restricted common stock to a consultant for services rendered, valued at $60,872 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

Also, in August 2005, the Company issued 250,000 shares of restricted common stock for a performance-based bonus earned by an officer of the Company valued at $70,000 (estimated to be the fair value based on the trading price on the issuance date). The Company also granted options to purchase 250,000 shares of the Company's common stock exercisable one-third per year for a period of three years from the date of issuance at a price of $0.60 per share. These securities were issued pursuant to Section 4(2) of the Securities Act.

During the quarter ended December 31, 2005, the Company sold 143,750 units at $0.80 per unit, or an aggregate of $115,000 in proceeds, to accredited investors in a private equity offering. Each unit was priced at $0.80 and consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for thirty-six months after the close of the offering. These securities were issued pursuant to Rule 506 of Regulation D.

During the quarter ended December 31, 2005, the Company issued of 2,500,000 restricted common shares to convert the outstanding balance due under a line of credit into common stock in accordance with the conversion right in the line of credit agreement. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

During the three months ended March 31, 2006, the Company sold 156,250 units at $0.80 per unit, or an aggregate of $125,000 in proceeds, to accredited investors in a private equity offering. Each unit consists of two (2) shares of restricted common stock and one (1) warrant to purchase one (1) share of restricted common stock at an exercise price of $0.60 exercisable for thirty six (36) months after the acceptance date of the subscription. These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended March 2006, the Company entered into debt conversion agreements with two lenders converting the total principal balances of $425,000 into 1,062,500 restricted shares of common stock. These shares were issued pursuant to Section 4(2) of the Securities Act.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

During the three months ended March 2006, the Company issued 625,000 shares of restricted common stock to three (3) consultants in connection with service agreements with various ending dates. Such stock was valued at $254,250 (estimated to be the fair value based on the trading price on the issuance date).

During the three months ended June 30, 2006, the Company issued 750,000 shares of restricted common stock to 3 (three) consultants in connection with the existing service agreements with various ending dates. Such stock was valued at $350,000 (estimated to be the fair value based on the trading price on the issuance date). .

During the three months ended June 30, 2006, the Company sold 1,968,750 units at $0.80 per unit, or an aggregate of $1,575,000 in proceeds, to accredited investors in a private equity offering. Each unit consists of two (2) shares of restricted common stock and one (1) warrant to purchase one (1) share of restricted common stock at an exercise price of $0.60 exercisable for thirty six (36) months after the acceptance date of the subscription. These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended September 30, 2006, the Company issued 590,000 shares of restricted common stock to two consultants in connection with the existing service agreements with various ending dates. Such stock was valued at $246,400 (estimated to be the fair value based on the trading price on the issuance date).

During the three months ended September 30, 2006, the Company sold 87,500 units at $0.80 per unit, or an aggregate of $70,000 in proceeds, to accredited investors in a private equity offering. Each unit consists of two (2) shares of restricted common stock and one (1) warrant to purchase one (1) share of restricted common stock at an exercise price of $0.60 exercisable for thirty six (36) months after the acceptance date of the subscription. These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended December 31, 2006, the Company issued 250,000 shares of restricted common stock to two consultants in connection with the existing service agreements with various ending dates. Such stock was valued at $89,500 (estimated to be the fair value based on the trading price on the issuance date). .

During three months ended December 31, 2006, one (1) investor exercised 250,000 warrants to purchase 250,000 shares of restricted common stock at an exercise price of $0.60 for total consideration of $150,000.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

During three months ended December 31, 2006, the Company issued 50,000 shares of restricted common stock to TPG as a part of agreement to acquire 49% of API. These shares were valued at $19,500

During three months ended December 31, 2006, the Company issued 1,011,373 shares of restricted common stock in lieu of the total interest of $352,350, due to the convertible Debenture note holders (See note 7).

Warrants

During the year ended December 31, 2005, under the settlement agreement with its former CEO (see Note 5), the Company issued warrants to purchase 1,300,000 shares of the Company's restricted common stock at various exercise prices ranging from $0.64 to $1.06 exercisable for five (5) years. The warrants were accounted for at their estimated fair value on the settlement date based on the Black-Scholes pricing model. The Black-Scholes computation was made assuming that there will be no dividends, using the 5 year exercisable period, a risk-free interest rate of 3.71%, and an expected volatility of 148.4% based upon the historical volatility of the Company’s common stock.

During the year ended December 31, 2005, the Company issued warrants to purchase 125,000 shares of its common stock to consultants for services. Such warrants were valued at $31,250 (estimated to be the fair value based on the Black-Scholes pricing model on the issuance date). The Company recorded such amount as consulting expense which is included in consulting and other compensation in the accompanying consolidated statements of operations. The Black-Scholes computation was made assuming that there will be no dividends, using the 2 year exercisable period, a risk-free interest rate of 4.22%, and an expected volatility of 143.2% based upon the historical volatility of the Company’s common stock.

During the year ended December 31, 2005, in connection with a private placement, the Company issued warrants to purchase 1,910,000 shares of the Company's restricted common stock at an exercise price of $0.60 exercisable for thirty-six months after October 2005.

During the year ended December 31, 2006, the Company issued warrants to purchase 1,133,334 shares of its restricted common stock to an officer of the Company. Such warrants valued at $373,097 (estimated to be the fair value based on the Black-Scholes pricing model on the issuance date). One-half of such warrants were vested immediately and the rest are to be vested in 2007. The Black-Scholes computation was made assuming that there will be no dividends, using the 17 month exercisable period, a risk-free interest rate of 5.14%, and an expected volatility of 79.5% based upon the historical volatility of the Company’s common stock.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

During the year ended December 31, 2006, in connection with a private placement, the Company issued warrants to purchase 2,212,500 shares of the Company's restricted common stock at an exercise price of $0.60 exercisable for thirty-six months after October 2008. The estimated to be the fair value of these warrants was determined to be $310,512 based on the Black-Scholes pricing model on the issuance date, assuming that there will be no dividends, using the 3 year exercisable period, a risk-free interest rate of 4.00%, and an expected volatility of 65.7% based upon the historical volatility of the Company’s common stock.

The following tables summarize information concerning outstanding warrants as of December 31, 2006 and 2005:

		Weighted
	Number of	Average
	Shares	Exercise	Weighted	Aggregate
	(all vested)	Price	Average	Intrinsic
Warrants outstanding and exercisable at:
January 1, 2005	4,145,875	$0.60
Granted	3,335,000	0.60
Exercised, cancelled, forfeited, or expired	-	-
December 31, 2005	7,480,875	0.60
Granted	3,345,834	0.60
Exercised, cancelled, forfeited, or expired	(250,000)	0.60
December 31, 2006	10,576,709	$0.60	1.3	$-

	Number of	Number of	Number of	Weighted
	Shares	Shares	Shares	Average
Warrants outstanding and exercisable at:
January 1, 2005	-	4,145,875	4,145,875	$0.28
Granted	-	3,335,000	3,335,000	0.24
Exercised, cancelled, forfeited, or expired	-	-	-	-
December 31, 2005	-	7,480,875	7,480,875	0.26
Granted	566,667	2,779,167	3,345,834	0.20
Exercised, cancelled, forfeited, or expired	-	(250,000)	(250,000)	0.28
December 31, 2006	566,667	10,010,042	10,576,709	$0.24

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS (continued)

Stock Options

During the year ended November 30, 2003, the Company's Board of Directors approved an Incentive Stock Option Plan ("ISOP") to grant options to its key personnel. There are two types of options that can be granted under the ISOP: i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Qualified Stock Options"), and ii) options not specifically qualified for favorable income tax treatment under the Internal Revenue Code ("Non-Qualified Stock Options"). The ISOP is administered by the Company's board of directors or the compensation committee (the "Administrator"). The Company is authorized to grant qualified stock options to any of its employees or directors.

The purchase price for the shares subject to any option shall be determined by the Administrator at the time of the grant, but shall not be less than 85% of the fair market value per share of the Company's common stock on the grant date. Except as described below, the purchase price for the shares subject to any Qualified Stock Option shall not be less than 100% of fair market value per share of common stock on the grant date. In the case of any Qualified Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the option price shall not be less than 110% of the fair market value per share of the Company's common stock on the grant date.

No option is exercisable after the expiration of the earliest of: (a) ten years after the option is granted, (b) three months after the optionee's employment with the Company and its subsidiaries terminates, or a non-employee director or consultant ceases to provide services to the Company, if such termination or cessation is for any reason other than disability or death, or (c) one year after the optionee's employment with the Company and its subsidiaries terminates, or a non-employee director or consultant ceases to provide services to the Company, if such termination or cessation is a result of death or disability; provided, however, that the agreement for any option may provide for shorter periods in each of the foregoing instances.

The Administrator has a right to set the period within which each option shall vest or be exercisable and to accelerate such time frames; however; each option shall be exercisable at the rate of at least 20% per year from the grant date. Unless otherwise provided by the Administrator, options will not be subject to any vesting requirements.

In September 2005, the Company entered into an employment agreement with its Chief Executive Officer, Robert DelVecchio. Pursuant to the terms of such agreement, the Company granted options to Mr. DelVecchio to purchase 5,000,000 shares of our common stock for a period of ten years from the date of issuance and exercisable at a price of $0.60 per share. These options became fully vested and exercisable upon issuance, with a fair value of $1,950,000 (using Black Scholes to estimate the fair value upon date of issuance). Such expense is included in salaries and related in the accompanying consolidated statement of operations. These options were issued pursuant to Section 4(2) of the Securities Act. The Board of Directors issued such options to Mr. DelVecchio for his past services to the Company other than as an employee or director. The Black-Scholes computation was made assuming that there will be no dividends, using the 10 year exercisable period, a risk-free interest rate of 4.13%, and an expected volatility of 141.7% based upon the historical volatility of the Company’s common stock.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

6. EQUITY TRANSACTIONS (continued)

Stock Options (continued)

In 2005, the Company granted 1,965,000 options to purchase its common stock to consultants in connection with three service agreements. Such options were valued at $498,750 (estimated to be the fair value based on the Black-Scholes pricing model on the issuance date), and are amortized over the lives of the service agreements. The President of Janus Financial Services, Inc., an entity that received 1.7 million of the above options has been a member of the Company's board of directors since September 2005. The Company recorded such amount as a debit to deferred compensation and a credit to additional paid in capital. The options have an exercise price of $0.60 per share and have contractual lives that range from two to three years. The Black-Scholes computation was made assuming that there will be no dividends, using a 2 year exercisable period for 1,700,000 options and a 3 year exercisable period for 265,000 options, a risk-free interest rate of 4.13%, and an expected volatility of 135.4% based upon the historical volatility of the Company’s common stock.

Also in 2005, the Company granted options to purchase 280,000 shares of common stock to employees under the ISOP. The stock options have exercise prices that range from $0.39 to $0.60 per share and vest one-third each consecutive year following the date of grant. Such stock options expire on the earlier of three years after vesting or ninety days after termination of employment with the Company. Such options were valued at $498,750 (estimated to be the fair value based on the Black-Scholes pricing model on the issuance date), and are amortized over the lives of the service agreements. The Black-Scholes computation was made assuming that there will be no dividends, using a 1 year exercisable period for 20,000 options and a 3 year exercisable period for 260,000 options, a risk-free interest rates of 4.22% and 4.13%, and expected volatilities of 143.2% and 135.4%, respectively, based upon the historical volatility of the Company’s common stock.

In May 2006, the Company cancelled 1,133,334 options, constituting the non-vested part of 1.7 million options granted to Janus Financial Services, Inc. in 2005. The President of Janus Financial Services, Inc. is the Chief Financial Officer and former Chief Operating Officer of the Company.

In addition, options to purchase 10,000 shares of common stock issued to employees were terminated in 2006.

The following tables summarize information concerning outstanding stock options as of December 31, 2005 and 2006:

		Weighted
		Average
	Number of	Exercise	Weighted	Aggregate
	Shares	Price	Average	Intrinsic
Options outstanding at:
January 1, 2005	55,000	$0.42
Granted	7,245,000	0.59
Cancelled, forfeited, or expired	-	-
December 31, 2005	7,300,000	0.59
Granted	-	-
Cancelled, forfeited, or expired	(1,163,334)	0.59
December 31, 2006	6,136,666	$0.59	4.9	$-

	Number of	Number of	Number of	Weighted
	Shares	Shares	Shares	Average
Options outstanding at:
January 1, 2005	55,000	-	55,000	$0.14
Granted	260,000	6,985,000	7,245,000	0.35
Vesting	(18,333)	18,333
Cancelled, forfeited, or expired	-	-	-
December 31, 2005	296,667	7,003,333	7,300,000	0.35
Granted	-	-	-
Vesting	(101,666)	101,666
Cancelled, forfeited, or expired	-	(1,163,334)	(1,163,334)	0.25
December 31, 2006	195,001	5,941,665	6,136,666	$0.37

There was no expense related to employee stock options in 2006 since no options were both granted and became vested.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

7. UNSECURED CONVERTIBLE DEBENTURE NOTES

During the year ended December 31, 2006, the Company raised $1,958,500 by issuing one year unsecured convertible debentures (“Debenture”) with interest at 18% per annum.

The Debenture holders have the right to convert their notes into fully paid non-assessable shares of common stock and Common Stock Purchase Warrants at the conversion price of $0.40 The Common Stock Purchase warrants are convertible into the shares of the company’s common stock at the exercise price of $0.60 for a period of one (1) year and $0.80 per share for a period of two (2) years.

The total interest is payable solely by the issuance of shares of the Company’s common stock. The number of shares to be issued in payment of the interest is to be calculated based upon average closing price for the Company’s common stock on NASD OTCBB for the five (5) consecutive trading days preceding the issuance date. The Company issued 1,011,373 shares of restricted common stock to pay the total interest of $352,530, of which $67,406 is interest expense to December 31 2006 and $285,124 is included in prepaid expenses and other assets on the balance sheet.

8. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company occupies buildings and retail space under operating lease agreements expiring on various dates through January 2012 with monthly payments ranging from approximately $1,400 to $2,500. Certain leases include future rental escalations and renewal options

As of December 31, 2006, future minimum payments under operating leases approximated the following:

2007	$181,469
2008	162,360
2009	75,354
2010	30,902
2011	30,902
Thereafter	2,578
Total	$483,565

Total rent expense for the years ended December 31, 2006 and 2005 was approximately $202,000 and $141,000, respectively.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

8. COMMITMENTS AND CONTINGENCIES (Continued)

Legal Matters

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance that the Company will not be sued, that any such lawsuit will not exceed our insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

From time to time, the Company may be involved in various claims, lawsuits, dispute with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. The Company is not a party to any pending litigation which it believes could have a material adverse effect on the Company’s financial position or results of operations.

9. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended December 31, 2006 and 2005:

	2006	2005
Numerator for basic and diluted
loss per common share:

Net loss to common stockholders	$(4,501,839)	$(4,797,092)

Denominator for basic and diluted
loss per common share:

Weighted average number of shares outstanding	52,013,352	40.961.989

Basic and diluted loss per common share	$(0.09)	$(0.12)

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

9. LOSS PER COMMON SHARE (continued)

Due to their anti-dilutive effect, the following potential common shares have been excluded from the computation of diluted earnings per share:

	2006	2005

Warrants	10,576,709	7,480,875

Stock options	6,136,666	6,091,667

Convertible notes	9,792,500	-

Total	26,505,874	13,304,792

10. RESTRUCTURING COSTS

Because the Company’s revenue and operating margin had not grown in line with management’s original expectations, the Company adopted a non-discretionary restructuring plan that resulted in a workforce reduction and other cost reductions (collectively, the “Restructuring”) intended to strengthen the Company’s future operating performance. The Company implemented the Restructuring during the fourth quarter of 2004 through the first quarter of 2005. The Company’s total expense related to this Restructuring which was recognized in 2005 was approximately $194,000. No restructuring costs have been incurred since in 2006.

The Restructuring charge recognized in the first quarter of 2005 was comprised primarily of fixed asset write-offs from the termination of construction work for the regional office in Fort Woth, Texas and the pharmacy in Santa Monica, California. The Company accounts for the costs associated with exiting an activity, including costs associated with a reduction of its workforce, in accordance with SFAS No. 146.

11. CHANGES IN THE MANAGEMENT

On May 1, 2006, John Eric Mutter resigned as the Company’s Chief Operating Officer and the Company’s board of directors appointed Mr. Mutter as the Company’s Chief Technology Officer.

On May 1, 2006, the Company’s board of directors appointed Haresh Sheth as the Company’s Chief Operating Officer.

On December 15, 2006, Robert Delvecchio resigned as the Chief Financial Officer.

On December 15, 2006, Haresh Sheth resigned as the Chief Operating Officer and the Company’s board of directors appointed Mr. Sheth as the Company’s Chief Financial Officer.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

12. INCOME TAXES

A reconciliation of income taxes computed at the U.S. Federal Statutory income tax rate to the provision for income tax is as follows:

	2006	2005

U.S. Federal Statutory tax at 34%	$(5,032,408)	$(1,725,000)
State Taxes, net of federal benefit	$(888,072)	$(305,000)
Valuation Allowance	$(5,920,480)	$2,035,000

Provision for income taxes	$-	$5,000

Due to losses incurred for the years ended December 31, 2006 and 2005, there is no current provision for income taxes.

Deferred tax assets consist of the following at December 31, 2006 and 2005:

	2006	2005

Net operating loss carried forward	$5,846,086	$4,045,350
Depreciable assets	3,355	10,472
Accounts receivable	71,039	-
	5,920,480	4,055,822
Valuation allowance	(5,920,480)	(4,055,822)
Deferred tax assets	$-	$-

Based upon the net operating losses incurred since inception, management has determined that it is more likely than not that the deferred tax assets as of December 31, 2006 will not be recognized. Consequently, the Company has established a valuation allowance against the entire deferred tax assets.

As of December 31, 2006, the Company has federal and state net operating losses of approximately $14,600,000 that expire from 2022 to 2026.

The utilization of some or all of the Company’s net operating losses may be severely restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended. In addition, utilization of the Company’s California net operating losses for the years beginning in 2002 and 2003 has been suspended under state law.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

13. SUBSEQUENT EVENTS

Unsecured Convertible Debenture Note

Subsequent to the reporting period, the Company raised $500,000 by issuing a one-year unsecured convertible debenture (“Debenture”) carrying an interest rate of 18% per annum. The Debenture provides that all the interest is payable solely in the shares of the Company’s common stock on the issuance date. The number of shares to be issued as interest is to be calculated based upon average closing price for our common stock on NASD OTCBB for the five (5) consecutive trading days preceding the issuance date.

The Company issued 254,614 shares of common stock as payment of interest on the Debenture. The Debenture holders have the right to convert their Debenture into fully paid non-assessable shares of common stock at $0.40 and Common Stock Purchase Warrants to purchase one (1) share of restricted common stock at an exercise price of $0.60 exercisable for 12 months after the conversion date and to purchase one (1) share of restricted common stock at an exercise price of $0.80 exercisable for 24 months.

Equity Transactions

In February 2007, the Company granted as a performance base bonus to an officer of the Company options to purchase 750,000 shares of its common stock vesting over a two year period of time from the date of issuance and exercisable at the exercise price of $0.60 per share.

In February 2007, the Company issued 300,000 shares of its common stock to outside members of its board of directors in consideration for services rendered as a member of the board. These shares were valued at $114,000 (estimated to be the fair value based on the trading price on the issuance date).

In February 2007, the Company issued 100,000 shares of restricted common stock, valued at $34,000 (estimated to be the fair value based on the trading price on the issuance date) granted warrants to purchase 100,000 shares of its common stock, exercisable at $0.60 per share until December 31, 2009, and granted warrants to purchase 100,000 shares of its common stock, exercisable at $0.80 per share until December 31, 2009 to a consultant in exchange for services rendered.

In January 2007, the Company issued 75,000 shares of restricted common stock to one consultant for services rendered, valued at $28,500 (estimated to be the fair value based on the trading price on the issuance date).

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 and December 31, 2005

13. SUBSEQUENT EVENTS (continued)

Opening of a New Store

The Company opened their new store in Gresham, Oregon, a suburb of Portland on January 26, 2007. This store is owned by Assured Pharmacy Gresham, Inc., a wholly owned subsidiary of the Company.

14. RESTATEMENT AND RECLASSIFICATION OF CERTAIN EQUITY ACCOUNTS

As more fully explained in Note 5, the Company executed two debt-extinguishment transactions in calendar 2005. In connection with these transactions, the former credits returned a total of approximately 10.9 million shares of common stock to the Company’s treasury. As required by GAAP, the Company’s consolidated statement of operations for the year ended December 31, 2005 reported gain/loss on such transactions. This gain/loss was determined in part based on measuring the aforementioned shares of treasury stock at par value; thus, the Company’s accounting does not attribute any gain or loss (to any material extent) to the treasury stock elements of the transactions.

Upon further review, in January 2008, management determined that GAAP which governs nonmonetary transactions requires the treasury stock described above to be accounted for at estimated fair value. As a result, the accompanying December 31, 2006 consolidated balance sheet has been restated to increase both treasury stock and additional paid-in capital by approximately $2,849,000. Since GAAP prohibits the recognition of any “gain” on treasury stock transactions, this adjustment did not affect the Company’s December 31, 2005 consolidated statement of operations. In addition, because the aforementioned retroactive adjustment only affected equity accounts, the net impact on the Company’s previously reported total stockholders’ deficit was nil.

In addition, $553,587 of deferred compensation that was outstanding at December 31, 2005 was reclassified into the applicable equity accounts to conform to the 2006 presentation.

ASSURED PHARMACY, INC AND SUBSIDIARIES (formerly known as eRxsys, Inc.) CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2007 (UNAUDITED)

As Restated
ASSETS

Current Assets
Cash	$267,584
Accounts receivable, net	1,781,684
Inventories	901,548
Prepaid expenses and other assets	199,792
3,150,608
Long Term Assets
Accounts receivable - non-current, net	50,427

Property and Equipment, net	292,338

Intangible asset, Net	70,072

Goodwill	607,816

$4,171,261

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$2,006,846
Accrued liabilities	296,028
Unsecured convertible notes payable	2,883,500
Notes payable to related parties and stockholders	1,059,098
6,245,472

Notes Payable to Related Party and Stockholders, net of current portion	313,618

Minority Interest	675,051

Commitments and Contingencies

Stockholders’ Deficit
Preferred shares; par value $0.001 per share; authorized 5,000,000 shares; no preferred shares issued or outstanding	-

Common shares; par value $0.001 per share; 150,000,000 shares authorized, 64,796,743 common shares issued and outstanding	64,796

Treasury stock at cost, 10,858,658 shares (as restated)	(2,849,366)

Additional paid-in capital, net (as restated)	21,689,597

Accumulated deficit	(21,967,907)

Stockholders’ deficit	(3,062,880)

$4,171,261

The accompanying notes are an integral part of the consolidated financial statements.

ASSURED PHARMACY, INC AND SUBSIDIARIES (formerly known as eRxsys, Inc.) CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

SALES	$3,676,798	$2,310,248	$9,716,372	$5,720,869

COST OF SALES	2,826,026	1,719,320	7,287,141	4,310,959

GROSS PROFIT	850,772	590,928	2,429,231	1,409,910

OPERATING EXPENSES
Salaries and related expenses	654,326	500,382	1,948,442	1,580,847
Consulting and other compensation	224,650	384,218	672,285	1,210,918
Selling, general and administrative	526,742	542,363	1,569,023	1,508,646
TOTAL OPERATING EXPENSES	1,405,718	1,426,963	4,189,750	4,300,411

LOSS FROM OPERATIONS	(554,946)	(836,035)	(1,760,519)	(2,890,501)

OTHER EXPENSES
Interest expense	(162,496)	(35,738)	(455,009)	(113,726)
Other expense	(111)	(71,404)	(111)	(95,670)
TOTAL OTHER EXPENSES	(162,607)	(107,142)	(455,120)	(209,396)

LOSS BEFORE MINORITY INTEREST	(717,553)	(943,177)	(2,215,639)	(3,099,897)
MINORITY INTEREST	(4,632)	(37,908)	(16,892)	(45,086)

NET LOSS	$(722,185)	$(981,085)	$(2,232,531)	$(3,144,983)

Basic and diluted loss per common share	$(0.01)	$(0.02)	$(0.04)	$(0.06)

Basic and diluted weighted average number of common
shares outstanding	54,510,539	51,605,167	54,541,131	48,702,702

The accompanying notes are an integral part of the consolidated financial statements.

ASSURED PHARMACY, INC AND SUBSIDIARIES (formerly known as eRxsys, Inc.) CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,232,531)	$(3,144,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	131,817	87,083
Amortization of debt discount	349,895	-
Amortization of deferred consulting fees	362,622	891,364
Issuance of common stock for services	-	7,000
Minority interest in net income /(loss) of joint venture	16,892	57,087
Issuance of common stock and options for director services	120,000	-
Return of common stock due to termination of contract	(70,000)	-
Provision for doubtful accounts	-	45,000
Changes in operating assets and liabilities:
Accounts receivable	(855,772)	(650,233)
Inventories	(486,634)	(134,464)
Prepaid expenses and other current assets	(28,621)	(126,043)
Accounts payable and accrued liabilities	1,234,075	251,425

Net cash used in operating activities	(1,458,257)	(2,716,764)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(51,286)	(79,751)
Advance on purchase of company	-
Purchase of minority interest	-
Net cash used in investing activities	(51,286)	(79,751)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit
Proceeds from the issuance of notes payable	100,000	-
Proceeds from the issuance of notes payable to related parties and shareholders	468,000	615,000
Principal repayments on line of credit	-	(200,000)
Principal repayments on notes payable to related parties and shareholders	(182,277)	(136,906)
Proceeds from issuance of common stock	-	1,775,292
Proceeds from issuance of convertible debentures	925,000	800,000
Net cash provided by financing activities	1,310,723	2,853,386

Net decrease in cash	(198,820)	56,871

Cash at beginning of period	466,404	356,641

Cash at end of period	$267,584	$413,512

Supplemental disclosure of cash flow information-
Cash paid during the period for:

Interest	$-	$104,683

Income taxes	$830	$1,630

NON-CASH INVESTING AND FINANCING ACTIVITIES :
Conversion of notes payable to common stock	$-	$425,000
Conversion of accrued interest in to notes payable	$-	$8,135
Issuance of common stock for services rendered	$155,000	$739,500
Issuance of common stock in lieu of debenture note interest	$135,000	$-
Return of common stock due to termination of contract	$(70,000)	$-

The accompanying notes are an integral part of the consolidated financial statements.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

1. ORGANIZATION AND BASIS OF PRESENTATION

A. Organization:

Assured Pharmacy, Inc. (“Assured Pharmacy” or the “Company”) was organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. and previously operated under the name eRXSYS, Inc. The Company is engaged in the business of operating specialty pharmacies that primarily dispense highly regulated pain medication. During 2006, the Company expanded its business beyond pain management to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions. The Company offers physicians the ability to electronically transmit prescriptions to its pharmacies. The Company derives its revenue primarily from the sale of prescription drugs and does not keep in inventory non-prescription drugs or health and beauty related products inventoried at traditional pharmacies. The majority of the Company’s business is derived from repeat business from its customers. “Walk-in” prescriptions from physicians are limited.

We currently have six operating pharmacies. Our first pharmacy was opened on October 13, 2003 in Santa Ana, California. On June 10, 2004, we opened our second pharmacy in Riverside, California. These pharmacies were opened pursuant to a joint venture agreement entered into with TPG, LLC where we maintained a 51 % ownership interest in these pharmacies. On December 15, 2006, we entered into a Purchase Agreement with TPG and acquired its 49% ownership in these pharmacies. As a result of this acquisition, we increased our ownership interest in these pharmacies to 100%. We opened our third pharmacy in Kirkland, Washington on August 11, 2004. Our fourth pharmacy was opened in Portland, Oregon on September 21, 2004. On June 21, 2006, we opened our fifth pharmacy also located in Portland, Oregon. The pharmacies located in Kirkland and Portland were opened pursuant to a joint venture agreement with TAPG LLC and we have a 94.8% ownership interest in these pharmacies. In January 2007, we opened our sixth pharmacy in Gresham, Oregon that became our third wholly-owned pharmacy.

We anticipate opening two more pharmacies, one in Las Vegas, Nevada and other in Lomita, California. We have executed lease agreements for both these locations. Pharmacy operations are expected to commence in Las Vegas, Nevada in November 2007 and in Lomita, California before the end of 2007.

Agreement with TPG, L.L.C.

On April 24, 2003, we entered into an agreement with TPG, L.L.C. (“TPG”) for the purpose of funding the establishment and operations of pharmacies. Under this agreement, TPG held the right to fund on a joint venture basis fifty pharmacies that we established. In exchange for contributing financing in the amount of $230,000 per pharmacy location, TPG acquired a 49% ownership interest in each pharmacy established under this agreement and we owned the remaining 51%. Under the terms of the agreement with TPG, our contribution to establish pharmacies primarily consisted of the right to utilize our intellectual property rights and to provide sales and marketing services.

Assured Pharmacies, Inc. (“API”) was formed to establish and operate the pharmacies that would be operated under the agreement with TPG. In accordance with the terms of the agreement with TPG, we owned 51% of API and TPG owned the remaining 49%.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Agreement with TPG, L.L.C. (continued)

Under this joint venture, we established our first pharmacy in Santa Ana, California and our second pharmacy in Riverside, California. On December 15, 2006, we entered into a Purchase Agreement with TPG and acquired all of its right, title and interest in 49 shares of common stock of API for $460,000 and the issuance of 50,000 shares of our common stock. The cash component of the purchase price is payable as follows:

i.	$15,000 was paid on or about December 15, 2006;

ii.	Eleven (11) consecutive monthly installments of $5,000 payable on or before the 15th of each month commencing in January 2007 through November 2007;

iii.	Fourteen (14) consecutive monthly installments of $15,000 payable on or before the 15th of each month commencing in December 2007 through January 2009; and

iv.

$180,000 payable together with interest at the rate of prime plus 2% per annum commencing from the date of this Purchase Agreement payable on or before February 15, 2009. Interest shall accrue as of December 15, 2006, the effective date of this Agreement.

As a result of this acquisition, we increased our ownership interest in API to 100% making it a wholly-owned subsidiary and consequently resulting in the termination of our joint venture with TPG.

Agreement with TAPG, L.L.C.

In February 2004, we entered into an agreement (the “Agreement”) with TAPG, L.L.C. (“TAPG”), a Louisiana limited liability company, and formed Safescript Northwest, Inc. (“Safescript Northwest”), a Louisiana corporation. Safescript Northwest was formed to establish and operate up to five pharmacies. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. (“APN”). We initially owned 75% of APN, while TAPG owned the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established not to exceed five pharmacies. Under the terms of the agreement with TAPG, our contribution to establish pharmacies primarily consisted of the right to utilize our intellectual property rights and to provide sales and marketing services.

The Agreement provides that TAPG will contribute start-up costs in the amount of $335,000 per pharmacy location established not to exceed five pharmacies. Our contribution under the Agreement consists of granting the right to utilize our intellectual property rights and to provide sales and marketing services. Between March and October 2004, APN received from TAPG start-up funds in the amount of $854,213 as its capital contribution for three pharmacies. This capital contribution funded the opening of a pharmacy in Kirkland, Washington in August 2004 and another pharmacy in Portland, Oregon in September 2004. Included in these monies was a partial capital contribution in the amount of $190,000 for the establishment of our second pharmacy location in Portland, Oregon. TAPG remains obligated to contribute an additional

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Agreement with TAPG, L.L.C. (continued)

$145,000 to satisfy their full contribution. We and APN requested that TAPG provide the $150,787 balance of its full capital contribution. TAPG is also obligated to contribute their proportionate share of the start-up costs in excess of their initial capital contribution of $335,000 per pharmacy. The Agreement defines startup costs as any costs associated with the opening of any open pharmacy location that accrue within one hundred eighty days following the opening of that particular pharmacy.

Following the start-up period, we advanced interest-free loans to sustain operations at the pharmacies operated by APN. On March 6, 2006, these loans were converted into APN capital stock. Following the conversion of this debt into equity, we increased our ownership interest in APN from 75% to 94.8% . TAPG owns the remaining 5.2% interest.

License Agreement with Network Technology, Inc. (“RxNT”)

On March 15, 2004, we entered into a technology license agreement (“Technology License”) with Network Technology, Inc. (“RxNT”). The Technology License grants us the right to use RxNT’s prescribing technology under the brand name “Assured Script” and enables us to accept prescriptions electronically transmitted to our pharmacies. Pursuant to the Technology License agreement, we paid RxNT a licensing fee of $100,000 and are also responsible for paying RxNT a royalty equal to twenty five percent (25%) of the gross profit from sales of the “Assured Script” product, which refers to the licensed products and technology set forth in the Technology License and not prescription drug sales. Given that we are in the business of owning and operating pharmacies, management does not anticipate that we would make any sales of the “Assured Script” product resulting in a royalty payment to RxNT.

On March 17, 2007, we renewed this agreement for a period of three years and agreed to pay an annual license fee of $54,000.

Other Subsidiaries:

The Company’s management determined that its business could be expanded through developing arrangements with third party health plan providers to accept traditional co-payments and fill prescriptions for their members who rely upon overnight courier for delivery of their prescription. The Company’s management believes that such arrangements will broaden its consumer base and enable it to access a particular niche of consumer that receives their prescriptions exclusively via courier as opposed to patronizing traditional retail pharmacy locations. On January 3, 2006, the Company incorporated Assured Pharmacy Plus, Corp. (“Plus Corp.”) as a wholly-owned subsidiary to develop this opportunity.

Also on January 3, 2006, the Company incorporated Assured Pharmacy DME, Corp. (“DME”) as a wholly-owned subsidiary for the purpose of facilitating and making available specialized medical equipment to its consumers. The Company’s consumers who require treatment for chronic pain commonly require specialized medical equipment and/or rehabilitative equipment.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Other Subsidiaries (continued):

During the third quarter of 2006, the Company had incorporated three wholly-owned subsidiaries for the purpose of operating additional pharmacies. On July 21, 2006, the Company incorporated Assured Pharmacy Gresham, Inc. (“Gresham ” ). On August 11, 2006, the Company incorporated Assured Pharmacy Irvine, Inc. (“Irvine ” ), and on September 25, 2006, the Company incorporated Assured Pharmacy Los Angeles 1, Inc. (“L.A. 1”).

On June 19, 2007, the Company incorporated Assured Pharmacy Las Vegas Inc., as a wholly-owned subsidiary for the purpose of operating its new pharmacy in Las Vegas, Nevada.

Quotation on OTCBB

The Company ’ s common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB ” ) under the symbol “APHY.”

B. Basis of Presentation

The Company ’ s management, without audit, prepared the condensed consolidated financial statements for the three and nine months ended September 30, 2007 and 2006. The information furnished has been prepared in accordance with accounting principles generally accepted in the United States of America ( “ GAAP ” ) for interim financial reporting. Accordingly, certain disclosures normally included in financial statements prepared in accordance with GAAP have been condensed and consolidated or omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the Company’s financial position, results of operations and cash flows have been included and are only of a normal recurring nature. The results of operations for the three and nine months ended September 30, 2007 are not necessarily indicative of the results of operations for the year ending December 31, 2007.

The consolidated financial statements include the accounts of Assured Pharmacy, Inc., its wholly-owned subsidiaries, and majority-owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2006, which are included in the Company ’ s Annual Report on Form 10-KSB that was filed with the Securities and Exchange Commission (the “SEC ” ) on April 2, 2007.

Going Concern Considerations

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of September 30, 2007, the Company had an accumulated deficit of $21,967,907, recurring losses from operations and negative cashflow from operating activities for the nine month period ended September 30, 2007 of $1,458,257. The Company also had a negative working capital of $3,165,909 as of September 30, 2007.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

The Company intends to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital or other cash requirements. The Company is seeking additional funds to finance its immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about the Company ’ s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

  The Company is expanding its revenue base beyond the pain management sector to service customers that require prescriptions to treat cancer, psychiatric, and neurological conditions.

  The Company is aggressively signing up new physicians, which will result in new patients.

  The Company is seeking investment capital. (See Note 5 for additional information).

  The Company retained additional sales personnel to attract business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation

The consolidated financial statements for the quarter ended September 30, 2007, include the accounts of the Company ’ s 94.8% ownership interest in APN. In accordance with the joint venture agreement, the minority partner does not have participation rights that allow them to block decisions proposed by the Company. The minority joint venture has given the Company the ability to control all daily operations and management of the joint venture; therefore, the Company has consolidated the joint venture in its financial statements. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates (continued)

contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include revenue recognition, the allowance for doubtful accounts, the deferred tax asset valuation allowance, and the realization of inventories and long-lived assets. Actual results could materially differ from these estimates.

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing and expanding operations; competition; attracting, retaining and motivating qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government regulations.

As a result, the Company may be subject to the risk of delays in obtaining (or failing to obtain) regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the risk of business failure.

The Company ’ s leased pharmacies are subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining or maintaining the required licensing and/or approvals could prevent the continued operation of such pharmacies. Management believes that the Company is operating in compliance with all applicable laws and regulations.

During the nine months ended on September 30, 2007, the Company purchased 99% of its inventory of its prescription drugs from one wholesale vendor. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of consolidation in the industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes it could obtain the majority of our inventory from other distributors at competitive prices and upon competitive payment terms if our relationship with our primary wholesale drug vendor was terminated, there can be no assurance that the termination of such relationship would not adversely affect us.

Governmental Regulations

The pharmacy business is subject to extensive and often changing federal, state and local regulations, and our pharmacies are required to be licensed in the states in which they are located or do business. While management continuously monitors the effects of regulatory activity on the Company ’ s operations and it currently has a pharmacy license for each pharmacy the Company operates, the failure to obtain or renew any regulatory approvals or licenses could adversely affect the continued operations of the Company ’ s business.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Governmental Regulations (continued)

The Company is also subject to federal and state laws that prohibit certain types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of products and/or services. Violation of these laws can result in a loss of licensure, civil and criminal penalties and exclusion from various federal and state healthcare programs. The Company expends considerable resources in connection with compliance efforts. Management believes that the Company is in compliance with federal and state regulations applicable to its business.

The Company is also impacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as wells as unique identifiers for providers, employers, health plans and individuals; and enforcement. The Company is required to comply with these standards and is subject to significant civil and criminal penalties for failure to do so. Management believes the Company is in compliance with these standards. There can be no assurance, however, that future changes will not occur which the Company may not be, or may have to incur significant costs to be in compliance with new standards or regulations. Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future legislation or regulation will have on the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

The financial instrument that potentially exposes the Company to a concentration of credit risk principally consists of cash. The Company deposits its cash with high credit financial institutions, and at times the balances may exceed the insurance limit of the Federal Deposit Insurance Corp. Management believes that there is little risk of loss due to this policy.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable, non-current

The Company carries $121,472 of receivables which are over 180 days old. These receivables are primarily from Workmen’s Compensation Board of State of California (“CA Board ” ). These receivables are due to disputes between the claimant and the employer, with the CA Board, known as “Green Liens”. The settlement period for such Green Lien cases takes anywhere from 1 year to 5 years. The Management classified such receivables as long term assets.

Allowance for Doubtful Accounts Receivable

The Company ’ s receivables are from reputable insurance companies. However, management periodically reviews the collectability of accounts receivable and provides an allowance for doubtful accounts receivable as management deems necessary. For the year ended December 31, 2006, management provided approximately $177,000 towards such allowance of which $71,045 applies to the non-current receivables.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management ’ s forecast for sales of its products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management ’ s assumptions about market conditions and future demand for its products. No reserves were provided at September 30, 2007 and 2006, respectively, as the reserves were insignificant to the accompanying financial statements. Should the demand for the Company’s products prove to be less than anticipated, the ultimate net realizable value of its inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

Inventories are comprised of brand and generic pharmaceutical drugs. Brand drugs are purchased primarily from one wholesale vendor and generic drugs are purchased primarily from multiple wholesale vendors. The Company’s pharmacies maintain a wide variety of different drug classes, known as Schedule II, Schedule III, and Schedule IV drugs, which vary in degrees of addictiveness.

Schedule II drugs, considered narcotics by the DEA are the most addictive; hence, they are highly regulated by the DEA and are required to be segregated and secured in a separate cabinet. Schedule III and Schedule IV drugs are less addictive and are not regulated. Because the Company’s business model focuses on servicing pain management doctors and chronic pain patients, the Company carries in inventory a larger amount of Schedule II drugs than most other pharmacies. The cost in acquiring Schedule II drugs is higher than Schedule III and IV drugs.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long Lived Assets:

The Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized.

Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

The Company’s long-lived assets consist of computers, software, office furniture and equipment, store fixtures and leasehold improvements on pharmacy build-outs which are depreciated with useful lives varying from 3 to 10 years. Leasehold improvements are depreciated over the shorter of the useful life or the remaining lease term, typically 5 years. The Company assesses the impairment of these long-lived assets at least annually and makes adjustment accordingly.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Intangible Assets

Statement of Financial Accounting standard (“SFAS”) No. 142,“Goodwill and Other Intangible Assets ” , addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets (continued)

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

Advertising

The Company expenses the cost of advertising, including marketing and promotions, when incurred. Advertising costs for the three months ended September 30, 2007 and September 30, 2006 were $9,621 and $108,266, respectively. Advertising costs for the nine months ended September 30, 2007 and September 30, 2006 were $12,675 and $424,942, respectively. When incurred, such expenses are included in selling, general and administrative expenses.

Revenue Recognition

The Company recognizes revenue on an accrual basis when the product is delivered to the customer. Payments are received directly from the customer at the point of sale, or the customers ’ insurance provider is billed. Authorization which assures payment is obtained from the customers ’ insurance provider before the medication is dispensed to the customer. Authorization is obtained for the vast majority of these sales electronically and a corresponding authorization number is issued by the customers’ insurance provider.

The Company accounts for shipping and handling fees and costs in accordance with EITF 00-10 “Accounting for Shipping and Handling Fees and Costs.” Such fees and costs are immaterial to the Company’s operations.

Stock-based Employee Compensation

Effective January 1, 2006, the Company adopted the provisions of statement of Financial Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123 (R)”), which is a revision of SFAS No. 123. SFAS No. 123 (R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach to accounting for share-based payments in SFAS No. 123 (R) is similar to the approach described in SFAS No. 123.

However, SFAS 123 (R) requires all new share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure of the fair value of new share-based payments is no longer an alternative to financial statement recognition.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Employee Compensation (continued)

Prior to 2006, the Company accounted for its employee stock option plans under the intrinsic value method, in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Compensation expense related to the granting of employee stock options is recorded over the vesting period only, if, on the date of grant, the fair value of the underlying stock exceeds the option’s exercise price. The Company had adopted the disclosure-only requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” which allowed entities continue to apply the provisions of APB No. 25 for the transactions with employees and provide forma net income and pro forma income per share disclosures for employee stock grants made as if fair value based method of accounting in SFAS No. 123 had been applied to these transactions.

In the event the Company determined compensation expense of the employee stock options issued prior January 1, 2006, based on the estimated fair value of the stock options at the grant date and consistent with guidelines of SFAS 123, its net loss and loss per share would have been the same as there were no effects based on SFAS 123.

The effects of applying SFAS 123 are not necessarily representative of the impact on the results operations for future years.

Basic and Diluted Loss per Common Share

The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. Because the Company has incurred net losses and there are no dilutive potential common shares, basic and diluted loss per common share are the same.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Values of Financial Instruments

Management believes that the carrying amounts of the Company’s financial instruments, consisting primarily of cash, accounts receivable, and accounts payable and accrued liabilities approximated their fair values at September 30, 2007 and 2006, due to their short-term nature.

Management also believes that the September 30, 2007 and 2006 interest rate associated with the notes payable approximates the market interest rate for this type of debt instrument and as such, the carrying amount of the notes payable approximates its fair value.

The fair values of related party transactions are not determinable due to their related party nature.

3. NOTES PAYABLE TO RELATED PARTIES AND STOCKHOLDERS

TAPG Note

In January 2005, the Company entered into an agreement with TAPG where TAPG was to advance $270,000 in connection with establishing pharmacies in the Pacific Northwest of the United States (see Note 1). The note was to be funded by TAPG in monthly installments of $45,000 up to a maximum of $270,000. The note accrued interest at a fixed rate of 7% per annum. The note is secured by the assets of APN ’ s pharmacies, in which the Company holds a controlling interest. However, the Company received only $40,000 during 2005. The note matured in January 2006 and was not extended. As of September 30, 2007, the Company had paid $20,000 on this note. The Company intends to retire the remaining balance due of $20,000.

Convertible Loans

VVPH Inc. Loans

During first quarter of 2005, the Company entered into a ninety-day note payable to VVPH Inc. for $50,000. During first quarter of 2006, the Company extended this agreement to January 31, 2007. VVPH also agreed to convert accrued interest of $1,907 to principal. The Company repaid this note fully on July 7, 2007.

On January 21, 2006, the Company entered into two (2) additional loan agreements with VVPH Inc. Under the terms of the agreements, the Company received $600,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. The loan has an interest rate of 15% per annum to be paid in monthly installments. In March 2007, the parties entered into a modification and extension agreement to further extend the maturity dates of these loan agreements to January 2008 and modify the interest rates on these loans to 12% per annum. At September 30, 2007, the Company has repaid $100,000 on this loan.

On May 2, 2007, the Company entered into additional loan agreement with VVPH Inc. Under the terms of this loan agreement, the Company received $75,000 for a twelve (12) month terms which can be extended

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

for an additional twelve (12) month period by mutual consent. The loan has interest rate of 12% per annum to be paid in monthly installments.

Pursuant to the terms of this agreement, VVPH Inc. has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. VVPH Inc shall be entitled to piggyback registration rights upon exercise of this conversion right.

As of September 30, 2007, the Company owes $606,457 inclusive of interest on these notes.

Brockington Securities, Inc. Loans

On April 19, 2007, the Company entered into a loan agreement with Brockington Securities Inc. (“Brockington”). Under the terms of the agreement the Company received $93,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. The loan has an interest rate of 12% per annum to be paid in monthly installments. Brockington is a related party because its President is also an officer and director of the Company.

Pursuant to the terms of this agreement, Brockington has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. Brockington shall be entitled to piggyback registration rights upon exercise of this conversion right. As of September 30, 2007, the Company owes $98,017, inclusive of interest on this note..

On August 1, 2007, the Company entered into an additional loan agreement with Brockington Securities Inc. (“Brockington”). Under the terms of this agreement the Company received $50,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. The loan has an interest rate of 12% per annum to be paid in monthly installments.

Pursuant to the terms of this agreement, Brockington has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. Brockington shall be entitled to piggyback registration rights upon exercise of this conversion right.

As of September 30, 2007, the Company owes $51,000, inclusive of interest on this note.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Sheth Loan

On May 25, 2007, the Company entered into a loan agreement with Mr. Haresh C. Sheth, the Company’s Chief Financial Officer and a member of its board of directors. Under the terms of this agreement, the Company received $25,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. The loan has an interest rate of 12% per annum to be paid in monthly installments.

Pursuant to the terms of this agreement, Mr. Haresh C. Sheth has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. Mr. Haresh C. Sheth shall be entitled to piggyback registration rights upon exercise of this conversion right.

As of September 30, 2007, the Company owes $25,919, inclusive of interest on this note.

On August 1, 2007, the Company entered into another loan agreement with Mr. Haresh C. Sheth, the Company’s Chief Financial Officer and a member of its board of directors. Under the terms of this agreement, the Company received $25,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. The loan has interest rate of 12% per annum to be paid in monthly installments.

Pursuant to the terms of this agreement, Mr. Haresh C. Sheth has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. Mr. Haresh C. Sheth shall be entitled to piggyback registration rights upon exercise of this conversion right.

As of September 30, 2007, the Company owes $25,500, inclusive of interest on this note.

Woodfield Capital Services Inc.

On July 10, 2007, the Company entered into a loan agreement with Woodfield Capital Services Inc. Under the terms of this agreement, the Company received $150,000 for a twelve (12) month term at an interest rate of 12% per annum, with interest payable on a monthly basis. Woodfield Capital Services, Inc. is a related party to this transaction, as its President is an officer and director of the Company.

Pursuant to the terms of this agreement, Woodfield Capital Services Inc. has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7)

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. Woodfield Capital Services Inc. shall be entitled to piggyback registration rights upon exercise of this conversion right.

As of September 30, 2007, the Company owes $154,084 inclusive of interest on this note.

4. EQUITY TRANSACTIONS

Common Stock

In February 2007, the Company granted as a performance base bonus to an officer of the Company options to purchase 750,000 shares of its common stock vesting over a two year period of time from the date of issuance and exercisable at the exercise price of $0.60 per share.

In February 2007, the Company issued 300,000 Shares of its common stock to outside members of its board of directors in consideration for services rendered as a member of the board. These shares were valued at $120,000 (estimated to be the fair value based on the trading price on the issuance date). As a result of the issue of shares the company debited director fees expense and credited common stock for $300 and paid in capital for $119,700.

In February 2007, the Company issued 100,000 shares of restricted common stock, valued at $35,000 (estimated to be the fair value based on the trading price on the issuance date) granted warrants to purchase 100,000 shares of its common stock, exercisable at $0.60 per share until December 31, 2009, and granted warrants to purchase 100,000 shares of its common stock, exercisable at $0.80 per share until December 31, 2009 to a consultant in exchange for services rendered.

In view of a Waiver and Release agreement entered in to with a consultant, in February 2007, the Company cancelled and returned 250,000 shares valued at $70,000 (Valued at the consideration value for the issue of shares). As a result of cancellation of these shares the Company debited common stock and additional paid in capital for $250 and $ 69,750 respectively and credited consulting expenses for $70,000.

5. UNSECURED CONVERTIBLE DEBENTURE NOTES

During the three months ended September 30, 2007, the Company raised $325,000 by issuing a one-year unsecured convertible debenture (“Debenture ” ) carrying an interest rate of 18% per annum. The Debenture provides that all the interest is payable solely in the shares of the Company ’ s common stock on the issuance date.

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

The number of shares to be issued in payment of the interest is to be calculated based upon average closing price for the Company’s common stock on NASD OTCBB for the five (5) consecutive trading days preceding the issuance date. The Company issued 165,627 shares of restricted common stock to pay the total interest of $45,000 on debentures worth $ 250,000. Interest expense was $11,250 and $12,750 for the three and nine months ended September 30, 2007 and $32,250 is included in prepaid expenses and other assets on the balance sheet. Shares for the interest on new debentures worth $175,000 are yet to be issued.

The Company is obligated to issue further 128,380 shares of common stock as payment of interest on the Debenture. The Debenture holders have the right to convert their Debenture into fully paid non-assessable shares of common stock at $0.40 and Common Stock Purchase Warrants to purchase one (1) share of restricted common stock at an exercise price of $0.60 exercisable for two (2) years after the conversion date and to purchase one (1) share of restricted common stock at an exercise price of $0.80 exercisable for three (3) years after the conversion date.

The Company extended the maturity dates of $800,000 worth of debentures, which were due to expire by September 30, 2007. The extension is for a period of thirty days or more at the option of the Company. As per the terms of extension, the interest and prinicipal amount of debentures may be repaid in cash or in stock at the option of the Company.

6. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company occupies buildings and retail space under operating lease agreements expiring on various dates through January 2012 with monthly payments ranging from approximately $1,400 to $2,800.

Certain leases include future rental escalations and renewal options.

As of September 30, 2007, future minimum payments under operating leases approximated the following:

For the year ending
December 31, 2007
2007	$34,913
2008	$222,120
2009	$135,113
2010	$75,732
2011	$60,802
Thereafter	$15,786
$544,466

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Total rent expense for the nine months ended September 30, 2007 and September 30, 2006 was $176,588 and $138,147 respectively.

Legal Matters

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance that the Company will not be sued, that any such lawsuit will not exceed our insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

From time to time, the Company may be involved in various claims, lawsuits, dispute with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. In the opinion of management, the Company is not currently involved in any litigation which it believes could have a material adverse effect on the Company’s financial position or results of operations.

8. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the nine months September 30, 2007 and 2006:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Numerator for basic and diluted loss
per common share:
Net loss to common stockholders	($722,185)	($981,085)	($2,232,531)	($3,144,983)

Denominator for basic and diluted
loss per common share:
Weighted average number of shares
outstanding	54,510,539	51,605,167	54,541,131	48,702,702

Basic and diluted loss per common
share	($0.01)	($0.02)	($0.04)	($0.06)

ASSURED PHARMACY, INC. AND SUBSIDIARIES
FORMERLY KNOWN AS eRXSYS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

9. INCOME TAXES

Due to losses incurred for the three and nine months ended September 30, 2007 and 2006, there is no current provision for income taxes.

10. SUBSEQUENT EVENTS:

On October 23, 2007, the Company entered into a loan agreement with Mr. Haresh C. Sheth Under the terms of this agreement, the Company received $50,000 for a twelve (12) month term at an interest rate of 12% per annum, with interest payable on a monthly basis.

Pursuant to the terms of this agreement, Mr. Haresh C. Sheth has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. Mr. Haresh C. Sheth shall be entitled to piggyback registration rights upon exercise of this conversion right.

On October 23, 2007, the Company entered into a loan agreement with VVPH. Under the terms of this agreement, the Company received $75,000 for a twelve (12) month term at an interest rate of 12% per annum, with interest payable on a monthly basis. VVPH is a related party to this transaction, as its President is an officer and director of the Company.

Pursuant to the terms of this agreement, VVPH has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company ’ s common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 or more than $0.80. VVPH shall be entitled to piggyback registration rights upon exercise of this conversion right.

11. RESTATEMENT OF CERTAIN EQUITY ACCOUNTS

As more fully explained in Note 5 to the Company's December 31, 2006 and 2005 consolidated financial statements included elsewhere herein, the Company executed two debt-extinguishment transactions in calendar 2005. In connection with these transactions, the former creditors returned a total of approximately 10.9 million shares of common stock to the Company’s treasury. As required by GAAP, the Company’s consolidated statement of operations for the year ended December 31, 2005 reported gain/loss on such transactions. This gain/loss was determined in part based on measuring the aforementioned shares of treasury stock at par value; thus, the Company’s accounting does not attribute any gain or loss (to any material extent) to the treasury stock elements of the transactions.

Upon further review in January 2008, management determined that GAAP which governs nonmonetary transactions requires the treasury stock described above to be accounted for at estimated fair value. As a result, the accompanying September 30, 2007 unaudited condensed consolidated balance sheet has been restated to increase both treasury stock and additional paid-in capital by approximately $2,849,000. Since GAAP prohibits the recognition of any “gain” on treasury stock transactions, this adjustment did not affect any of the Company’s consolidated statements of operations. In addition, because the aforementioned retroactive adjustment only affected equity accounts, the net impact on the Company’s previously reported total stockholders’ deficit at September 30, 2007 was nil.

13,599,250 Shares

Common Stock

________________

Prospectus

February 14, 2008

________________

          Until March 25, 2008, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.